EXHIBIT 4.3

HENRY SCHEIN INC.

NEW YORK LIFE INSURANCE COMPANY

$50,000,000 3.09% SERIES B SENIOR NOTES DUE JANUARY 20, 2022

$100,000,000 3.52% SERIES D SENIOR NOTES DUE SEPTEMBER 15, 2029

$50,000,000 2.35% SERIES E SENIOR NOTES DUE SEPTEMBER 2, 2030

$50,000,000 2.48% SERIES F SENIOR NOTES DUE JUNE 2, 2031

$25,000,000 2.58% SERIES G SENIOR NOTES DUE JUNE 2, 2033

$350,000,000 MASTER NOTE FACILITY

THIRD AMENDED AND RESTATED MASTER NOTE FACILITY

Dated October 20, 2021

Table of Contents

SECTION	HEADING	PAGE
SECTION 1.	BACKGROUND; AMENDMENT AND RESTATEMENT OF EXISTING MASTER NOTE FACILITY; AMENDMENT AND RESTATEMENT OF EXISTING NOTES; AUTHORIZATION OF ISSUE OF SHELF NOTES.	1
Section 1.1	Background	1
Section 1.2	Amendment and Restatement of Existing Master Note Facility	2
Section 1.3	Amendment and Restatement of Existing Notes	3
Section 1.4	Authorization	5

SECTION 2.	NOTE FACILITY	5

Section 2.1	Facility	5
Section 2.2	Issuance Period	5
Section 2.3	Periodic Spread Information	6
Section 2.4	Request for Purchase	6
Section 2.5	Spread Quotes	7
Section 2.6	Acceptance	7
Section 2.7	Market Disruption	8

SECTION 3.	CLOSINGS	8
Section 3.1	Facility Closings	8
Section 3.2	Facility Fee	9

SECTION 4.	CONDITIONS TO CLOSING	9

Section 4.1	Representations and Warranties	9
Section 4.2	Performance; No Default	9
Section 4.3	Compliance Certificates	9
Section 4.4	Opinions of Counsel	10
Section 4.5	Purchase Permitted By Applicable Law, Etc	10
Section 4.6	Payment of Fees and Expenses	10
Section 4.7	Private Placement Number	10
Section 4.8	Changes in Corporate Structure	10
Section 4.9	Other Conditions	10
Section 4.10	Other Shelf Agreements	11
Section 4.11	Subsidiary Guarantees	11
Section 4.12	Proceedings	11
Section 4.13	Closing Documents	11

SECTION 5.	REPRESENTATIONS AND WARRANTIES OF THE COMPANY	12

Section 5.1	Organization; Power and Authority	12
Section 5.2	Authorization	12
Section 5.3	Disclosure	12
Section 5.4	Organization and Ownership of Shares of Subsidiaries; Affiliates	13
Section 5.5	Financial Statements; Material Liabilities	13

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-ii-

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SCHEDULE A	—	INFORMATION RELATING TO PURCHASERS
SCHEDULE B	—	DEFINED TERMS
EXHIBIT 1.3(A)	—	FORM OF SERIES B NOTE
EXHIBIT 1.3(B)	—	FORM OF SERIES D NOTE
EXHIBIT 1.3(C)	—	FORM OF SERIES E NOTE
EXHIBIT 1.3(D)	—	FORM OF SERIES F NOTE
EXHIBIT 1.3(E)	—	FORM OF SERIES G NOTE
EXHIBIT 1.4	—	FORM OF SHELF NOTE
EXHIBIT 2	—	FORM OF REQUEST FOR PURCHASE
EXHIBIT 3	—	FORM OF CONFIRMATION OF ACCEPTANCE
EXHIBIT 4.3(A)	—	FORM OF OFFICER’S CERTIFICATE
EXHIBIT 4.3(B)	—	FORM OF SECRETARY’S CERTIFICATE
EXHIBIT 4.4(A)	—	FORM OF OPINION OF SPECIAL COUNSEL FOR THE COMPANY
EXHIBIT 4.4(B)	—	FORM OF OPINION OF SPECIAL COUNSEL FOR THE PURCHASERS
EXHIBIT 4.10	—	FORM OF CONFIRMATION OF SUBSIDIARY GUARANTEE
EXHIBIT 9.8	—	FORM OF SUBSIDIARY GUARANTEE
SCHEDULE 5.4	—	RESTRICTIVE AGREEMENTS
SCHEDULE 10.1	—	TRANSACTIONS WITH AFFILIATES
SCHEDULE 10.5	—	EXISTING LIENS
SCHEDULE 10.6	—	EXISTING INDEBTEDNESS

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HENRY SCHEIN, INC.

135 DURYEA ROAD

MELVILLE, NEW YORK 17747

$50,000,000 3.09% Series B Senior Notes due January 20, 2022

$100,000,000 3.52% Series D Senior Notes Due September 15, 2029

$50,000,000 2.35% Series E Senior Notes due September 2, 2030

$50,000,000 2.48% Series F Senior Notes due June 2, 2031

$25,000,000 2.58% Series G Senior Notes due June 2, 2033

$350,000,000 Master Note Facility

October 20, 2021

To	NYL Investors LLC (as successor in

Interest to New York Life Investment

Management LLC) (“New York Life”)

To	Each other New York Life Affiliate that

is or becomes party hereto (each a “Purchaser”

and collectively, the “Purchasers”)

Ladies and Gentlemen:

Henry Schein, Inc., a Delaware corporation (the “Company”), agrees with New York Life and each of the Purchasers as follows:

SECTION	1. BACKGROUND; AMENDMENT AND RESTATEMENT OF EXISTING MASTER NOTE FACILITY; AMENDMENT AND RESTATEMENT OF EXISTING NOTES; AUTHORIZATION OF ISSUE OF SHELF NOTES.

Section 1.1 Background. The Company, New York Life, the Series B Purchasers, the Series D Purchasers, the Series E Purchasers, the Series F Purchasers and the Series G Purchasers are currently parties to that certain Second Amended and Restated Master Note Facility, dated June 29, 2018, as amended by that certain First Amendment to Second Amended and Restated Master Note Facility, dated as of June 23, 2020, and that certain Second Amendment to Second Amended and Restated Master Note Facility, dated as of March 5, 2021 (as so amended, the “Existing Master Note Facility”), pursuant to which, inter alia, (a) the Company previously issued and sold to certain Purchasers, and certain Purchasers purchased from the Company, the Company’s 3.79% Series A Senior Notes in the original aggregate principal amount of $50,000,000 which matured on September 2, 2020, (b) the Company previously issued and sold to the Series B Purchasers, and the Series B Purchasers purchased from the Company, the Company’s 3.09% Series B Senior Notes due January 20, 2022, in the original aggregate principal amount of $50,000,000 (the “Existing Series B Notes”), (c) the Company previously issued and sold to certain Purchasers, and certain Purchasers purchased from the Company, the Company’s 3.19% Series C Senior Notes in the original aggregate principal amount of $50,000,000 which matured on June 2, 2021, (d) the Company previously issued and sold to the Series D Purchasers, and the Series D Purchasers purchased from the Company, the Company’s 3.52% Series D Senior Notes due September 15, 2029, in the original aggregate principal amount of $100,000,000 (the “Existing Series D Notes”), (e) the Company previously issued and sold to the Series E Purchasers, and the Series E Purchasers purchased from the Company, the Company’s 2.35% Series E Senior Notes due September 2, 2030, in the original aggregate principal amount of $50,000,000 (the “Existing Series E Notes”), (f) the Company previously issued and sold to the Series F Purchasers, and the Series F Purchasers purchased from the Company, the Company’s 2.48% Series F Senior Notes due June 2, 2031, in the original aggregate principal amount of $50,000,000 (the “Existing Series F Notes”), and (g) the Company previously issued and sold to the Series G Purchasers, and the Series G Purchasers purchased from the Company, the Company’s 2.58% Series G Senior Notes due June 2, 2033, in the original aggregate principal amount of $25,000,000 (the “Existing Series G Notes” and, together with the Existing Series B Notes, the Existing Series D Notes, the Existing Series E Notes and the Series F Notes, collectively, the “Existing Notes”).

Section 1.2 Amendment and Restatement of Existing Master Note Facility.

(a) Effective upon the Restatement Date and subject to the satisfaction of the conditions precedent in Section 4, the parties hereto hereby agree that this Agreement shall, and hereby does, amend, restate and replace in its entirety the Existing Master Note Facility which, as so amended and restated by this Agreement, continues in full force and effect without rescission or novation thereof. The parties hereto hereby acknowledge and agree that the amendments to the Existing Master Note Facility set forth herein could have been effected through an agreement or instrument amending such agreement, and for convenience, the parties hereto have agreed to restate the terms and provisions of the Existing Master Note Facility, as amended hereby, pursuant to this Agreement. Effective upon the Restatement Date, the Existing Master Note Facility will no longer have any notes outstanding (all of the Notes being outstanding under this Agreement effective on such date).

(b) Notwithstanding the foregoing, the representations and warranties of the Company set forth in Section 5 of the Existing Master Note Facility shall be deemed to survive the amendment and restatement of the Existing Master Note Facility, and the representations and warranties of the Company set forth in Section 5 of this Agreement shall be deemed to be additional representations and warranties of the Company made as of the date of this Agreement. Further, the representations and warranties of the Existing Purchasers set forth in Section 6 of the Existing Master Note Facility shall be deemed to survive the amendment and restatement of the Existing Master Note Facility.

Section 1.3 Amendment and Restatement of Existing Notes.

(a) (a) The Company hereby agrees, and subject to the satisfaction of the conditions precedent set forth in Section 4 of this Agreement, each Series B Purchaser, by its execution of this Agreement, hereby agrees and consents to the amendment and restatement in their entirety of the Existing Series B Notes, effective as of the Restatement Date, on the terms set forth in this Section 1.3(a). Each Existing Series B Note is hereby and shall be deemed to be, automatically and without any further action, amended and restated in its entirety in the form of Exhibit 1.3(a) (as so amended and restated, and as may be further amended, restated, supplemented or otherwise modified from time to time, the “Series B Notes”, such term to include any such notes issued in substitution, replacement or exchange therefore pursuant to Section 13), except that the payee, date, registration number and principal amount set forth in each Existing Series B Note shall remain the same; provided, however, at the request of any Series B Purchaser, the Company shall execute and deliver a new Series B Note or Series B Notes in the form of such Exhibit 1.3(a) in exchange for its Existing Series B Note, registered in the name of such holder, in the aggregate principal amount of the Series B Notes owing to such holder on the date hereof and dated the date of the last interest payment made to such holder in respect of its Existing Series B Notes or dated the date of such holder’s Existing Series B Notes if no interest shall have been paid thereon.

(b) The Company hereby agrees, and subject to the satisfaction of the conditions precedent set forth in Section 4 of this Agreement, each Series D Purchaser, by its execution of this Agreement, hereby agrees and consents to the amendment and restatement in their entirety of the Existing Series D Notes, effective as of the Restatement Date, on the terms set forth in this Section 1.3(b). Each Existing Series D Note is hereby and shall be deemed to be, automatically and without any further action, amended and restated in its entirety in the form of Exhibit 1.3(b) (as so amended and restated, and as may be further amended, restated, supplemented or otherwise modified from time to time, the “Series D Notes”, such term to include any such notes issued in substitution, replacement or exchange therefore pursuant to Section 13), except that the payee, date, registration number and principal amount set forth in each Existing Series D Note shall remain the same; provided, however, at the request of any Series D Purchaser, the Company shall execute and deliver a new Series D Note or Series D Notes in the form of such Exhibit 1.3(b) in exchange for its Existing Series D Note, registered in the name of such holder, in the aggregate principal amount of the Series D Notes owing to such holder on the date hereof and dated the date of the last interest payment made to such holder in respect of its Existing Series D Notes or dated the date of such holder’s Existing Series D Notes if no interest shall have been paid thereon.

(c) The Company hereby agrees, and subject to the satisfaction of the conditions precedent set forth in Section 4 of this Agreement, each Series E Purchaser, by its execution of this Agreement, hereby agrees and consents to the amendment and restatement in their entirety of the Existing Series E Notes, effective as of the Restatement Date, on the terms set forth in this Section 1.3(c). Each Existing Series E Note is hereby and shall be deemed to be, automatically and without any further action, amended and restated in its entirety in the form of Exhibit 1.3(c) (as so amended and restated, and as may be further amended, restated, supplemented or otherwise modified from time to time, the “Series E Notes”, such term to include any such notes issued in substitution, replacement or exchange therefore pursuant to Section 13), except that the payee, date, registration number and principal amount set forth in each Existing Series E Note shall remain the same; provided, however, at the request of any Series E Purchaser, the Company shall execute and deliver a new Series E Note or Series E Notes in the form of such Exhibit 1.3(c) in exchange for its Existing Series E Note, registered in the name of such holder, in the aggregate principal amount of the Series E Notes owing to such holder on the date hereof and dated the date of the last interest payment made to such holder in respect of its Existing Series E Notes or dated the date of such holder’s Existing Series E Notes if no interest shall have been paid thereon.

(d) The Company hereby agrees, and subject to the satisfaction of the conditions precedent set forth in Section 4 of this Agreement, each Series F Purchaser, by its execution of this Agreement, hereby agrees and consents to the amendment and restatement in their entirety of the Existing Series F Notes, effective as of the Restatement Date, on the terms set forth in this Section 1.3(d). Each Existing Series F Note is hereby and shall be deemed to be, automatically and without any further action, amended and restated in its entirety in the form of Exhibit 1.3(d) (as so amended and restated, and as may be further amended, restated, supplemented or otherwise modified from time to time, the “Series F Notes”, such term to include any such notes issued in substitution, replacement or exchange therefore pursuant to Section 13), except that the payee, date, registration number and principal amount set forth in each Existing Series F Note shall remain the same; provided, however, at the request of any Series F Purchaser, the Company shall execute and deliver a new Series F Note or Series F Notes in the form of such Exhibit 1.3(d) in exchange for its Existing Series F Note, registered in the name of such holder, in the aggregate principal amount of the Series F Notes owing to such holder on the date hereof and dated the date of the last interest payment made to such holder in respect of its Existing Series F Notes or dated the date of such holder’s Existing Series F Notes if no interest shall have been paid thereon.

(e) The Company hereby agrees, and subject to the satisfaction of the conditions precedent set forth in Section 4 of this Agreement, each Series G Purchaser, by its execution of this Agreement, hereby agrees and consents to the amendment and restatement in their entirety of the Existing Series G Notes, effective as of the Restatement Date, on the terms set forth in this Section 1.3(e). Each Existing Series G Note is hereby and shall be deemed to be, automatically and without any further action, amended and restated in its entirety in the form of Exhibit 1.3(e) (as so amended and restated, and as may be further amended, restated, supplemented or otherwise modified from time to time, the “Series G Notes”, such term to include any such notes issued in substitution, replacement or exchange therefore pursuant to Section 13), except that the payee, date, registration number and principal amount set forth in each Existing Series G Note shall remain the same; provided, however, at the request of any Series G Purchaser, the Company shall execute and deliver a new Series G Note or Series G Notes in the form of such Exhibit 1.3(e) in exchange for its Existing Series G Note, registered in the name of such holder, in the aggregate principal amount of the Series G Notes owing to such holder on the date hereof and dated the date of the last interest payment made to such holder in respect of its Existing Series G Notes or dated the date of such holder’s Existing Series G Notes if no interest shall have been paid thereon.

Section 1.4 Authorization of Shelf Notes. The Company may, from time to time and in accordance with the terms of this Agreement, authorize the issue of senior promissory notes (the “Shelf Notes”) in an aggregate outstanding principal amount, when taken together with the Series B Notes, the Series D Notes, the Series E Notes, the Series F Notes and the Series G Notes, not to exceed $350,000,000 (or the Dollar Equivalent in other Available Currencies) at any time, each to be dated the date of its issue, bearing interest on the unpaid balance from the date of original issuance at the rate per annum and in the Available Currency as provided by the terms of this Agreement, to mature no more than 15 years after the date of original issuance and to have an average life of no more than 12 years after the date of original issuance. Each Shelf Note will also be subject to the other terms of that Note as described in the Confirmation of Acceptance for the Note delivered pursuant to Section 2.6. Each Shelf Note will be substantially in the form attached as Exhibit 1.4. The term “Note” and “Notes” as used in this Agreement includes the Series B Notes, the Series D Notes, the Series E Notes, the Series F Notes, the Series G Notes and each Shelf Note delivered pursuant to any provision of this Agreement and each Note delivered in substitution or exchange for any Note pursuant to any such provision. Notes that have (a) the same final maturity, (b) the same principal prepayment dates, (c) the same principal prepayment amounts (as a percentage of the original principal amount of each Note), (d) the same interest rate, (e) the same interest payment periods, (f) the same currency specification, and (g) the same date of issuance (which, in the case of a Note issued in exchange for another Note, is deemed for these purposes the date on which such Note’s ultimate predecessor Note was issued), are a “Series” of Notes.

SECTION 2. NOTE FACILITY.

Section 2.1 Facility. New York Life is willing to consider from time to time, in its sole discretion and within limits that may be authorized for purchase by New York Life and New York Life Affiliates, the purchase of Notes pursuant to this Agreement. The willingness of New York Life to consider such purchase of Notes is the “Facility.” NOTWITHSTANDING THE WILLINGNESS OF NEW YORK LIFE TO CONSIDER PURCHASES OF SHELF NOTES BY NEW YORK LIFE OR NEW YORK LIFE AFFILIATES, THIS AGREEMENT IS ENTERED INTO ON THE EXPRESS UNDERSTANDING THAT NEITHER NEW YORK LIFE NOR ANY NEW YORK LIFE AFFILIATE WILL BE OBLIGATED TO MAKE OR ACCEPT OFFERS TO PURCHASE SHELF NOTES, OR, EXCEPT AS EXPRESSLY SET FORTH IN THIS SECTION 2, TO QUOTE RATES, SPREADS OR OTHER TERMS WITH RESPECT TO SPECIFIC PURCHASES OF SHELF NOTES, AND THE FACILITY IS NOT TO BE CONSTRUED AS A COMMITMENT BY NEW YORK LIFE OR ANY NEW YORK LIFE AFFILIATE.

Section 2.2 Issuance Period. Notes may be issued and sold pursuant to this Agreement until the earlier of:

(a) October 20, 2026 (or if such day is not a Business Day, the Business Day next succeeding such day);

(b) the thirtieth day after New York Life gives to the Company, or the Company gives to New York Life, written notice stating that it elects to terminate the issuance and sale of Notes pursuant to this Agreement (or if such thirtieth day is not a Business Day, the Business Day next preceding such thirtieth day);

(c) the Closing Date after which there is no Available Facility Amount;

(d) the termination of the Facility under Section 12.1 of this Agreement; and

(e) the acceleration of any Note under Section 12.1 of this Agreement.

The period during which Notes may be issued and sold pursuant to this Agreement is the “Issuance Period.”

Section 2.3 Periodic Spread Information. On any Business Day during the Issuance Period and when an Available Facility Amount exists, the Company may request by e-mail or telephone to New York Life, and New York Life will, to the extent reasonably practicable, provide to the Company on that Business Day (if such request is received not later than 9:30 A.M.) or on the following Business Day (if such request is received after 9:30 A.M.) information by e-mail or telephone with respect to various spreads at which New York Life Affiliates might be interested in purchasing Notes of different average lives. The Company, however, will not make such a request more frequently than once in every Business Day or such other period as mutually agreed to by the Company and New York Life. The amount and content of information to be provided is in the sole discretion of New York Life, but it is the intent of New York Life to provide information that will be of use to the Company in determining whether to submit a Request for Purchase under Section 2.4. The delivery of the information requested is not an offer to purchase Notes, and neither New York Life nor any New York Life Affiliate is obligated to purchase Notes at the spreads specified. New York Life may suspend or terminate providing information pursuant to this Section 2.3 for any reason in its sole discretion, including its determination that the credit quality of the Company has declined since the date of this Agreement.

Section 2.4 Request for Purchase. The Company may, from time to time during the Issuance Period, make requests for purchases of Notes (each request is called a “Request for Purchase”). Each Request for Purchase will be made to New York Life by fax, e-mail or overnight delivery service, and must:

(a) specify the currency (which shall be an Available Currency) of the Notes covered thereby;

(b) specify the aggregate principal amount of Notes covered by the Request for Purchase, in an amount not less than $20,000,000 (or its equivalent in another Available Currency) and not greater than the Available Facility Amount at the time the Request for Purchase is made;

(c) specify the principal amounts, final maturities (which are no more than 15 years from the date of issuance), average life (which is no more than 12 years from the date of issuance) and principal prepayment dates (if any) of the Notes covered by the Request for Purchase;

(d) specify whether interest payments on such Notes are to be made quarterly or semi-annually in arrears;

(e) specify the use or uses of proceeds of such Notes;

(f) specify the proposed Closing Date for such Notes, which will be a Business Day during the Issuance Period not less than 10 days and not more than 20 days (or as otherwise agreed) after the making of that Request for Purchase;

(g) certify that the representation and warranties contained in Section 5 are true in all material respects (other than (i) those representations and warranties that are expressly qualified by a Material Adverse Effect, in which case such representations and warranties shall be true and correct in all respects and (ii) with respect to Section 5.8, as disclosed in the Company’s Quarterly Report on Form 10-Q or in the Company’s Annual Report on Form 10-K most recently filed with the Securities and Exchange Commission, provided that such Form 10-Q or Form 10-K, as applicable, was filed at least five (5) Business Days prior to the date of such Request for Purchase) on and as of the date of such Request for Purchase and that there exists on the date of such Request for Purchase no Default or Event of Default; and

(h) be substantially in the form of the attached Exhibit 2.

Each Request for Purchase must be in writing and will be deemed made when received by New York Life.

Section 2.5 Spread Quotes. Not later than five Business Days after New York Life receives a Request for Purchase pursuant to Section 2.4, New York Life may, but is under no obligation to, provide to the Company by telephone or e-mail, in each case between 9:30 A.M. and 1:30 P.M. (or such later time as New York Life may elect) quotes for interest rate spreads for the several currencies, principal amounts, maturities, principal prepayment schedules, and interest payment periods (whether quarterly or semi-annually) of Notes specified in that Request for Purchase. Each quote will represent the interest rate spread per annum at which a New York Life Affiliate would be willing to purchase such Notes at 100% of the principal amount thereof, over the yield to maturity (a) in the case of Notes to be denominated in Dollars, on the on-the-run U.S. treasury security with a maturity corresponding to the average life of such Notes or in the absence of a single such U.S. treasury security, over the linearly interpolated yield to maturity on two such U.S. treasury securities with maturities on either side of the average life of such Notes, and (b) in the case of Notes to be denominated in an Available Currency other than Dollars, on the relevant government security with a maturity corresponding to the average life of such Notes or in the absence of a single such security, over the linearly interpolated yield to maturity on two such securities with maturities on either side of the average life of such Notes.

Section 2.6 Acceptance. By 11 a.m. on next Business Day after New York Life provides interest rate spread quotes pursuant to Section 2.5 or such shorter period as New York Life may specify to the Company (such period, the “Acceptance Window”), the Company may, subject to Section 2.7, elect to accept those quotes as to not less than $20,000,000 (or its equivalent in another Available Currency) aggregate principal amount of the Notes specified in the related Request for Purchase. Each election must be made by a Responsible Officer of the Company, notifying New York Life by telephone or e-mail within the Acceptance Window that the Company elects to accept a spread quote, specifying the Notes (each such Note being an “Accepted Note”) as to which such acceptance (the “Acceptance”) relates. By the close of business on the day of such Acceptance or as mutually agreed between such parties, the Company and New York Life shall agree (and shall each be required to agree based on customary interest rate determination practices) on the interest rate for the Accepted Notes based on such spread quote. The day an interest rate is agreed with respect to Accepted Notes is the “Acceptance Day” for such Accepted Notes. Any quotes as to which New York Life does not receive an Acceptance within the Acceptance Window or which do not result in an agreement as to an interest rate will expire, and no purchase or sale of Notes will be made based on those expired quotes. Subject to Section 2.7 and the other terms and conditions of this Agreement with respect to the applicable Closing Date, the Company will sell to New York Life or a New York Life Affiliate, and New York Life or a New York Life Affiliate will purchase the Accepted Notes at 100% of the principal amount of those Accepted Notes, which purchase price shall be paid in the Available Currency in which such Notes are denominated. Within three Business Days following the Acceptance Day, New York Life will deliver to the Company a duly completed and executed confirmation of the Acceptance substantially in the form of Exhibit 3 (the “Confirmation of Acceptance”). If the Company does not execute and deliver such Confirmation of Acceptance within four Business Days following the Acceptance Day, New York Life or any New York Life Affiliate may, at its election, cancel the purchase and sale with respect to those Accepted Notes by notifying the Company in writing.

Section 2.7 Market Disruption. Notwithstanding any other provision of this Agreement, if New York Life provides quotes pursuant to Section 2.5, and a Market Disruption occurs prior to agreement of the interest rate for Accepted Notes in accordance with Section 2.6, then such quotes will expire, and no purchase or sale of Notes will be made (or be required to be made) based on those expired quotes. If after the occurrence of any such Market Disruption the Company notifies New York Life of the Acceptance of such quotes, such Acceptance will be ineffective for all purposes of this Agreement, and New York Life will promptly notify the Company that the provisions of this Section 2.7 are applicable with respect to such Acceptance. “Market Disruption” means the occurrence of any of the following: (a) (i) the domestic market for U.S. Treasury securities has closed or (ii) a general suspension, or significant disruption of trading in securities generally on the New York Stock Exchange or in the domestic market for U.S. Treasury securities or (b) in the case of Notes to be denominated in an Available Currency other than Dollars, the markets for the relevant government securities (which in the case of the Euro, shall be the German Bund) or the Euro Mid-Swap or the spot and forward currency market, the financial futures market or the interest rate swap market shall have closed or there shall have occurred a general suspension, material limitation, or significant disruption of trading.

SECTION 3. CLOSINGS.

Section 3.1 Facility Closings. Not later than 11:30 A.M. (New York City local time) on the Closing Date for any Accepted Notes, the Company will deliver to each Purchaser the Accepted Notes to be purchased by such Purchaser in the form of one or more Notes in authorized denominations as such Purchaser may request in writing. The Accepted Notes will be dated the Closing Date and registered in the Purchaser’s name (or in the name of its designated nominee or nominees, if any), delivered against payment of the purchase price thereof by transfer of immediately available funds in the Available Currency for such Notes. If the Company fails to tender an Accepted Note prior to 11:30 A.M. (New York City local time) on the scheduled Closing Date for those Accepted Notes or on such other Business Day thereafter during the Issuance Period as may be agreed upon by the Company and New York Life or any of the conditions specified in Section 4 are not fulfilled by such time, New York Life and each Purchaser may cancel such purchase and sale, without waiving any rights that New York Life or such Purchaser may have by reason of such failure or non-fulfillment, including any right pursuant to Section 15.1 to require payment of reasonable, documented and invoiced transaction expenses by the Company. The Restatement Closing and each Shelf Closing are hereafter sometimes each referred to as a “Closing.”

Section 3.2 Facility Fee. On the date of this Agreement, the Company will pay to New York Life in immediately available funds a mutually agreed upon fee (the “Facility Fee”).

SECTION 4. CONDITIONS TO CLOSING.

The obligations of New York Life and the Existing Purchasers to enter into this Agreement to amend and restate the Existing Master Note Facility and the Existing Notes and to make the Facility available to the Company is subject to the satisfaction, on or before the Restatement Date, of the conditions set forth in this Section 4 (other than the conditions set forth in Sections 4.5 and 4.7). Each Purchaser’s obligation to purchase and pay for the Notes to be sold to such Purchaser at any Closing is subject to the fulfillment to such Purchaser’s reasonable satisfaction, prior to or at such Closing, of the conditions set forth in this Section 4 (other than, with respect to any Closing other than the Restatement Closing, Section 4.10).

Section 4.1 Representations and Warranties. The representations and warranties of the Company in this Agreement shall be correct in all material respects (other than those representations and warranties that are expressly qualified by a Material Adverse Effect, in which case such representations and warranties shall be true and correct in all respects) when made and at the time of such Closing, except (i) to the extent that such representations and warranties specifically refer to an earlier date, in which case they shall be true and correct (in all material respects as applicable) as of such earlier date and (ii) with respect to Section 5.8, as disclosed in the Company’s Quarterly Report on Form 10-Q or in the Company’s Annual Report on Form 10-K most recently filed with the Securities and Exchange Commission, provided that, in the case of any Shelf Closing, such Form 10-Q or Form 10-K, as applicable, was filed at least five (5) Business Days prior to the execution of the Request for Purchase and Confirmation of Acceptance in connection with such Shelf Closing.

Section 4.2 Performance; No Default. The Company shall have performed and complied in all material respects with all agreements and conditions contained in this Agreement required to be performed or complied with by it prior to or at such Closing and, after giving effect to the issue and sale of the Notes (in the case of any Closing other than the Restatement Closing) to be purchased (and the application of the proceeds thereof as contemplated by the related Request for Purchase), no Default or Event of Default shall have occurred and be continuing.

Section 4.3 Compliance Certificates.

(a) Officer’s Certificate. The Company shall have delivered to such Purchaser an Officer’s Certificate, dated the date of such Closing, certifying that the conditions specified in Sections 4.1, 4.2 and 4.8 have been fulfilled, substantially in the form attached hereto as Exhibit 4.3(a).

(b)    Secretary’s Certificate. The Company shall have delivered to such Purchaser a certificate of its Secretary or an Assistant Secretary, dated the date of such Closing, certifying as to the resolutions attached thereto, incumbency of applicable officers and other corporate proceedings relating to the authorization, execution and delivery of the Notes and this Agreement, substantially in the form attached hereto as Exhibit 4.3(b).

Section 4.4 Opinions of Counsel. Such Purchaser shall have received opinions in form and substance reasonably satisfactory to such Purchaser, dated the date of such Closing (a) from Proskauer Rose LLP (or successor counsel), special counsel for the Company, covering the matters set forth in Exhibit 4.4(a) and covering such other matters incident to the transactions contemplated hereby as such Purchaser or its counsel may reasonably request (and the Company hereby instructs its counsel to deliver such opinion to the Purchasers) and (b) from Akin Gump Strauss Hauer & Feld LLP (or successor counsel), the Purchasers’ special counsel in connection with such transactions, covering the matters set forth in Exhibit 4.4(b) and covering such other matters incident to such transactions as such Purchaser may reasonably request.

Section 4.5 Purchase Permitted By Applicable Law, Etc. On the date of such Closing such Purchaser’s purchase of Notes shall (a) be permitted by the laws and regulations of each jurisdiction to which such Purchaser is subject, without recourse to provisions (such as section 1405(a)(8) of the New York Insurance Law) permitting limited investments by insurance companies without restriction as to the character of the particular investment, and (b) not violate any applicable law or regulation (including, without limitation, Regulation T, U or X of the Board of Governors of the Federal Reserve System).

Section 4.6 Payment of Fees and Expenses. Without limiting the provisions of Section 15.1, the Company shall have paid to New York Life and each Purchaser on or before such Closing any fees due it pursuant to or in connection with this Agreement. Without limiting the provisions of Section 15.1, the Company shall have paid on or before the Restatement Date and each such Closing reasonable, documented and invoiced fees, charges and disbursements of the Purchasers’ special counsel referred to in Section 4.4 to the extent reflected in a statement of such counsel rendered to the Company at least one Business Day prior to such Closing.

Section 4.7 Private Placement Number. A Private Placement Number issued by Standard & Poor’s CUSIP Service Bureau (in cooperation with the SVO) shall have been obtained for the Notes to be purchased.

Section 4.8 Changes in Corporate Structure. Following the date of the most recent financial statements referred to in Section 5.5, except as otherwise permitted pursuant to Section 10.2, the Company shall not have changed its jurisdiction of incorporation or organization, as applicable, or been a party to any merger or consolidation or succeeded to all or any substantial part of the liabilities of any other entity.

Section 4.9 Other Conditions. Any special conditions to such purchase which may be specified by New York Life and agreed to by the Company at or prior to the time of the Confirmation of Acceptance, such as repayment of existing Indebtedness, shall have been fulfilled.

Section 4.10 Other Shelf Agreements and the Credit Agreement. New York Life and each Existing Purchaser shall have received executed copies of the Prudential Shelf Agreement, the MetLife Note Agreement, the AIG Shelf Agreement and the Credit Agreement, along with all amendments thereof, in each case, in form and substance reasonably satisfactory to New York Life and such Existing Purchaser.

Section 4.11 Subsidiary Guarantees. At the time of each Closing, (a) each Subsidiary that is required to become a Subsidiary Guarantor pursuant to the terms of Section 9.8 hereof shall have executed and delivered to New York Life a Subsidiary Guarantee in favor of the holders from time to time of the Notes (and such Subsidiary Guarantee shall be in full force and effect) and shall have otherwise complied with the requirements of Section 9.8, and (b) each existing Subsidiary Guarantor shall have delivered to the Purchasers a confirmation of subsidiary guarantee substantially in the form of Exhibit 4.10 hereto executed by each such Subsidiary Guarantor.

Section 4.12 Proceedings. All corporate or similar authorizations by the Company and each Guarantor required for the issuance, purchase and sale of the Notes by the Company and for the execution, delivery and performance of all documents and instruments required to consummate such transactions shall be reasonably satisfactory to such Purchaser and its special counsel.

Section 4.13 Closing Documents. Such Purchaser shall have received the following, each dated the Closing Date and in form and substance reasonably satisfactory to such Purchaser:

(a) In the case of any Closing (other than the Restatement Closing), contemporaneously the Note(s) to be purchased by such Purchaser, duly executed by a Responsible Officer of the Company.

(b) A good standing certificate for the Company from the Secretary of State of Delaware, and from each Guarantor from the Secretary of State of the state of its organization, in each case dated of a recent date and such other evidence of the status of the Company as the Purchaser may reasonably request.

(c) Duly executed counterparts to a Subsidiary Guarantee, or a reaffirmation of the Subsidiary Guarantee previously executed by such Subsidiary, in a form acceptable to such Purchaser from each Subsidiary of the Company that is either (x) a guarantor of the obligations of the Company or any Subsidiary under a Principal Credit Facility, (y) a borrower or other obligor under a Principal Credit Facility or (z) a guarantor of other Notes.

(d) Such documents and certifications as the Purchasers may reasonably require at least 3 Business Days prior to the Closing Date to evidence that the Company and each Guarantor is duly organized or formed.

(e) All such counterpart originals or certified or other copies of such documents as such Purchaser or such Purchaser’s special counsel may reasonably request at least 3 Business Days in advance of the Closing Date.

SECTION 5. REPRESENTATIONS AND WARRANTIES OF THE COMPANY.

New York Life, the Purchasers and the holders of the Notes recognize and acknowledge that the Company may supplement the following representations and warranties in this Section 5, including the Schedules related thereto, pursuant to a Request for Purchase; provided that (i) no such supplement to any representation or warranty applicable to any particular Closing Date shall change or otherwise modify or be deemed or construed to change or otherwise modify any representation or warranty given on any other Closing Date or any determination of the falseness or inaccuracy thereof pursuant to Section 11(e), and (ii) no supplement to Section 5.3 as to any particular Closing Date shall be made after the Company makes a Request for Purchase in respect of such Closing Date. The Company represents and warrants to each Purchaser that:

Section 5.1 Organization; Power and Authority. The Company is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation, and is duly qualified as a foreign corporation, where legally applicable, and is in good standing in each jurisdiction in which such qualification is required by law, other than those jurisdictions as to which the failure to be so qualified or in good standing could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. The Company has the corporate power and authority, in all material respects, to own or hold under lease the properties it purports to own or hold under lease, to transact the business it transacts, to execute and deliver this Agreement and the Notes and to perform the provisions hereof and thereof.

Section 5.2 Authorization, Etc. This Agreement and the Notes have been duly authorized by all necessary corporate action on the part of the Company, and this Agreement constitutes, and upon execution and delivery thereof each Note will constitute, a legal, valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except as such enforceability may be limited by (i) applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors’ rights generally and (ii) general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

Section 5.3 Disclosure. This Agreement and the documents, certificates or other writings (including the financial statements described in Section 5.5 and the financial statements provided pursuant to the terms hereof) delivered to the Purchasers by or on behalf of the Company in connection with the transactions contemplated hereby (this Agreement and such documents, certificates or other writings and financial statements delivered to each Purchaser prior to the date of delivery of the applicable Request for Purchase being referred to, collectively, as the “Disclosure Documents”), taken as a whole, do not contain any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein not misleading in light of the circumstances under which they were made. Except as disclosed in the Disclosure Documents, since the end of the most recent fiscal year for which audited financial statements have been furnished there has been no change in the financial condition, operations, business or properties of the Company or any Subsidiary except changes that individually or in the aggregate could not reasonably be expected to have a Material Adverse Effect. There is no fact known to the Company that could reasonably be expected to have a Material Adverse Effect that has not been set forth herein or in the Disclosure Documents. For the purposes of this Section 5.3, the Disclosure Documents shall be deemed to include all filings made with, or furnished to, the

Securities and Exchange Commission by the Company pursuant to sections 13 or 15(d) of the Exchange Act, and the Company shall be deemed to have made delivery of any such Disclosure Document if it shall have timely made such Disclosure Document available on the Securities and Exchange Commission’s Electronic Data Gathering Analysis, and Retrieval system, or its successor thereto (“EDGAR”).

Section 5.4 Organization and Ownership of Shares of Subsidiaries; Affiliates.

(a) Each Subsidiary is a corporation or other legal entity duly organized, validly existing and in good standing under the laws of its jurisdiction of organization, and is duly qualified as a foreign corporation or other legal entity and, where legally applicable, is in good standing in each jurisdiction in which such qualification is required by law, other than those jurisdictions as to which the failure to be so qualified or in good standing could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. Each such Subsidiary has the corporate or other power and authority, in all material respects, to own or hold under lease the properties it purports to own or hold under lease and to transact the business it transacts.

(b) No Subsidiary is a party to, or otherwise subject to any Material legal, regulatory, contractual or other restriction (other than this Agreement, the agreements listed on Schedule 5.4, organizational documents of Subsidiaries that are joint ventures to the extent such documents restrict the ability of such Subsidiaries to pay dividends or make similar distributions, agreements governing Indebtedness of Subsidiaries that are joint ventures owed to the Company or any other lender provided the Company is the administrative agent (or equivalent role) thereunder to the extent such agreements restrict the ability of such Subsidiaries to pay dividends or make similar distributions, and customary limitations imposed by corporate law or similar statutes) restricting the ability of such Subsidiary to pay dividends out of profits or make any other similar distributions of profits to the Company or any of its Subsidiaries that owns outstanding shares of capital stock or similar equity interests of such Subsidiary.

Section 5.5 Financial Statements; Material Liabilities. The Company has delivered to each Existing Purchaser and each Purchaser of any Accepted Notes the following financial statements identified by a principal financial officer of the Company: (i) consolidating and consolidated balance sheets of the Company and its consolidated Subsidiaries as at the last day of each of the three fiscal years of the Company most recently completed prior to the date as of which this representation is made or repeated to such Purchaser (other than fiscal years completed within 90 days prior to such date for which audited financial statements have not been released) and consolidating and consolidated statements of operations, cash flows and stockholders’ equity of the Company and its consolidated Subsidiaries for each such year, all reported on by BDO Seidman, LLP and (ii) consolidating and consolidated balance sheets of the Company and its consolidated Subsidiaries as at the end of the quarterly period (if any) most recently completed prior to such date and after the end of such fiscal year (other than quarterly periods completed within 45 days prior to such date for which financial statements have not been released) and the comparable quarterly period in the preceding fiscal year and consolidating and consolidated statements of operations, cash flows and stockholders’ equity for the periods from the beginning of the fiscal years in which such quarterly periods are included to the end of such quarterly periods, prepared by the Company. All of said financial statements (including in each case the related schedules and notes) fairly present in all material respects the consolidated financial position of the Company and its Subsidiaries as of the respective dates thereof and the consolidated results of their operations and cash flows for the respective periods indicated and have been prepared in accordance with GAAP consistently applied throughout the periods involved except as set forth in the notes thereto (subject, in the case of any interim financial statements, to normal, recurring, year-end audit adjustments and the absence of GAAP notes thereto). The Company shall be deemed to satisfy the delivery requirements of this Section 5.5 if the Company’s Annual Report on Form 10-K or Quarterly Report on Form 10-Q, as applicable, each prepared in accordance with the requirements therefor and filed with the Securities and Exchange Commission, are made available on EDGAR.

Section 5.6 Compliance with Laws, Other Instruments, Etc. The execution, delivery and performance by the Company of this Agreement and the Notes will not:

(a) contravene, result in any breach of, or constitute a default under, or result in the creation of any Lien in respect of any property of the Company or any Subsidiary under, (i) the corporate charter or by-laws of the Company or any Subsidiary, or (ii) any Material indenture, mortgage, deed of trust, loan, purchase or credit agreement, lease, or any other Material agreement or instrument to which the Company or any Subsidiary is bound or by which the Company or any Subsidiary or any of their respective properties may be bound or affected;

(b) conflict with or result in a breach of any of the terms, conditions or provisions of any order, judgment, decree, or ruling of any court, arbitrator or Governmental Authority applicable to the Company or any Subsidiary; or

(c) violate any provision of any statute or other rule or regulation of any Governmental Authority applicable to the Company or any Subsidiary,

except for any such contravention, breach, default, creation of a Lien, conflict or violation described in any of clauses (b), and (c) above which, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect.

Section 5.7 Governmental Authorizations, Etc. No consent, approval or authorization of, or registration, filing or declaration with, any Governmental Authority is required in connection with the execution, delivery or performance by the Company of this Agreement or the Notes, except such filings as might be required to perfect any Liens granted to the holders of the Notes.

Section 5.8 Litigation; Observance of Agreements, Statutes and Orders.

(a) There are no actions, suits, investigations or proceedings pending or, to the knowledge of the Company, threatened against the Company or any Subsidiary or any property of the Company or any Subsidiary in any court or before any arbitrator of any kind or before or by any Governmental Authority (i) with respect to any of the Note Documents or any of the transactions contemplated hereby or thereby, or (ii) except as set forth in the Company’s Quarterly Report on Form 10-Q or in the Company’s Annual

Report on Form 10-K, in each case, most recently filed with the Securities and Exchange Commission, provided that, in the case of any Shelf Closing, such Form 10-Q or Form 10-K, as applicable, was filed at least five (5) Business Days prior to the execution of the Request for Purchase and Confirmation of Acceptance in connection with such Shelf Closing, (x) as to which there is a reasonable likelihood of an adverse determination and (y) that, if adversely determined, would, individually or in the aggregate, have a Material Adverse Effect.

(b) Neither the Company nor any Subsidiary is in default under any term of any agreement or instrument to which it is a party or by which it is bound, or any order, judgment, decree or ruling of any court, arbitrator or Governmental Authority or is in violation of any applicable law, ordinance, rule or regulation (including, without limitation, Environmental Laws or the USA Patriot Act) of any Governmental Authority, which default or violation, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect.

Section 5.9 Taxes. The Company and its Subsidiaries have filed all material tax returns that are required to have been filed in any jurisdiction, and have paid all taxes shown to be due and payable on such returns and all other taxes and assessments levied upon them or their properties, assets, income or franchises, to the extent such taxes and assessments have become due and payable and before they have become delinquent, except for any taxes and assessments (i) the amount of which is not individually or in the aggregate Material or (ii) the amount, applicability or validity of which is currently being contested in good faith by appropriate proceedings and with respect to which the Company or a Subsidiary, as the case may be, has established adequate reserves in accordance with GAAP.

Section 5.10 Title to Property; Leases. Each of the Company and its Subsidiaries have good record and marketable title in fee simple to, or valid leasehold interests in, all real property necessary and used in the ordinary conduct of its business, except for such defects in title as could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

Section 5.11 Licenses, Permits, Etc.

(a) The Company and its Subsidiaries own or possess in all material respects all licenses, permits, franchises, authorizations, patents, copyrights, proprietary software, service marks, trademarks and trade names, or rights thereto, that individually or in the aggregate are Material, without known conflict with the rights of others except for such conflicts as could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(b) To the best knowledge of the Company, no product of the Company or any of its Subsidiaries infringes any license, permit, franchise, authorization, patent, copyright, proprietary software, service mark, trademark, trade name or other right owned by any other Person in any respect that, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect.

(c) To the best knowledge of the Company, there is no violation by any Person of any right of the Company or any of its Subsidiaries with respect to any patent, copyright, proprietary software, service mark, trademark, trade name or other right owned or used by the Company or any of its Subsidiaries that, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect.

Section 5.12 Compliance with ERISA.

(a) The Company and each ERISA Affiliate have operated and administered each Plan in compliance with all applicable laws except for such instances of noncompliance as have not resulted in and could not reasonably be expected to result in a Material Adverse Effect. Neither the Company nor any ERISA Affiliate has incurred any liability pursuant to Title I or IV of ERISA or the penalty or excise tax provisions of the Code relating to employee benefit plans (as defined in section 3 of ERISA), and no event, transaction or condition has occurred or exists that could reasonably be expected to result in the incurrence of any such liability by the Company or any ERISA Affiliate, or in the imposition of any Lien on any of the rights, properties or assets of the Company or any ERISA Affiliate, in either case pursuant to Title I or IV of ERISA or to section 430(k) of the Code or to any such penalty or excise tax provisions under the Code or section 4068 of ERISA, other than such liabilities or Liens as would not be individually or in the aggregate Material.

(b) The present value of the aggregate benefit liabilities under each of the Plans (other than Multiemployer Plans), determined as of the end of such Plan’s most recently ended plan year on the basis of the actuarial assumptions specified for funding purposes in such Plan’s most recent actuarial valuation report, did not exceed the aggregate current value of the assets of such Plan allocable to such benefit liabilities by an amount that could reasonably be expected to result in a Material Adverse Effect. The term “benefit liabilities” has the meaning specified in section 4001 of ERISA and the terms “current value” and “present value” have the meaning specified in section 3 of ERISA.

(c) The Company and its ERISA Affiliates have not incurred withdrawal liabilities (and are not subject to contingent withdrawal liabilities) under section 4201 or 4204 of ERISA in respect of Multiemployer Plans that individually or in the aggregate are Material.

(d) The expected postretirement benefit obligation (determined as of the last day of the Company’s most recently ended fiscal year in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 715-60, without regard to liabilities attributable to continuation coverage mandated by section 4980B of the Code) of the Company and its Subsidiaries is not Material or has otherwise been disclosed in the most recent audited financial statements.

(e) The execution and delivery of this Agreement and the issuance and sale of the Notes hereunder will not involve any transaction that is subject to the prohibitions of section 406 of ERISA or in connection with which a tax could be imposed pursuant to section 4975(c)(1)(A)-(D) of the Code. The representation by the Company to each Purchaser in the first sentence of this Section 5.12(e) is made in reliance upon and subject to the accuracy of such Purchaser’s representation in Section 6.2 as to the sources of the funds to be used to pay the purchase price of the Notes to be purchased by such Purchaser.

Section 5.13 Private Offering by the Company. Prior to such Closing Date, neither the Company nor anyone acting on its behalf has offered the Notes or any similar securities for sale to, or solicited any offer to buy any of the same from, or otherwise approached or negotiated in respect thereof with, any person other than the Purchasers and other Institutional Investors, each of which has been offered the Notes at a private sale for investment. Neither the Company nor anyone acting on its behalf has taken, or will take, any action that would subject the issuance or sale of the Notes to the registration requirements of Section 5 of the Securities Act or to the registration requirements of any securities or blue sky laws of any applicable jurisdiction.

Section 5.14 Use of Proceeds; Margin Regulations. The proceeds of the sale of the Existing Notes were used as set forth in the applicable Request for Purchase (as defined in the Existing Master Note Facility or the First Amended and Restated Master Note Facility or the Initial Master Note Facility, as applicable). The Company will apply the proceeds of the sale of the Shelf Notes as set forth in the applicable Request for Purchase. No part of the proceeds from the sale of the Notes hereunder will be used, directly or indirectly, for the purpose of buying or carrying any margin stock within the meaning of Regulation U of the Board of Governors of the Federal Reserve System (12 CFR 221), or for the purpose of buying or carrying or trading in any securities under such circumstances as to involve the Company in a violation of Regulation X of said Board (12 CFR 224) or to involve any broker or dealer in a violation of Regulation T of said Board (12 CFR 220). Margin stock does not constitute more than 15 % of the value of the consolidated assets of the Company and its Subsidiaries and the Company does not have any present intention that margin stock will constitute more than 15% of the value of such assets. As used in this Section, the terms “margin stock” and “purpose of buying or carrying” shall have the meanings assigned to them in said Regulation U.

Section 5.15 Existing Indebtedness. Neither the Company nor any of its Subsidiaries has outstanding any Indebtedness except as permitted by Section 10.6.

Section 5.16 Foreign Assets Control Regulations, Etc.

(a) Neither the Company nor any Subsidiary (i) is a Blocked Person, (ii) has been notified that its name appears or may in the future appear on a State Sanctions List or (iii) is a target of sanctions that have been imposed by the United Nations or the European Union.

(b) Neither the Company nor any Subsidiary (i) has violated, been found in violation of, or been charged or convicted under, any applicable U.S. Economic Sanctions Laws, Anti-Money Laundering Laws or Anti-Corruption Laws or (ii) to the Company’s knowledge, is under investigation by any Governmental Authority for possible violation of any U.S. Economic Sanctions Laws, Anti-Money Laundering Laws or Anti-Corruption Laws.

(c) No part of the proceeds from the sale of the Notes hereunder:

(i) constitutes or will constitute funds obtained on behalf of any Blocked Person or will otherwise be used by the Company or any Subsidiary, directly or, to the knowledge of the Company, indirectly, (A) in connection with any investment in, or any transactions or dealings with, any Blocked Person, (B) for any purpose that would cause any Purchaser to be in violation of any applicable U.S. Economic Sanctions Laws or (C) otherwise in violation of any applicable U.S. Economic Sanctions Laws;

(ii) will be used, directly or, to the knowledge of the Company, indirectly, in violation of, or cause any Purchaser to be in violation of, any applicable Anti-Money Laundering Laws; or

(iii) will be used, directly or indirectly, for the purpose of making any improper payments, including bribes, to any Governmental Official or commercial counterparty in order to obtain, retain or direct business or obtain any improper advantage, in each case which would be in violation of, or cause any Purchaser to be in violation of, any applicable Anti-Corruption Laws.

(d) The Company has implemented and maintains in effect policies and procedures designed to ensure that the Company and each Subsidiary is and will continue to be in compliance with all applicable U.S. Economic Sanctions Laws, Anti-Money Laundering Laws and Anti-Corruption Laws.

Section 5.17 Status under Certain Statutes. Neither the Company nor any Subsidiary is governed by the Investment Company Act of 1940, as amended, the ICC Termination Act of 1995, as amended, or the Federal Power Act, as amended.

Section 5.18 Environmental Matters.

(a) Neither the Company nor any Subsidiary has actual knowledge of any claim or has received any notice of any claim, and no proceeding has been instituted raising any claim against the Company or any of its Subsidiaries or any of their respective real properties now or formerly owned, leased or operated by any of them or other assets, alleging any damage to the environment or violation of any Environmental Laws, except, in each case, such as could not reasonably be expected to result in a Material Adverse Effect.

(b) Neither the Company nor any Subsidiary has actual knowledge of any facts which would give rise to any claim, public or private, of violation of Environmental Laws or damage to the environment emanating from or occurring on real properties now or formerly owned, leased or operated by any of them or to other assets or their use, except, in each case, such as could not reasonably be expected to result in a Material Adverse Effect.

(c) Neither the Company nor any Subsidiary has stored any Hazardous Materials on real properties now or formerly owned, leased or operated by any of them and has not disposed of any Hazardous Materials in a manner contrary to any Environmental Laws in each case in any manner that could reasonably be expected to result in a Material Adverse Effect.

(d) All buildings on all real properties now owned, leased or operated by the Company or any Subsidiary are in compliance with applicable Environmental Laws, except where failure to comply could not reasonably be expected to result in a Material Adverse Effect.

Section 5.19 Ranking of Obligations. The Company’s payment obligations under this Agreement and the Notes will, upon issuance of the Notes, rank at least pari passu, without preference or priority, with all other unsecured and unsubordinated Indebtedness of the Company.

SECTION 6. REPRESENTATIONS OF THE PURCHASERS.

Section 6.1 Purchase for Investment. Each Purchaser severally represents that it is an “accredited investor” within the meaning of Regulation D under the Securities Act or a “qualified institutional buyer” (as such term is defined under Rule 144A promulgated under the Securities Act, or any successor law, rule or regulation) and that (a) in the case of any Purchaser (other than an Existing Purchaser), it is purchasing the Notes purchased by it hereunder, and (b) in the case of an Existing Purchaser, it purchased the Existing Notes purchased by it under the Existing Master Note Facility or the First Amended and Restated Master Note Facility or the Initial Master Note Facility, in each case, for its own account or for one or more separate accounts maintained by such Purchaser or for the account of one or more pension or trust funds and not with a view to the distribution thereof, provided that the disposition of such Purchaser’s or such pension or trust fund’s property shall at all times be within such their control. Each Purchaser understands that the Notes have not been registered under the Securities Act and may be resold only if registered pursuant to the provisions of the Securities Act or if an exemption from registration is available, except under circumstances where neither such registration nor such an exemption is required by law, and that the Company is not required to and has no intention to register the Notes.

Section 6.2 Source of Funds. At least one of the following statements was as of the date of the purchase of the applicable Existing Notes an accurate representation as to each source of funds (a “Source”) used by such Existing Purchaser to pay the entire purchase price of such Existing Notes purchased by such Existing Purchaser under the Existing Master Note Facility or the Amended and Restated Master Note Facility or the Initial Master Note Facility, as applicable, and each Purchaser (other than an Existing Purchaser) severally represents that at least one of the following statements is an accurate representation as to each Source to be used by such Purchaser to pay the entire purchase price of the Notes to be purchased by it hereunder:

(a) the Source is an “insurance company general account” (as the term is defined in the United States Department of Labor’s Prohibited Transaction Exemption (“PTE”) 95-60) in respect of which the reserves and liabilities (as defined by the annual statement for life insurance companies approved by the National Association of Insurance Commissioners (the “NAIC Annual Statement”)) for the general account contract(s) held by or on behalf of any employee benefit plan together with the amount of the reserves and liabilities for the general account contract(s) held by or on behalf of any other employee benefit plans maintained by the same employer (or affiliate thereof as defined in PTE 95-60) or by the same employee organization in the general account do not exceed 10% of the total reserves and liabilities of the general account (exclusive of separate account liabilities) plus surplus as set forth in the NAIC Annual Statement filed with such Purchaser’s state of domicile; or

(b) the Source is a separate account that is maintained solely in connection with such Purchaser’s fixed contractual obligations under which the amounts payable, or credited, to any employee benefit plan (or its related trust) that has any interest in such separate account (or to any participant or beneficiary of such plan (including any annuitant)) are not affected in any manner by the investment performance of the separate account; or

(c) the Source is either (i) an insurance company pooled separate account, within the meaning of PTE 90-1 or (ii) a bank collective investment fund, within the meaning of the PTE 91-38 and, except as disclosed by such Purchaser to the Company in writing pursuant to this clause (c), no employee benefit plan or group of plans maintained by the same employer or employee organization beneficially owns more than 10% of all assets allocated to such pooled separate account or collective investment fund; or

(d) the Source constitutes assets of an “investment fund” (within the meaning of Part VI of PTE 84-14 (the “QPAM Exemption”)) managed by a “qualified professional asset manager” or “QPAM” (within the meaning of Part VI of the QPAM Exemption), no employee benefit plan’s assets that are managed by the QPAM in such investment fund, when combined with the assets of all other employee benefit plans established or maintained by the same employer or by an affiliate (within the meaning of Part VI(c)(1) of the QPAM Exemption) of such employer or by the same employee organization and managed by such QPAM, represent more than 20% of the total client assets managed by such QPAM, the conditions of Part I(c) and (g) of the QPAM Exemption are satisfied, neither the QPAM nor a person controlling or controlled by the QPAM maintains an ownership interest in the Company that would cause the QPAM and the Company to be “related” within the meaning of Part VI(h) of the QPAM Exemption and (i) the identity of such QPAM and (ii) the names of any employee benefit plans whose assets in the investment fund, when combined with the assets of all other employee benefit plans established or maintained by the same employer or by an affiliate (within the meaning of Part VI(c)(1) of the QPAM Exemption) of such employer or by the same employee organization, represent 10% or more of the assets of such investment fund, have been disclosed to the Company in writing pursuant to this clause (d); or

(e) the Source constitutes assets of a “plan(s)” (within the meaning of Part IV(h) of PTE 96-23 (the “INHAM Exemption”)) managed by an “in-house asset manager” or “INHAM” (within the meaning of Part IV(a) of the INHAM Exemption), the conditions of Part I(a), (g) and (h) of the INHAM Exemption are satisfied, neither the INHAM nor a person controlling or controlled by the INHAM (applying the definition of “control” in Part IV(d)(3) of the INHAM Exemption) owns a 10% or more interest in the Company and (i) the identity of such INHAM and (ii) the name(s) of the employee benefit plan(s) whose assets constitute the Source have been disclosed to the Company in writing pursuant to this clause (e); or

(f) the Source is a governmental plan; or

(g) the Source is one or more employee benefit plans, or a separate account or trust fund comprised of one or more employee benefit plans, each of which has been identified to the Company in writing pursuant to this clause (g); or

(h) the Source does not include assets of any employee benefit plan, other than a plan exempt from the coverage of ERISA.

As used in this Section 6.2, the terms “employee benefit plan,” “governmental plan,” and “separate account” shall have the respective meanings assigned to such terms in section 3 of ERISA.

SECTION 7. INFORMATION AS TO COMPANY.

Section 7.1 Financial and Business Information. The Company shall deliver to New York Life and each holder of Notes that is an Institutional Investor:

(a) Quarterly Statements — promptly after the same are available and in any event within 45 days after the end of each quarterly fiscal period in each fiscal year of the Company (other than the last quarterly fiscal period of each such fiscal year) (or, to the extent the Company is a reporting company under the Securities Act, such shorter period as shall be required under the applicable rules of the Securities and Exchange Commission for the filing of its quarterly report on Form 10-Q), duplicate copies of

(i) consolidated and consolidating balance sheets of the Company and its consolidated Subsidiaries as at the end of each such quarter, and

(ii) consolidated and consolidating statements of operations and of cash flows of the Company and its consolidated Subsidiaries for such quarter and (in the case of the second and third quarters) for the portion of the fiscal year ending with such quarter, setting forth in each case in comparative form the figures for the corresponding period in the previous fiscal year, all in reasonable detail, prepared in accordance with GAAP applicable to quarterly financial statements generally, and certified by a Senior Financial Officer as fairly presenting, in all material respects, the financial position of the companies being reported on and their results of operations and cash flows, subject to changes resulting from normal, recurring, year-end audit adjustments and the absence of GAAP notes thereto;

(b) Annual Statements — promptly after the same are available, and in any event within 90 days after the end of each fiscal year of the Company (or, to the extent the Company is a reporting company under the Securities Act, such shorter period as shall be required under the applicable rules of the Securities and Exchange Commission for the filing of its annual report on Form 10-K), duplicate copies of

(i) consolidated and consolidating balance sheets of the Company and its consolidated Subsidiaries as at the end of such year, and

(ii) consolidated and consolidating statements of operations and stockholders’ equity and of cash flows of the Company and its consolidated Subsidiaries for such year,

setting forth in each case in comparative form the figures for the previous fiscal year, all in reasonable detail, prepared in accordance with GAAP, and accompanied by, in respect of such financial statements of the Company and its consolidated Subsidiaries:

(A) an opinion thereon of BDO Seidman, LLP or any other independent certified public accountants of nationally recognized standing reasonably acceptable to the Required Holders, which opinion shall not contain any qualification arising out of the scope of the audit and shall state that such financial statements present fairly, in all material respects, the financial position of the companies being reported upon and their results of operations and cash flows and have been prepared in conformity with GAAP, and that the examination of such accountants in connection with such financial statements has been made in accordance with generally accepted auditing standards, and that such audit provides a reasonable basis for such opinion in the circumstances,

(B) an executive summary of the management letter prepared by such accountants; provided, however, that if a Default or Event of Default shall have occurred and shall be continuing, the full text of such management letter shall be provided to New York Life and each holder of Notes that is an Institutional Investor, and

(C) a certificate of such accountants stating whether they obtained knowledge during the course of their examination of such financial statements of any Default or Event of Default (which certificate may be limited to the extent required by accounting rules or guidelines);

(c) SEC and Other Reports — promptly upon their becoming available, one copy of (i) each financial statement, report, circular, notice or proxy statement or similar document sent by the Company or any Subsidiary to its principal lending banks as a whole (excluding information sent to such banks in the ordinary course of administration of a bank facility, such as information relating to pricing and borrowing availability) or to its public securities holders generally, and (ii) each regular or periodic report, each registration statement (without exhibits except as expressly requested by such holder), and each prospectus and all amendments thereto filed by the Company or any Subsidiary with the Securities and Exchange Commission or any similar Governmental Authority or securities exchange and of all press releases and other statements made available generally by the Company or any Subsidiary to the public concerning developments that are Material;

(d) Notice of Default or Event of Default – promptly, and in any event within five Business Days after a Responsible Officer obtaining actual knowledge of the existence of any Default or Event of Default or that any applicable creditor has given any notice or taken any action with respect to a claimed default hereunder or that any Person has given any notice or taken any action with respect to a claimed default of the type referred to in Section 11(f), a written notice specifying the nature and period of existence thereof and what action the Company is taking or proposes to take with respect thereto;

(e) Employee Benefit Matters – promptly, and in any event within fifteen days after a Responsible Officer obtaining actual knowledge of any of the following, a written notice setting forth the nature thereof and the action, if any, that the Company or an ERISA Affiliate proposes to take with respect thereto:

(i) with respect to any Plan, any reportable event, as defined in section 4043(c) of ERISA and the regulations thereunder, for which notice thereof has not been waived pursuant to such regulations as in effect on the date hereof; or

(ii) the taking by the PBGC of steps to institute, or the threatening by the PBGC of the institution of, proceedings under section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Plan, or the receipt by the Company or any ERISA Affiliate of a notice from a Multiemployer Plan that such action has been taken by the PBGC with respect to such Multiemployer Plan; or

(iii) any event, transaction or condition that could result in the incurrence of any liability by the Company or any ERISA Affiliate pursuant to Title I or IV of ERISA or the penalty or excise tax provisions of the Code relating to employee benefit plans, or in the imposition of any Lien on any of the rights, properties or assets of the Company or any ERISA Affiliate pursuant to Title I or IV of ERISA or such penalty or excise tax provisions, if such liability or Lien, taken together with any other such liabilities or Liens then existing, could reasonably be expected to have a Material Adverse Effect;

(f) Notices from Governmental Authority — promptly, and in any event within 30 days of receipt thereof, copies of any notice to the Company or any Subsidiary from any Governmental Authority relating to any order, ruling, statute or other law or regulation that could reasonably be expected to have a Material Adverse Effect;

(g) Material Adverse Effect – promptly, and in any event within five Business Days of a Responsible Officer obtaining actual knowledge of any development that results in, or could reasonably be expected to result in, a Material Adverse Effect, a written notice setting forth the nature thereof and the action, if any, that the Company proposes to take with respect thereto; and

(h) Requested Information — with reasonable promptness, such other data and information relating to the business, operations, affairs, financial condition, assets or properties of the Company or any of its Subsidiaries or relating to the ability of the Company to perform its obligations hereunder and under the Notes as from time to time may be reasonably requested by any such holder of Notes, including information readily available to the Company explaining the Company’s financial statements if such information has been requested by the SVO in order to assign or maintain a designation of the Notes.

The Company shall have satisfied the reporting obligations under clauses (a), (b) and (c) of this Section 7.1 if it shall have made the information required by such clauses available on EDGAR in accordance with the time periods specified in such clauses.

Section 7.2 Officer’s Certificate. Each set of financial statements delivered to New York Life or a holder of Notes pursuant to Section 7.1(a) or Section 7.1(b) shall be accompanied by a certificate of a Senior Financial Officer setting forth:

(a) Covenant Compliance — (i) the information required in order to establish whether the Company was in compliance with the requirements of Section 10.9 (including reasonably detailed calculations), (ii) a certification by such Senior Financial Officer (A) that the Company was in compliance with the requirements of Section 10.5(o), Section 10.6(a) and (b)(vi) and Section 10.7(g)(iii) during the quarterly or annual period covered by the statements then being furnished (including with respect to each such Section, if requested, the calculations of the maximum or minimum amount, ratio or percentage, as the case may be, permissible under the terms of such Sections, and the calculation of the amount, ratio or percentage then in existence), (B) as to whether any Subsidiary that is not a Subsidiary Guarantor has executed any Guaranty with respect to any Principal Credit Facility during the relevant period, and (C) that such financial statements have been prepared in accordance with GAAP (subject in the case of subsection 7.1(b) to normal, recurring, year-end adjustments and except for the absence of GAAP notes thereto) and (iii) (A) information regarding the Group’s leases, consistent with the Company’s past practice as evidenced by the certificate most recently delivered to New York Life and the holders of Notes prior to the date hereof, and (B) in the event that any member of the Group has made an election to measure any financial liability using fair value (which election is being disregarded for purposes of determining compliance with this Agreement pursuant to Section 22.3), in form and substance reasonably satisfactory to the Required Holders; and

(b) Event of Default — a statement that such Senior Financial Officer has reviewed the relevant terms hereof and has made, or caused to be made, under his or her supervision, a reasonable and customary review of the transactions and conditions of the Company and its Subsidiaries from the beginning of the quarterly or annual period covered by the statements then being furnished to the date of the certificate and that such review shall not have disclosed the existence during such period of any condition or event that constitutes a Default or an Event of Default or, if any such condition or event existed or exists (including, without limitation, any such event or condition resulting from the failure of the Company or any Subsidiary to comply with any Environmental Law), specifying the nature and period of existence thereof and what action the Company shall have taken or proposes to take with respect thereto.

(c) Periodic and Special Reports – solely in the event (i) the Company ceases to be a public company or (ii) any of the following information is not otherwise publicly available, promptly after the same are available (which shall be deemed available on the date on which such information has been posted on the Company’s website on the Internet at http://www.henryschein.com or is available on the website of the U.S. Securities and Exchange Commission at http://www.sec.gov (to the extent such information has been posted or is available)), and in any event within five (5) Business Days after the sending or filing thereof, copies of all proxy statements, financial statements and reports which the Company or any of its Subsidiaries sends to its stockholders, and copies of all regular, periodic and special reports and all registration statements which the Company or any such Subsidiary files with the Securities and Exchange Commission or any governmental authority which may be substituted therefor, or with any national securities exchange or state securities administration.

Section 7.3 Visitation. The Company shall permit the representatives of each holder of Notes that is an Institutional Investor:

(a) No Default — if no Default or Event of Default then exists, at the expense of such holder and upon reasonable prior notice to the Company, to visit the principal executive office of the Company during regular business hours, to discuss the affairs, finances and accounts of the Company and its Subsidiaries with the Company’s officers, and (with the consent of the Company, which consent will not be unreasonably withheld) its independent public accountants, and (with the consent of the Company, which consent will not be unreasonably withheld) to visit the other offices and properties of the Company and each Subsidiary, all at such reasonable times and as often as may be reasonably requested in writing; provided that each holder of Notes that is an Institutional Investor shall make reasonable efforts to coordinate any such visit with New York Life and any other holder of Notes that is an Institutional Investor such that each holder will attempt to conduct its visit during the same period of time as other holders conducting visits; and

(b) Default — if a Default or Event of Default then exists, at the expense of the Company to visit and inspect any of the offices or properties of the Company or any Subsidiary, to examine all their respective books of account, records, reports and other papers, to make copies and extracts therefrom, and to discuss their respective affairs, finances and accounts with their respective officers and independent public accountants (and by this provision the Company authorizes said accountants to discuss the affairs, finances and accounts of the Company and its Subsidiaries), all at such times and as often as may be requested.

Section 7.4 Limitation on Disclosure Obligation. The Company shall not be required to disclose the following information pursuant to Section 7.1(c), 7.1(h) or 7.3:

(a) information that the Company determines after consultation with counsel qualified to advise on such matters that, notwithstanding the confidentiality requirements of Section 20, it would be prohibited from disclosing by applicable law or regulations without making public disclosure thereof; or

(b) information that, notwithstanding the confidentiality requirements of Section 20, the Company is prohibited from disclosing by the terms of an obligation of confidentiality contained in any agreement with any non-Affiliate binding upon the Company and not entered into in contemplation of this clause (b), provided that the Company shall use commercially reasonable efforts to obtain consent from the party in whose favor the obligation of confidentiality was made to permit the disclosure of the relevant information and provided further that the Company has received a written opinion of counsel confirming that disclosure of such information without consent from such other contractual party would constitute a breach of such agreement.

Promptly after a request therefor from any holder of Notes that is an Institutional Investor, the Company will provide such holder with a written opinion of counsel (which may be addressed to the Company) relied upon as to any requested information that the Company is prohibited from disclosing to such holder under circumstances described in this Section 7.4

SECTION 8. PAYMENT AND PREPAYMENT OF THE NOTES.

Section 8.1 Required Prepayments; Maturity. Each Series of Notes will be subject to required prepayment, if any, as and to the extent set forth in the Notes of such Series.

Section 8.2 Optional Prepayments.

(a) Each Series of Notes will be subject to prepayment, in whole at any time or from time to time in part, at the option of the Company, in a minimum amount of (a) $1,000,000 or any integral multiple of $100,000 in excess thereof, in the case of Notes denominated in Dollars, (b) €1,000,000 or any integral multiple of €100,000 in excess thereof, in the case of Notes denominated in Euros, (c) £1,000,000 or any integral multiple of £100,000 in excess thereof, in the case of Notes denominated in British Pounds, and (d) A$1,000,000 or any integral multiple of A$100,000 in excess thereof, in the case of Notes denominated in Australian Dollars or, if less, the aggregate principal amount outstanding in respect of the Notes of the Series, at 100% of the principal amount so prepaid plus interest thereon to the prepayment date, the Make-Whole Amount and, if due and payable pursuant to Section 8.9, the Swap Breakage Amount with respect to each Note. Any partial prepayment of a Series of the Notes pursuant to this Section 8.2(a) will be applied in satisfaction of required payments of principal in inverse order of their scheduled due dates.

(b) The Company will give the holder of each Note of a Series to be prepaid pursuant to this Section 8.2 irrevocable written notice of the prepayment not less than 10 Business Days prior to the prepayment date, specifying the prepayment date, the aggregate principal amount of the Notes of the Series to be prepaid on that date, the principal amount of the Notes of the Series held by the holder to be prepaid on that date and that prepayment is to be made pursuant to this Section 8.2. If proper notice has been given, the principal amount of the Notes specified in that notice, together with interest thereon to the prepayment date, the Make-Whole Amount, if any, and, if due and payable pursuant to Section 8.9, the Swap Breakage Amount will be due and payable on that prepayment date.

Section 8.3 Allocation of Partial Prepayments. In the case of each prepayment of less than the entire unpaid principal amount of all outstanding Notes of a Series pursuant to Section 8.1 or Section 8.2, the amount to be prepaid will be applied pro rata to all outstanding Notes of that Series according to the respective unpaid principal amounts thereof.

Section 8.4 Maturity; Surrender, Etc. In the case of each prepayment of Notes pursuant to this Section 8, the principal amount of each Note to be prepaid shall mature and become due and payable on the date fixed for such prepayment (which shall be a Business Day), together with interest on such principal amount accrued to such date, the applicable Make-Whole Amount, if any, and, if due and payable pursuant to Section 8.9, the Swap Breakage Amount. From and after such date, unless the Company shall fail to pay such principal amount when so due and payable, together with the interest, Make-Whole Amount, if any, and, if due and payable pursuant to Section 8.9, the Swap Breakage Amount as aforesaid, interest on such principal amount shall cease to accrue. Any Note paid or prepaid in full shall be surrendered to the Company by the applicable holder thereof promptly upon request and cancelled and shall not be reissued, and no Note shall be issued in lieu of any prepaid principal amount of any Note.

Section 8.5 Purchase of Notes. The Company will not and will not permit any Affiliate to purchase, redeem, prepay or otherwise acquire, directly or indirectly, any of the outstanding Notes except (a) upon the payment or prepayment of the Notes in accordance with the terms of this Agreement and the Notes or (b) pursuant to an offer to purchase made by the Company or an Affiliate pro rata to the holders of all Notes at the time outstanding upon the same terms and conditions. Any such offer shall provide each holder with sufficient information to enable it to make an informed decision with respect to such offer, and shall remain open for at least fifteen (15) Business Days. If the holders of more than 50% of the principal amount of the Notes then outstanding accept such offer, the Company shall promptly notify the remaining holders of such fact and the expiration date for the acceptance by holders of Notes of such offer shall be extended by the number of days necessary to give each such remaining holder at least ten (10) Business Days from its receipt of such notice to accept such offer. The Company will promptly cancel all Notes acquired by it or any Affiliate pursuant to any payment, prepayment or purchase of Notes pursuant to any provision of this Agreement and no Notes may be issued in substitution or exchange for any such Notes.

Section 8.6 Prepayment on a Change in Control.

(a) The Company shall, promptly upon any Responsible Officer obtaining actual knowledge of the occurrence of a Change in Control, give written notice of such fact (the “Company Notice”) to all holders of the Notes. The Company Notice shall (i) describe the facts and circumstances of such Change in Control in reasonable detail, (ii) refer to this Section 8.7 and the rights of the holders hereunder and state that a Change in Control has occurred, (iii) contain an offer by the Company to prepay the entire unpaid principal amount of Notes held by each holder, together with interest thereon to the prepayment date selected by the Company with respect to each Note, plus the Make-Whole Amount and the Swap Breakage Amount with respect thereto, which prepayment shall be on a date specified in the Company Notice and which date shall be a Business Day not less than 30 days and not more than 45 days after such Company Notice is given, (iv) request each holder to notify the Company in writing by a stated date (the “Change in Control Response Date”), which date is not less than 30 days after such holder’s receipt of the Company Notice, of its acceptance or rejection of such prepayment offer and (v) be accompanied by a certificate of a Senior Financial Officer as to the estimated Make-Whole Amount due in connection with such prepayment (calculated as if the date of such Company Notice were the date of the prepayment), setting forth the details of such computation. If a holder does not notify the Company as provided above, then the holder shall be deemed to have accepted such offer.

(b) Two Business Days prior to the prepayment date specified in the Company Notice, the Company shall deliver to each holder of Notes to be prepaid a certificate of a Senior Financial Officer specifying the calculation of such Make-Whole Amount as of the prepayment date.

(c) On the prepayment date specified in the Company Notice, the entire unpaid principal amount of the Notes held by each holder of Notes who has accepted such prepayment offer (in accordance with paragraph (a) above), together with interest thereon to the prepayment date with respect to each such Note, the Make-Whole Amount and, if due and payable pursuant to Section 8.9, the Swap Breakage Amount with respect thereto shall become due and payable.

Section 8.7 Prepayment in Connection with a Disposition.

(a) If the Company elects to prepay the Notes pursuant to Section 10.7 in connection with any Disposition, the Company shall give written notice of such prepayment (a “Disposition Prepayment Notice”) to each holder of a Note, which Disposition Prepayment Notice shall (i) describe the facts and circumstances of such Disposition in reasonable detail, (ii) refer to this Section 8.8 and the rights of the holders of Notes hereunder, (iii) identify a Business Day, which shall be no more than 60 days and not less than 5 Business Days after the date of the Disposition Prepayment Notice, on which the Company shall prepay the Pro Rata Portion of the unpaid principal amount of the Notes issued by the Company and held by such holder, together with interest thereon to the prepayment date, Make-Whole Amount, if any, and, if due and payable pursuant to Section 8.9, the Swap Breakage Amount (showing in such Disposition Prepayment Notice the amount of the prepayment, the interest and an estimate of the Make-Whole Amount which would be paid on such prepayment date (calculated as if the date of such Disposition Prepayment Notice was the date of prepayment)).

(b) On the prepayment date specified in the Disposition Prepayment Notice, the appropriate portion of unpaid principal amount of the Notes held by each holder of a Note (other than those holders who have rejected the offer to prepay pursuant to clause (a)), together with the accrued and unpaid interest thereon to the prepayment date, the Make-Whole Amount, if any, and, if due and payable pursuant to Section 8.9, the Swap Breakage Amount shall become due and payable.

Section 8.8 Make-Whole Amount.

(a) Make-Whole Amount with respect to Non-Swapped Notes.

The term “Make-Whole Amount” means, with respect to any Non-Swapped Note, an amount equal to the excess, if any, of the Discounted Value of the Remaining Scheduled Payments with respect to the Called Principal of such Non-Swapped Note over the amount of such Called Principal, provided that the Make-Whole Amount may in no event be less than zero. For the purposes of determining the Make-Whole Amount with respect to any Non-Swapped Note, the following terms have the following meanings:

“Applicable Percentage” means 0.50% (50 basis points).

“Called Principal” means, with respect to any Non-Swapped Note, the principal of such Non-Swapped Note that is to be prepaid pursuant to Section 8.2(a), Section 8.6 or Section 8.7 or has become or is declared to be immediately due and payable pursuant to Section 12.1, as the context requires.

“Discounted Value” means, with respect to the Called Principal of any Non-Swapped Note, the amount obtained by discounting all Remaining Scheduled Payments with respect to such Called Principal from their respective scheduled due dates to the Settlement Date with respect to such Called Principal, in accordance with accepted financial practice and at a discount factor (applied on the same periodic basis as that on which interest on the Non-Swapped Notes is payable) equal to the Reinvestment Yield with respect to such Called Principal.

“Implied Rate Australian Dollar Yield” means, with respect to the Called Principal of any Non-Swapped Note denominated in Australian Dollars, the yield to maturity implied by (i) the ask-side yields reported as of 10:00 a.m. (New York City local time) on the second Business Day preceding the Settlement Date with respect to such Called Principal, on the display designated as “Page PXAU” on Bloomberg Financial Markets (or such other display as may replace “Page PXAU” on Bloomberg Financial Markets) for the actively traded benchmark Australian Government bonds having a maturity equal to the Remaining Average Life of such Called Principal as of such Settlement Date, or (ii) if such yields are not reported as of such time or the yields reported are not ascertainable, the average of the ask-side yields for such securities as determined by Recognized Australian Government Bond Market Makers. Such implied yield will be determined, if necessary, by (a) converting quotations to bond-equivalent yields in accordance with accepted financial practice, and (b) interpolating linearly between (1) the actively traded benchmark Australian Government bonds with the maturity closest to and greater than the Remaining Average Life of such Called Principal, and (2) the actively traded benchmark Australian Government bonds with the maturity closest to and less than the Remaining Average Life of such Called Principal.

“Implied Rate British Pound Yield” means, with respect to the Called Principal of any Non-Swapped Note denominated in British Pounds, the yield to maturity implied by (i) the ask-side yields reported, as of 10:00 A.M. (New York City local time) on the second Business Day preceding the Settlement Date with respect to such Called Principal, on the display designated “Page PXUK” on Bloomberg Financial Markets (or such other display as may replace “Page PXUK” on Bloomberg Financial Markets) for actively traded gilt-edged securities having a maturity equal to the Remaining Average Life of such Called Principal as of such Settlement Date, or (ii) if such yields are not reported as of such time or the yields reported are not ascertainable, the average of the ask-side yields as determined by Recognized British Government Bond Market Makers. Such implied yield will be determined, if necessary, by (a) converting quotations to bond-equivalent yields in accordance with accepted financial practice and (b) interpolating linearly between (1) the actively traded gilt-edged security with the maturity closest to and greater than the Remaining Average Life of such Called Principal and (2) the actively traded gilt-edged security with the maturity closest to and less than the Remaining Average Life of such Called Principal.

“Implied Rate Dollar Yield” means, with respect to the Called Principal of any Non-Swapped Note denominated in Dollars, the yield to maturity implied by (i) the yields reported as of 10:00 A.M. (New York City local time) on the second Business Day preceding the Settlement Date with respect to such Called Principal, on the display designated as “Page PX1” (or such other display as may replace Page PX1) on Bloomberg Financial Markets for the most recently issued actively traded on the run U.S. Treasury securities having a maturity equal to the Remaining Average Life of such Called Principal as of such Settlement Date, or (ii) if such yields are not reported as of such time or the yields reported as of such time are not ascertainable (including by way of interpolation), the Treasury Constant Maturity Series Yields reported, for the latest day for which such yields have been so reported as of the second Business Day preceding the Settlement Date with respect to such Called Principal, in Federal Reserve Statistical Release H.15 (or any comparable successor publication) for U.S. Treasury securities having a constant maturity equal to the Remaining Average Life of such Called Principal as of such Settlement Date. In the case of each determination under clause (i) or clause (ii), as the case may be, of the preceding sentence, such implied yield will be determined, if necessary, by (a) converting U.S. Treasury bill quotations to bond equivalent yields in accordance with accepted financial practice and (b) interpolating linearly between (1) the applicable U.S. Treasury security with the maturity closest to and greater than such Remaining Average Life and (2) the applicable U.S. Treasury security with the maturity closest to and less than such Remaining Average Life.

“Implied Rate Euro Yield” means, with respect to the Called Principal of any Non-Swapped Note denominated in Euros, the yield to maturity implied by (i) the ask-side yields reported, as of 10:00 A.M. (New York City local time) on the second Business Day preceding the Settlement Date with respect to such Called Principal, on the display designated as “Page PXGE” on Bloomberg Financial Markets (or such other display as may replace “Page PXGE” on Bloomberg Financial Markets) for the benchmark German Bund having a maturity equal to the Remaining Average Life of such Called Principal as of such Settlement Date, or (ii) if such yields are not reported as of such time or the yields reported are not ascertainable, the average of the ask-side yields as determined by Recognized German Bund Market Makers. Such implied yield will be determined, if necessary, by (a) converting quotations to bond-equivalent yields in accordance with accepted financial practice and (b) interpolating linearly between (1) the benchmark German Bund with the maturity closest to and greater than the Remaining Average Life of such Called Principal and (2) the benchmark German Bund with the maturity closest to and less than the Remaining Average Life of such Called Principal.

“Recognized Australian Government Bond Market Makers” means two internationally recognized dealers of Australian Government bonds reasonably selected by New York Life.

“Recognized British Government Bond Market Makers” means two internationally recognized dealers of gilt edged securities reasonably selected by New York Life.

“Recognized German Bund Market Makers” means two internationally recognized dealers of German Bunds reasonably selected by New York Life.

“Reinvestment Yield” means, with respect to the Called Principal of any Non-Swapped Note denominated in (i) Dollars, the Applicable Percentage plus the Implied Rate Dollar Yield, (ii) Euros, the Applicable Percentage plus the Implied Rate Euro Yield, (iii) British Pounds, the Applicable Percentage plus the Implied Rate British Pound Yield, and (iv) Australian Dollars, the Applicable Percentage plus the Implied Rate Australian Dollar Yield. The Reinvestment Yield will be rounded to that number of decimals as appears in the coupon for the applicable Non-Swapped Note.

“Remaining Average Life” means, with respect to any Called Principal, the number of years (calculated to the nearest one-twelfth year) obtained by dividing (i) such Called Principal into (ii) the sum of the products obtained by multiplying (a) the principal component of each Remaining Scheduled Payment with respect to such Called Principal by (b) the number of years (calculated to the nearest one-twelfth year) that will elapse between the Settlement Date with respect to such Called Principal and the scheduled due date of such Remaining Scheduled Payment.

“Remaining Scheduled Payments” means, with respect to the Called Principal of any Non-Swapped Note, all payments of such Called Principal and interest thereon that would be due after the Settlement Date with respect to such Called Principal if no payment of such Called Principal were made prior to its scheduled due date, provided that if such Settlement Date is not a date on which interest payments are due to be made under the terms of the Non-Swapped Notes, then the amount of the next succeeding scheduled interest payment will be reduced by the amount of interest accrued to such Settlement Date and required to be paid on such Settlement Date pursuant to Section 8.2, Section 8.6, Section 8.7 or Section 12.1.

“Settlement Date” means, with respect to the Called Principal of any Non-Swapped Note, the date on which such Called Principal is to be prepaid pursuant to Section 8.2, Section 8.6 or Section 8.7 or has become or is declared to be immediately due and payable pursuant to Section 12.1, as the context requires.

(b) Make-Whole Amount with respect to Swapped Notes.

“Make-Whole Amount” means, with respect to any Swapped Note, an amount equal to the excess, if any, of the Swapped Note Discounted Value of the Swapped Note Remaining Scheduled Swap Payments with respect to the Swapped Note Called Notional Amount related to such Swapped Note over such Swapped Note Called Notional Amount, provided that the Make-Whole Amount may in no event be less than zero. All payments of Make-Whole Amounts with respect to Swapped Notes shall be made in Dollars. For the purposes of determining the Make-Whole Amount with respect to any Swapped Note, the following terms have the following meanings:

“New Swap Agreement” means any cross-currency swap agreement (which does not qualify as a Replacement Swap Agreement) pursuant to which the holder of a Swapped Note is to receive payment in Dollars and which is entered into in full or partial replacement of an Original Swap Agreement as a result of such Original Swap Agreement having terminated for any reason. The terms of a New Swap Agreement with respect to any Swapped Note do not have to be identical to those of the Original Swap Agreement with respect to such Swapped Note. Any holder of a Swapped Note that enters into or terminates a New Swap Agreement shall within a reasonable period of time thereafter deliver to the Company (i) a schedule describing the confirmation or termination related thereto or (ii) a copy of the confirmation or termination related thereto.

“Original Swap Agreement” means, with respect to any Swapped Note, (x) a cross-currency swap agreement and annexes and schedules thereto (an “Initial Swap Agreement”) that is entered into on an arm’s length basis by the original purchaser of such Swapped Note (or any affiliate thereof) in connection with the purchase of such Swapped Note and relates to the scheduled payments by the Company of interest and principal on such Swapped Note, under which the purchaser of such Swapped Note is to receive payments from the counterparty thereunder in Dollars and which is more particularly described (i) on a schedule delivered to the Company prior to the applicable Closing or (ii) in a notice provided by such Purchaser to the Company prior to the applicable Closing (each a “Swap Description”), and, in the case of the immediately preceding clause (ii), the Company hereby agrees to promptly provide written acknowledgment to such Purchaser of such Swap Description prior to the applicable Closing, (y) any Initial Swap Agreement that has been assumed (without any waiver, amendment, deletion or replacement of any material economic term or provision thereof) by a holder of a Swapped Note in connection with a transfer of such Swapped Note and (z) any Replacement Swap Agreement; and a “Replacement Swap Agreement” means, with respect to any Swapped Note, a cross-currency swap agreement and annexes and schedules thereto with payment terms and provisions (other than a reduction in notional amount, if applicable) identical to those of the Initial Swap Agreement with respect to such Swapped Note that is entered into on an arm’s length basis by the holder of such Swapped Note in full or partial replacement (by amendment, modification or otherwise) of such Initial Swap Agreement (or any subsequent Replacement Swap Agreement) in a notional amount not exceeding the outstanding principal amount of such Swapped Note following a non-scheduled partial prepayment or a partial repayment or purchase of such Swapped Note prior to its scheduled maturity. Any holder of a Swapped Note that enters into, assumes or terminates an Initial Swap Agreement or Replacement Swap Agreement shall within a reasonable period of time thereafter deliver to the Company (i) an updated schedule describing the confirmation, assumption or termination related thereto or (ii) a copy of the confirmation, assumption or termination related thereto.

“Swap Agreement” means, with respect to any Swapped Note, an Original Swap Agreement or a New Swap Agreement, as the case may be.

“Swapped Note” means any Note that as of the applicable Closing Date is subject to a Swap Agreement. A “Swapped Note” shall no longer be deemed a “Swapped Note” for so long as the related Swap Agreement ceases to be in force in respect thereof, unless, and until, a Replacement Swap Agreement or a New Swap Agreement is entered into with respect to such Note; provided that if there is any Note that is a Swapped Note outstanding as of the date on which either the Company has provided notice of prepayment or offer of prepayment of such Note pursuant to Section 8 or such Note has become or is declared to be immediately due and payable pursuant to Section 12.1, then such Note shall be deemed to be a Swapped Note until payment in full of the principal, interest and Make-Whole Amount (if any) and Swap Breakage Amount due with respect to such Note.

“Swapped Note Applicable Percentage” means 0.50% (50 basis points).

“Swapped Note Called Notional Amount” means, with respect to any Swapped Note Called Principal of any Swapped Note, the payment in Dollars due to the holder of such Swapped Note under the terms of the Swap Agreement to which such holder is a party, attributable to and in exchange for such Swapped Note Called Principal and assuming that such Swapped Note Called Principal is paid on its scheduled payment date, provided that if such Swap Agreement is not an Original Swap Agreement, then the “Swapped Note Called Notional Amount” in respect of such Swapped Note shall not exceed the amount in Dollars which would have been due to the holder of such Swapped Note under the terms of the Original Swap Agreement to which such holder was a party (or if such holder was never party to an Original Swap Agreement, then the last Original Swap Agreement to which the most recent predecessor in interest to such holder as a holder of such Swapped Note was a party), attributable to and in exchange for such Swapped Note Called Principal and assuming that such Swapped Note Called Principal is paid on its scheduled payment date.

“Swapped Note Called Principal” means, with respect to any Swapped Note, the principal of such Swapped Note that is to be prepaid pursuant to Section 8.2, Section 8.6 or Section 8.7 or has become or is declared to be immediately due and payable pursuant to Section 12.1, as the context requires.

“Swapped Note Discounted Value” means, with respect to the Swapped Note Called Notional Amount of any Swapped Note that is to be prepaid pursuant to Section 8.2, Section 8.6 or Section 8.7 or has become or is declared to be immediately due and payable pursuant to Section 12.1, as the context requires, the amount obtained by discounting all Swapped Note Remaining Scheduled Swap Payments corresponding to the Swapped Note Called Notional Amount of such Swapped Note from their respective scheduled due dates to the Swapped Note Settlement Date with respect to such Swapped Note Called Notional Amount, in accordance with accepted financial practice and at a discount factor (applied on the same periodic basis as that on which interest on such Swapped Note is payable) equal to the Swapped Note Reinvestment Yield with respect to such Swapped Note Called Notional Amount.

“Swapped Note Reinvestment Yield” means, with respect to the Swapped Note Called Notional Amount of any Swapped Note, the sum of (i) the Swapped Note Applicable Percentage plus (ii) the yield to maturity implied by (i) the yields reported as of 10:00 A.M. (New York City local time) on the second Business Day preceding the Swapped Note Settlement Date with respect to such Swapped Note Called Notional Amount, on the display designated as “Page PX1” (or such other display as may replace Page PX1) on Bloomberg Financial Markets for the most recently issued actively traded on the run U.S. Treasury securities having a maturity equal to the Swapped Note Remaining Average Life of such Swapped Note Called Notional Amount as of such Swapped Note Settlement Date, or (ii) if such yields are not reported as of such time or the yields reported as of such time are not ascertainable (including by way of interpolation), the Treasury Constant Maturity Series Yields reported, for the latest day for which such yields have been so reported as of the second Business Day preceding the Swapped Note Settlement Date with respect to such Swapped Note Called Notional Amount, in Federal Reserve Statistical Release H.15 (or any comparable successor publication) for U.S. Treasury securities having a constant maturity equal to the Swapped Note Remaining Average Life of such Swapped Note Called Notional Amount as of such Swapped Note Settlement Date. In the case of each determination under clause (i) or clause (ii), as the case may be, of the preceding sentence, such implied yield will be determined, if necessary, by (a) converting U.S. Treasury bill quotations to bond equivalent yields in accordance with accepted financial practice and (b) interpolating linearly between (1) the applicable U.S. Treasury security with the maturity closest to and greater than such Swapped Note Remaining Average Life and (2) the applicable U.S. Treasury security with the maturity closest to and less than such Swapped Note Remaining Average Life. The Swapped Note Reinvestment Yield will be rounded to that number of decimals as appears in the coupon for the applicable Swapped Note.

“Swapped Note Remaining Average Life” means, with respect to any Swapped Note Called Notional Amount, the number of years obtained by dividing (i) such Swapped Note Called Notional Amount into (ii) the sum of the products obtained by multiplying (a) the principal component of each Swapped Note Remaining Scheduled Swap Payment with respect to such Swapped Note Called Notional Amount by (b) the number of years (computed on the basis of a 360-day year of twelve thirty day months and calculated to two decimal places) that will elapse between the Swapped Note Settlement Date with respect to such Swapped Note Called Notional Amount and the scheduled due date of such Swapped Note Remaining Scheduled Swap Payment.

“Swapped Note Remaining Scheduled Swap Payments” means, with respect to the Swapped Note Called Notional Amount relating to any Swapped Note, the payments due to the holder of such Swapped Note in Dollars under the terms of the Swap Agreement to which such holder is a party which correspond to all payments of the Swapped Note Called Principal of such Swapped Note corresponding to such Swapped Note Called Notional Amount and interest on such Swapped Note Called Principal (other than that portion of the payment due under such Swap Agreement corresponding to the interest accrued on the Swapped Note Called Principal to the Swapped Note Settlement Date) that would be due after the Swapped Note Settlement Date with respect to such Swapped Note Called Notional Amount assuming that no payment of such Swapped Note Called Principal is made prior to its originally scheduled payment date, provided that if such Swapped Note Settlement Date is not a date on which an interest payment is due to be made under the terms of such Swapped Note, then the amount of the next succeeding scheduled interest payment will be reduced by the amount of interest accrued to such Swapped Note Settlement Date and required to be paid on such Swapped Note Settlement Date pursuant to Section 8.2, Section 8.6, Section 8.7 or Section 12.1.

“Swapped Note Settlement Date” means, with respect to the Swapped Note Called Principal of any Swapped Note, the date on which such Swapped Note Called Principal is to be prepaid pursuant to Section 8.2, Section 8.6 or Section 8.7 or has become or is declared to be immediately due and payable pursuant to Section 12.1, as the context requires.

Section 8.9 Swap Breakage.

(a) If any Swapped Note is prepaid pursuant to Section 8.2, Section 8.6 or Section 8.7 or has become or is declared to be immediately due and payable pursuant to Section 12.1 (each a “Swap Unwind Event”), then upon any such Swap Unwind Event (i) any resulting Swap Breakage Loss in connection therewith shall be reimbursed to the holder of such Swapped Note by the Company in Dollars no later than five Business Days after the date such holder has delivered the Swap Breakage Amount Notice with respect to such Swap Unwind Event and (ii) any resulting Swap Breakage Gain in connection therewith shall be forwarded to the Company by the holder of such Swapped Note in Dollars no later than five Business Days after the date such holder shall have received payment in full of the principal, interest and Make-Whole Amount (if any) due hereunder with respect to such Swap Unwind Event. Each holder of a Swapped Note shall be responsible for calculating its own Swap Breakage Amount in Dollars in connection with any Swap Unwind Event, and such calculations shall within a reasonable period of time thereafter be reported to the Company in writing and in reasonable detail (the “Swap Breakage Amount Notice”) and shall be binding on the Company absent demonstrable error.

(b) As used in this Section 8.9, “Swap Breakage Amount” means, with respect to the Swap Agreement associated with any Swapped Note, the amount that is received (in which case the Swap Breakage Amount shall be referred to as the “Swap Breakage Gain”) or paid (in which case the Swap Breakage Amount shall be referred to as the “Swap Breakage Loss”) by the holder of such Swapped Note in connection with a termination or amendment of its Swap Agreement resulting from a Swap Unwind Event, where:

(i) such Swap Breakage Amount shall be calculated upon the inclusion of an accelerated exchange and payment of principal amounts and associated accrued and unpaid interest, whereby in connection with and incorporated into the termination or amendment of the Swap Agreement and determination of the Swap Breakage Amount, all remaining associated principal payments otherwise scheduled through the natural duration of the Swap Agreement and associated accrued and unpaid interest shall be accelerated and made (in their respective applicable currencies) at the time of the settlement of such termination or amendment (or, in the case of a Swap Unwind Event resulting from a Swapped Note becoming or being declared to be immediately due and payable pursuant to Section 12.1, as if such remaining associated principal payments and associated accrued and unpaid interest had been accelerated and made at the time of the settlement of such termination); and

(ii) the holder of such Swapped Note shall determine such Swap Breakage Amount in good faith and in a commercially reasonable manner in accordance with customary practices for calculating such amounts under the ISDA 1992 Multi-Currency Cross Border Master Agreement or ISDA 2002 Master Agreement, as applicable (the “ISDA Master Agreement”) pursuant to which such holder entered into such Swap Agreement and assuming for the purpose of such calculation that there are no transactions outstanding under such ISDA Master Agreement other than such Swap Agreement, provided, however, that if such holder (or its predecessor-in-interest with respect to such Swapped Note) was, but is not at the time, a party to an Original Swap Agreement but is a party to a New Swap Agreement, then the Swap Breakage Amount shall mean the lesser of (x) the Swap Breakage Amount that would have been received or paid by the holder of such Swapped Note under the terms of the Original Swap Agreement (if any) in respect of such Swapped Note to which such holder (or any affiliate thereof) was a party (or if such holder was never a party to an Original Swap Agreement, then the last Original Swap Agreement to which the most recent predecessor in interest to such holder as a holder of a Swapped Note was a party) and (y) the Swap Breakage Amount actually received or paid by the holder of such Swapped Note under the terms of the New Swap Agreement to which such holder (or any affiliate thereof) is a party.

SECTION 9. AFFIRMATIVE COVENANTS.

The Company covenants that so long as any of the Notes are outstanding:

Section 9.1 Compliance with Law. Without limiting Section 10.4, the Company will, and will cause each of its Subsidiaries to, comply with all laws, ordinances or governmental rules or regulations of any Governmental Authority to which each of them is subject, including, without limitation, ERISA, the USA Patriot Act and Environmental Laws, and will obtain and maintain in effect all licenses, certificates, permits, franchises and other governmental authorizations necessary to the ownership of their respective properties or to the conduct of their respective businesses, in each case to the extent necessary to ensure that non-compliance with such laws, ordinances or governmental rules or regulations or failures to obtain or maintain in effect such licenses, certificates, permits, franchises and other governmental authorizations could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

Section 9.2 Insurance. The Company will, and will cause each of its Subsidiaries to, maintain, with financially sound and reputable insurers, insurance with respect to their respective properties and businesses against such casualties and contingencies, of such types, on such terms and in such amounts (including deductibles, co-insurance and self-insurance, if adequate reserves are maintained with respect thereto) as is customary in the case of entities engaged in the same or a similar business and similarly situated.

Section 9.3 Maintenance of Properties. The Company will, and will cause each of its Subsidiaries to, maintain and keep, or cause to be maintained and kept, their respective properties necessary in the operation of their business in good repair, working order and condition (other than ordinary wear and tear), provided that this Section shall not prevent the Company or any Subsidiary from discontinuing the operation and the maintenance of any of its properties if such discontinuance is desirable in the conduct of its business and such discontinuance could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

Section 9.4 Payment of Taxes and Claims. The Company will, and will cause each of its Subsidiaries to, file all material tax returns required to be filed in any jurisdiction and to pay and discharge all taxes shown to be due and payable on such returns and all other taxes, assessments, governmental charges or levies imposed on them or any of their properties, assets, income or franchises, to the extent the same have become due and payable and before they have become delinquent and all claims for which sums have become due and payable which, if unpaid, would by law (without satisfaction of any other conditions) become a Lien on properties or assets of the Company or any Subsidiary (other than Liens permitted under Section 10.5), provided that neither the Company nor any Subsidiary need pay any such tax, assessment, charge or levy if (i) the amount, applicability or validity thereof is contested by the Company or such Subsidiary on a timely basis in good faith and in appropriate proceedings, and the Company or a Subsidiary has established adequate reserves therefor in accordance with GAAP on the books of the Company or such Subsidiary or (ii) the nonpayment of all such taxes, assessments, charges and levies in the aggregate could not reasonably be expected to have a Material Adverse Effect.

Section 9.5 Corporate Existence, Etc. Subject to Section 10.2, the Company will at all times preserve and keep in full force and effect its corporate existence. Subject to Sections 10.2 and 10.7, the Company will at all times preserve and keep in full force and effect the corporate existence of each of its Subsidiaries (unless merged into the Company or a Wholly-Owned Subsidiary) and all rights and franchises of the Company and its Subsidiaries unless the termination of or failure to preserve and keep in full force and effect such corporate existence, right or franchise could not, individually or in the aggregate, be reasonably expected to have a Material Adverse Effect.

Section 9.6 Books and Records. The Company will, and will cause each of its Subsidiaries to, maintain, in all material respects, proper books of record and account in conformity with GAAP and all material applicable requirements of any Governmental Authority having legal or regulatory jurisdiction over the Company or such Subsidiary, as the case may be.

Section 9.7 Priority of Obligations. The Company will ensure that its payment obligations under this Agreement and the Notes will at all times rank at least pari passu, without preference or priority, with all other unsecured and unsubordinated Indebtedness of the Company.

Section 9.8 Subsidiary Guarantees

(a) The Company shall promptly cause each Additional Subsidiary Guarantor to execute and deliver a Subsidiary Guarantee substantially in the form of Exhibit 9.8 hereto (with such modifications as may be required and reasonably acceptable to the Required Holders to reflect the legal requirements of the jurisdiction of incorporation of the relevant Subsidiary, including any modifications necessary to make the obligations of such guarantee agreement pari passu with the other unsecured and unsubordinated Indebtedness of such Subsidiary) or otherwise in form and substance reasonably satisfactory to the Required Holders.

(b) The Company may, from time to time at its discretion and upon written notice from the Company to the holders of Notes, cause any of its Subsidiaries which are not otherwise Subsidiary Guarantors pursuant to Section 9.8(a) to enter into a Subsidiary Guarantee substantially in the form of Exhibit 9.8 hereto (with such modifications as may be required to reflect the legal requirements of the jurisdiction of incorporation of the relevant Subsidiary, including any modifications necessary to make the obligations of such guarantee agreement pari passu with the other unsecured and unsubordinated Indebtedness of such Subsidiary) or otherwise in form and substance reasonably satisfactory to the Required Holders (an “Optional Subsidiary Guarantee”). A Subsidiary that enters into an Optional Subsidiary Guarantee shall be referred to as an “Optional Subsidiary Guarantor”.

(c) The delivery of a Subsidiary Guarantee by any Subsidiary Guarantor shall be accompanied by the following:

(i) an Officer’s Certificate from such Subsidiary Guarantor confirming that (A) the representations and warranties of such Subsidiary Guarantor contained in such Subsidiary Guarantee are true and correct in all material respects, and (B) the guarantee provided under the Subsidiary Guarantee would not cause any borrowing, guaranteeing or similar limit binding on the Subsidiary Guarantor to be exceeded;

(ii) copies of the articles of association or certificate or articles of incorporation, and all other constitutive documents, of such Subsidiary Guarantor, resolutions of the board of directors (and, where applicable, the shareholders) of such Subsidiary Guarantor authorizing its execution and delivery of such Subsidiary Guarantee and the transactions contemplated thereby, and specimen signatures of authorized officers of such Subsidiary Guarantor (in each case, certified as correct and complete copies by the secretary or an assistant secretary (or an equivalent officer) of such Subsidiary Guarantor); and

(iii) a legal opinion, reasonably satisfactory in form, scope and substance to the Required Holders, of independent legal counsel to the effect that, subject to customary qualifications and assumptions, (1) such Subsidiary Guarantor is duly and validly organized and existing under the laws of its jurisdiction of organization and (if applicable in such jurisdiction) is in good standing, (2) such Subsidiary Guarantee has been duly authorized, executed and delivered by such Subsidiary Guarantor, and (3) such Subsidiary Guarantee is enforceable in accordance with its terms.

An original executed counterpart of each such Subsidiary Guarantee shall be delivered to each holder of Notes promptly after the execution thereof.

(d) In the event that an Additional Subsidiary Guarantor at any time ceases to guarantee the obligations of the Company or other Group members under any Principal Credit Facility and is no longer a borrower or other obligor under any Principal Credit Facility, the Company may upon written notice to the holders of the Notes referring to this Section 9.8(d), which notices shall be accompanied by an Officer’s Certificate certifying as to the matters set forth in clauses (i) and (ii) below, terminate the Subsidiary Guarantee issued by such Additional Subsidiary Guarantor with effect from the date of such notice so long as (i) no Default or Event of Default shall have occurred and then be continuing or shall result therefrom (including, without limitation, an Event of Default arising from a breach of Section 10.6 following the termination of such Subsidiary Guarantee), and (ii) no payment by such Subsidiary Guarantor is due under such Subsidiary Guarantor’s Subsidiary Guarantee.

(e) The Company may further, from time to time at its sole discretion and upon written notice to the holders of the Notes referring to this Section 9.8(e), which shall be accompanied by an Officer’s Certificate certifying as to the matters set forth in sub-paragraphs (i) and (ii) below, terminate an Optional Subsidiary Guarantee issued by an Optional Subsidiary Guarantor with effect from the date of such notice so long as (i) no Default or Event of Default shall have occurred and then be continuing or shall result therefrom (including, without limitation, an Event of Default arising from a breach of Section 10.6 following the termination of such Optional Subsidiary Guarantee) and (ii) no payment by such Optional Subsidiary Guarantor is due under such Optional Subsidiary Guarantor’s Optional Subsidiary Guarantee.

SECTION 10. NEGATIVE COVENANTS. The Company covenants that so long as any of the Notes are outstanding:

Section 10.1 Transactions with Affiliates. The Company will not, and will not permit any Subsidiary to, enter into directly or indirectly any transaction or group of related transactions (including, without limitation, the purchase, lease, sale or exchange of properties of any kind or the rendering of any service) with any Affiliate of the Company, other than for compensation and upon fair and reasonable terms with Affiliates in transactions that are otherwise permitted hereunder no less favorable to the Company or such Subsidiary than would be obtained in a comparable arm’s-length transaction with a Person other than an Affiliate, provided, the foregoing restriction shall not apply to (a) any transaction between the Company and any of its Subsidiaries or between any of its Subsidiaries, (b) reasonable and customary fees paid to members of the Boards of Directors of the Company and its Subsidiaries, (c) transactions effected as part of a Receivables Transaction, (d) compensation arrangements of officers and other employees of the Company and its Subsidiaries entered into in the ordinary course of business or (e) those transactions existing on the date of this Agreement and set forth on Schedule 10.1.

Section 10.2 Merger, Consolidation, Etc.

(a) Except as might otherwise be permitted under Section 10.7, the Company will not consolidate with or merge with any other Person or convey, transfer or lease all or substantially all of its assets in a single transaction or series of transactions to any Person unless:

(i) the successor formed by such consolidation or the survivor of such merger or the Person that acquires by conveyance, transfer or lease all or substantially all of the assets of the Company as an entirety, as the case may be, shall be a solvent corporation or limited liability company organized and existing under the laws of the United States or any State thereof (including the District of Columbia), and, if the Company is not such corporation or limited liability company, (x) such corporation or limited liability company shall have executed and delivered to each holder of any Notes its assumption of the due and punctual performance and observance of each covenant and condition of this Agreement and the Notes and (y) such corporation or limited liability company shall have caused to be delivered to each holder of any Notes an opinion of nationally recognized independent counsel, or other independent counsel reasonably satisfactory to the Required Holders, to the effect that all agreements or instruments effecting such assumption are enforceable in accordance with their terms and comply with the terms hereof; and

(ii) immediately before and immediately after giving effect to such transaction, no Default or Event of Default shall have occurred and be continuing.

No such conveyance, transfer or lease of substantially all of the assets of the Company shall have the effect of releasing the Company or any successor corporation or limited liability company that shall theretofore have become such in the manner prescribed in this Section 10.2(a) from its liability under this Agreement or the Notes.

(b) Except as might otherwise be permitted under Section 10.7, the Company will not permit any Subsidiary to liquidate, wind up or dissolve (or suffer any liquidation or dissolution), or merge, consolidate with or into, or convey, transfer, lease, sell, assign or otherwise dispose of (whether in one transaction or in a series of transactions) all or substantially all of its assets (whether now owned or hereafter acquired) to or in favor of any Person, except that, so long as no Default or Event of Default exists or would result therefrom:

(i) any Subsidiary may merge with (x) the Company, provided that the Company shall be the continuing or surviving Person, or (y) any one or more Subsidiaries, provided that (A) when any Wholly-Owned Subsidiary is merging with another Subsidiary, such Wholly-Owned Subsidiary shall be the continuing or surviving Person, (B) when any Foreign Subsidiary is merging with a Domestic Subsidiary, such Domestic Subsidiary shall be the continuing or surviving Person and (C) when any Subsidiary is merging with a Subsidiary Guarantor, such Subsidiary Guarantor shall be the continuing or surviving Person;

(ii) (x) any Subsidiary may sell, transfer, contribute, convey or otherwise dispose of all or substantially all of its assets (upon voluntary liquidation or otherwise), to the Company or to a Domestic Subsidiary; provided that if the transferor in such a transaction is a Wholly-Owned Subsidiary, then the transferee must also be a Wholly-Owned Subsidiary; and (y) any Foreign Subsidiary may sell, transfer, contribute, convey or otherwise dispose of all of its assets (upon voluntary liquidation or otherwise), to any other Foreign Subsidiary;

(iii) any Subsidiary formed solely for the purpose of effecting an acquisition may be merged or consolidated with any other Person; provided that the continuing or surviving corporation of such merger or consolidation shall be a Subsidiary; and

(iv) “inactive” or “shell” Subsidiaries (i.e., a Person that is not engaged in any business and that has total assets of $2,000,000 or less) may be dissolved or otherwise liquidated, provided that (x) all of the assets and properties of any such Subsidiaries are transferred to the Company or another Subsidiary upon dissolution or liquidation and (y) the aggregate total assets of all Subsidiaries permitted to be dissolved or otherwise liquidated under this clause (iv) shall not exceed $40,000,000.

Section 10.3 Line of Business. The Company will not, and will not permit any Subsidiary to, engage in any business if, as a result, the general nature of the business in which the Company and its Subsidiaries, taken as a whole, would then be engaged would be substantially changed from the general nature of the business in which the Company and its Subsidiaries, taken as a whole, are engaged on the date of this Agreement.

Section 10.4 Terrorism Sanctions Regulations. The Company will not, and will not permit any Subsidiary to, (a) become (including by virtue of being owned or controlled by a Blocked Person), own or control a Blocked Person or (b) directly or, to the knowledge of the Company after due inquiry, indirectly have any investment in or engage in any dealing or transaction (including any investment, dealing or transaction involving the proceeds of the Notes) with any Person if such investment, dealing or transaction (i) would cause any holder or any affiliate of such holder to be in violation of, or subject to sanctions under, any U.S. Economic Sanctions Laws applicable to such holder, or (ii) is prohibited by or subject to sanctions under any applicable U.S. Economic Sanctions Laws.

Section 10.5 Liens. The Company will not, and will not permit any Subsidiary to, create, incur, assume or suffer to exist any Lien upon any of its property, assets or revenues, whether now owned or hereafter acquired, except for:

(a) Liens for taxes not yet due or which are being contested in good faith by appropriate proceedings, provided that adequate reserves with respect thereto are maintained on the books of the Company or its Subsidiaries, as the case may be, in conformity with GAAP;

(b) carriers’, warehousemen’s, mechanics’, materialmen’s, repairmen’s or other like Liens arising in the ordinary course of business which are not overdue for a period of more than 30 days or which are being contested in good faith by appropriate proceedings diligently conducted, if adequate reserves with respect thereto are maintained on the books of the applicable Person in accordance with GAAP;

(c) pledges or deposits made in the ordinary course of business in compliance with workers’ compensation, unemployment insurance and other social security legislation and deposits made in the ordinary course of business securing liability to insurance carriers under insurance or self-insurance arrangements;

(d) deposits to secure the performance of bids, trade or government contracts (other than for borrowed money), leases, statutory obligations, surety and appeal bonds, performance bonds and other obligations of a like nature incurred in the ordinary course of business;

(e) easements, rights-of-way, restrictions, building, zoning and other similar encumbrances or restrictions, utility agreements, covenants, reservations and encroachments and other similar encumbrances, or leases or subleases, incurred in the ordinary course of business which, in the aggregate, are not substantial in amount and which do not, in the aggregate, materially detract from the value of the properties of the Company and its Subsidiaries, taken as a whole, or materially interfere with the ordinary conduct of the business of the Company and its Subsidiaries, taken as a whole;

(f) Liens securing Indebtedness in respect of Capital Leases and purchase money obligations for fixed or capital assets; provided that (i) such Liens do not at any time encumber any property other than the property financed by such Indebtedness, (ii) the principal amount of the Indebtedness secured thereby does not exceed the fair market value of the property being acquired on the date of acquisition and (iii) such Indebtedness was not incurred in connection with, or in anticipation or contemplation of, an acquisition;

(g) Liens on the assets of Receivable Subsidiaries created pursuant to any Receivables Transaction permitted pursuant to Section 10.6(a);

(h) Liens securing the obligations of the Company under this Agreement and the Notes and/or the obligations of any Subsidiary Guarantor under its Subsidiary Guarantee;

(i) Liens granted by any Subsidiary in favor of the Company;

(j) judgment and other similar Liens arising in connection with court proceedings in an aggregate amount not in excess of $10,000,000 (except to the extent covered by independent third-party insurance) provided that the execution or other enforcement of such Liens is effectively stayed and the claims secured thereby are being actively contested in good faith and by appropriate proceedings;

(k) any Lien on any property of the Company or any Subsidiary existing on June 26, 2021, and set forth on Schedule 10.5 or any extension, renewal or refinancing thereof; provided that (i) such Lien shall not apply to any other property or asset of the Company or any Subsidiary, (ii) such Lien shall secure only those obligations which it secures as of the date hereof and (iii) in the case of any extension, renewal or refinancing thereof, (x) there is no increase in the obligations so secured and (y) such Lien does not secure additional assets not subject to the Lien then being extended or renewed;

(l) any Lien existing on any property or asset prior to the acquisition thereof by the Company or any Subsidiary or existing on any property or asset of any Person that becomes a Subsidiary after the date hereof prior to the time such Person becomes a Subsidiary or any extension, renewal or refinancing thereof; provided that (i) such Lien is not created in contemplation of or in connection with such acquisition or such Person becoming a Subsidiary, as the case may be, (ii) such Lien shall not apply to any other property or assets of the Company or any Subsidiary, (iii) such Lien shall secure only those obligations which it secures on the date of such acquisition or the date such Person becomes a Subsidiary, as the case may be, and (iv) in the case of any extension, renewal or refinancing thereof, (x) there is no increase in the obligations so secured and (y) such Lien does not secure additional assets not subject to the Lien then being extended or renewed;

(m) Liens arising from precautionary UCC financing statements regarding operating leases or consignments;

(n) Liens which secure obligations or Indebtedness of the Company or any of its Subsidiaries under or in connection with (A) the Principal Credit Facility or (B) a private shelf agreement or note purchase agreement (however designated or styled), including, without limitation, the Prudential Shelf Agreement, the MetLife Note Agreement and the AIG Shelf Agreement; provided, that the Notes and the Company’s obligations under this Agreement and any Subsidiary Guarantor’s obligations under its Subsidiary Guarantee are also concurrently equally and ratably secured pursuant to documentation in form and substance reasonably satisfactory to the Required Holders (including, but not limited to, documentation such as security agreements and other necessary or desirable collateral agreements, an intercreditor agreement and opinions of independent legal counsel);

(o) Liens (not otherwise permitted hereunder) which secure obligations or Indebtedness of the Company or any of its Subsidiaries; provided that any obligation or Indebtedness secured pursuant to this Section 10.5(o) shall not at any time outstanding exceed the greater of (x) the lesser of (1) $800,000,000 and (2) the amount equal to 15% of Consolidated Total Assets as of the last day of the most recently ended fiscal quarter of the Company immediately on or prior to such incurrence date, or (y) 10% of Consolidated Total Assets as of the last day of the then most recently ended fiscal quarter of the Company immediately on or prior to such incurrence date; provided further that neither the Company nor any of its Subsidiaries will secure any amounts owed or outstanding under the Principal Credit Facility or any private shelf agreement or note purchase agreement (however designated or styled), including, without limitation, the Prudential Shelf Agreement, the MetLife Note Agreement and the AIG Shelf Agreement, pursuant to this clause (o); or

(p) Liens granted by any Subsidiary of the Company that are contractual rights of set-off or netting arrangements relating to pooled deposit or sweep accounts of such Subsidiary to permit satisfaction of overdraft or similar obligations (including with respect to netting services, automatic clearinghouse arrangements, overdraft protections and similar arrangements) incurred in the ordinary course of business of such Subsidiary.

Section 10.6 Indebtedness. The Company will not, and will not permit any Subsidiary to, create, issue, incur, assume, become liable in respect of or suffer to exist:

(a) any Indebtedness pursuant to any Receivables Transaction, except for Indebtedness pursuant to a Receivables Transaction that is (i) nonrecourse with respect to the Company and its Subsidiaries (other than any Receivables Subsidiary and to any Equity Interests of such Receivables Subsidiary (and the proceeds thereof)) and (ii) in an aggregate principal amount at any time outstanding not exceeding 15% of Consolidated Total Assets at such time; or

(b) any Indebtedness of any of the Subsidiaries other than:

(i) Indebtedness of any Receivables Subsidiary pursuant to any Receivables Transaction permitted under Section 10.6(a);

(ii) any Indebtedness of any Subsidiary existing on June 26, 2021, and set forth on Schedule 10.6 and any refinancing thereof; provided that the then outstanding principal amount thereof is not increased and the weighted average maturity thereof is not decreased;

(iii) any Indebtedness of any Subsidiary which is a Subsidiary Guarantor, so long as such Subsidiary has complied with the requirements of Section 9.8 in respect of its Subsidiary Guarantee;

(iv) any Indebtedness of any Subsidiary owed to the Company or any other Subsidiary; provided that any such Indebtedness of a Subsidiary Guarantor shall only be permitted pursuant to this Section 10.6(b)(iv) to the extent owed to the Company or another Subsidiary Guarantor;

(v) any Indebtedness arising in respect of Capital Leases or purchase money obligations incurred in accordance with Section 10.5(f);

(vi) any other Indebtedness of Subsidiaries; provided that such Indebtedness shall not at any time outstanding exceed the greater of (x) the lesser of (1) $800,000,000 and (2) the amount equal to 15% of Consolidated Total Assets as of the last day of the most recently ended fiscal quarter of the Company immediately on or prior to such incurrence date, or (y) 10% of Consolidated Total Assets as of the last day of the then most recently ended fiscal quarter of the Company immediately on or prior to such incurrence date;

(vii) Indebtedness of any Subsidiary of the Company in respect of netting services, automatic clearinghouse arrangements, overdraft protections and similar arrangements in each case in connection with deposit accounts in the ordinary course of business; and

(viii) any Guarantee Obligation of the Company in respect of Indebtedness incurred by any Subsidiary under clause (vii) hereof up to an aggregate principal amount not to exceed $300,000,000 at any time outstanding.

Section 10.7 Dispositions. The Company will not, and will not permit any Subsidiary to, make any Disposition or enter into any agreement to make any Disposition, except:

(a) Dispositions of obsolete, out-moded or worn-out property, whether now owned or hereafter acquired, in the ordinary course of business;

(b) Dispositions of inventory and cash equivalents in the ordinary course of business;

(c) Dispositions of property by any Subsidiary to the Company or to any other Subsidiary; provided that any such Disposition by a Subsidiary Guarantor shall only be permitted pursuant to this Section 10.7(c) to the extent made to another Subsidiary Guarantor;

(d) Dispositions of Receivables pursuant to Receivables Transactions permitted under subsection 10.6(a);

(e) the nonexclusive license of intellectual property of the Company or any of its Subsidiaries to third parties in the ordinary course of business;

(f) without limitation to clause (a), the Company and its Subsidiaries may sell or exchange specific items of machinery or equipment, so long as the proceeds of each such sale or exchange are used (or contractually committed to be used) to acquire (and result within one year of such sale or exchange in the acquisition of) replacement items of machinery or equipment of reasonably equivalent Fair Market Value; and

(g) other Dispositions where:

(i) in the good faith opinion of the Company, the Disposition is an exchange for consideration having a Fair Market Value at least equal to that of the property Disposed of and is in the best interest of the Company or the applicable Subsidiary, as the case may be;

(ii) immediately after giving effect to such Disposition, no Event of Default would exist; and

(iii) immediately after giving effect to such Disposition, the Disposition Value of all property that was the subject thereof in any four fiscal quarter period of the Company plus the Fair Market Value of any other property Disposed of during such four quarter period does not equal or exceed 20% of Consolidated Total Assets as of the last day of the then most recently ended fiscal quarter of the Company;

provided that for purposes of clause (g)(iii) above there shall be excluded from any determination of the Fair Market Value or consideration receivable of property or assets disposed of in a Disposition if and to the extent that an amount equal to the net proceeds realized upon such Disposition are within 90 days after the consummation of such Disposition, applied by the Company to prepay or repay Indebtedness that ranks at least pari passu with the Notes or the Subsidiary Guarantees (other than Indebtedness owing to the Company, any Subsidiary or any Affiliate of the Company) so long as in connection with any such payment or prepayment of such Indebtedness, the Company shall, on or before the date of such payment or prepayment, prepay a Pro Rata Portion of each Note then outstanding as provided in Section 8.8.

Section 10.8 ERISA. The Company will not, and will not permit any Subsidiary to, engage in a transaction which could be subject to Section 4069 or 4212(c) of ERISA, or permit any Plan to:

(a) engage in any non-exempt “prohibited transaction” (as defined in Section 406 of ERISA or Section 4975 of the Code);

(b) fail to comply with ERISA or any other applicable Laws; or

(c) incur any material “accumulated funding deficiency” (as defined in Section 412 of the Code or Section 302 of ERISA),

which, with respect to any event listed above, could reasonably be expected to have a Material Adverse Effect.

Section 10.9 Leverage Ratio. The Company will not permit the Consolidated Leverage Ratio to exceed 3.25 to 1.00 for the four fiscal quarters of the Company then last ended (in each case taken as one accounting period) as of the last day of each fiscal quarter; provided that, to the extent the Company consummates an acquisition permitted by this Agreement for aggregate cash consideration exceeding $150,000,000 (each, a “Material Acquisition”), the Company may elect, upon written notice to New York Life and each holder of a Note that is an Institutional Investor, which notice shall be provided no later than the last Business Day of the fiscal quarter in which the relevant Material Acquisition is consummated, to increase the maximum Consolidated Leverage Ratio permitted by this Section 10.9 to 3.75 to 1.00 for the fiscal quarter in which such Material Acquisition is consummated and the three consecutive fiscal quarters of the Company following such Material Acquisition (each, a “Four Quarter Period”) (retroactive to the first day of such Four Quarter Period), and the interest rate applicable to the Notes shall increase by 0.50% per annum during the period from (and retroactive to) the first day of such Four Quarter Period until the earlier of (i) the last day of such fiscal quarter at the end of which the Consolidated Leverage Ratio for the four fiscal quarters of the Company then ended did not exceed 3.25 to 1.00 (retroactive to such date) and (ii) the last day of such Four Quarter Period (each, a “Covenant Reset Date”) (such increase, the “Acquisition Spike”); provided further that, the maximum Consolidated Leverage Ratio may be increased to 3.75 to 1.00 for a Four Quarter Period in connection with a Material Acquisition no more than three times after September 15, 2017. For the avoidance of doubt, the Consolidated Leverage Ratio may not exceed 3.25 to 1.00 for the four fiscal quarters of the Company then last ended (in each case taken as one accounting period) as of the last day of each fiscal quarter that ends after a Covenant Reset Date during a Four Quarter Period. If the Consolidated Leverage Ratio is increased for a Four Quarter Period pursuant to the preceding sentence, no corresponding increase in the Consolidated Leverage Ratio with respect to a subsequent Material Acquisition may occur until the completion of at least one full fiscal quarter following the last day of such Four Quarter Period. If an interest payment on any Notes is due after the last day of any fiscal quarter of the Company, but before the Consolidated Leverage Ratio as of such last day has been calculated, then the Company shall pay an amount calculated as if the interest rate in effect on such last day had continued thereafter. If such calculation shows that there was a change in the interest rate on the Notes effective as of the first day following such last day, then the amount of interest payable by the Company on the next succeeding interest payment date in respect of such Notes shall be increased or decreased, as applicable, to the extent necessary to reflect the interest rate that should have been taken into account as of such first following day.

SECTION	11. EVENTS OF DEFAULT.

An “Event of Default” shall exist if any of the following conditions or events shall occur and be continuing:

(a) the Company defaults in the payment of any principal, Make-Whole Amount or Swap Breakage Amount, if any, on any Note when the same becomes due and payable, whether at maturity or at a date fixed for prepayment or by declaration or otherwise; or

(b) the Company defaults in the payment of any interest on any Note for more than five Business Days after the same becomes due and payable; or

(c) the Company defaults in the performance of or compliance with any term contained in Section 7.1(d), (e), (g) or (h), Section 9.8 or Section 10; or

(d) (i) the Company shall default in the observance or performance of any covenant contained in Section 7.1(a) or (b), and such default shall continue unremedied for a period of 10 days; or (ii) the Company or any Guarantor shall default in the observance or performance of any other agreement contained in this Agreement or the Notes or in any Subsidiary Guarantee (other than as provided above in this Section 11), and such default described in this clause (d)(ii) shall continue unremedied for a period of 30 days; provided that if any such default covered by this clause (d)(ii), (x) is not capable of being remedied within such 30-day period, (y) is capable of being remedied within an additional 30-day period, and (z) the Company is diligently pursuing such remedy during the period contemplated by (x) and (y) and has advised the holders of Notes as to the remedy thereof, the first 30-day period referred to in this clause (d)(ii) shall be extended for an additional 30-day period but only so long as (A) the Company continues to diligently pursue such remedy, (B) such default remains capable of being remedied within such period and (C) any such extension could not reasonably be expected to have a Material Adverse Effect; or

(e) any representation or warranty made in writing by the Company, or by any officer of the Company or any Guarantor in this Agreement or in any writing delivered pursuant to this Agreement proves to have been false or incorrect in any material respect on the date as of which made; or

(f) (i) the Company or any Subsidiary is in default (as principal or as guarantor or other surety) in the payment of any principal of or premium or make-whole amount or interest on any Indebtedness (other than Indebtedness permitted under Section 10.6(b)(viii)) that is outstanding in an aggregate principal amount of at least $200,000,000 beyond any period of grace provided with respect thereto, or (ii) the Company or any Subsidiary is in default in the performance of or compliance with any term of any evidence of any Indebtedness (other than Indebtedness permitted under Section 10.6(b)(viii)) in an aggregate outstanding principal amount of at least $200,000,000 or of any mortgage, indenture or other agreement relating thereto or any other condition exists, and as a consequence of such default or condition such Indebtedness has become, or has been declared (or one or more Persons are entitled to declare such Indebtedness to be), due and payable before its stated maturity or before its regularly scheduled dates of payment, or (iii) as a consequence of the occurrence or continuation of any event or condition (other than the passage of time or the right of the holder of Indebtedness to convert such Indebtedness into equity interests), (x) the Company or any Subsidiary has become obligated to purchase or repay Indebtedness (other than Indebtedness permitted under Section 10.6(b)(viii)) before its regular maturity or before its regularly scheduled dates of payment in an aggregate outstanding principal amount of at least $200,000,000, or (y) one or more Persons have the right to require the Company or any Subsidiary so to purchase or repay such Indebtedness; or

(g) the Company, any Guarantor or any Significant Subsidiary (i) is generally not paying, or admits in writing its inability to pay, its debts as they become due, (ii) files, or consents by answer or otherwise to the filing against it of, a petition for relief or reorganization or arrangement or any other petition in bankruptcy, for liquidation or to take advantage of any bankruptcy, insolvency, reorganization, moratorium or other similar law of any jurisdiction, (iii) makes an assignment for the benefit of its creditors, (iv) consents to the appointment of a custodian, receiver, trustee or other officer with similar powers with respect to it or with respect to any substantial part of its property, (v) is adjudicated as insolvent or to be liquidated, or (vi) takes corporate action for the purpose of any of the foregoing; or

(h) a court or Governmental Authority of competent jurisdiction enters an order appointing, without consent by the Company, any Guarantor or any of the Company’s Significant Subsidiaries, a custodian, receiver, trustee or other officer with similar powers with respect to it or with respect to any substantial part of its property, or constituting an order for relief or approving a petition for relief or reorganization or any other petition in bankruptcy or for liquidation or to take advantage of any bankruptcy or insolvency law of any jurisdiction, or ordering the dissolution, winding-up or liquidation of the Company, any Guarantor or any of the Company’s Significant Subsidiaries, or any such petition shall be filed against the Company, any Guarantor or any of the Company’s Significant Subsidiaries and such petition shall not be dismissed within 60 days (provided that if at any time after the date of this Agreement the Principal Credit Facility provides for a time period greater than 60 days but less than or equal to 120 days, then such time period therein shall be deemed incorporated herein); or

(i) a final judgment or judgments (to the extent not covered by insurance where insurance coverage has been acknowledged) for the payment of money aggregating in excess of $200,000,000 are rendered against one or more of the Company and its Subsidiaries and which judgments are not, within 60 days after entry thereof, bonded, discharged or stayed pending appeal, or are not discharged within 60 days after the expiration of such stay (provided that if at any time after the date of this Agreement the Principal Credit Facility provides for a time period greater than 60 days but less than or equal to 120 days, then such time period therein shall be deemed incorporated herein); or

(j) if (i) any Plan shall fail to satisfy the minimum funding standards of ERISA or the Code for any plan year or part thereof or a waiver of such standards or extension of any amortization period is sought or granted under section 412 of the Code, (ii) a notice of intent to terminate any Plan shall have been or is reasonably expected to be filed with the PBGC or the PBGC shall have instituted proceedings under ERISA section 4042 to terminate or appoint a trustee to administer any Plan or the PBGC shall have notified the Company or any ERISA Affiliate that a Plan may become a subject of any such proceedings, (iii) the aggregate “amount of unfunded benefit liabilities” (within the meaning of section 4001(a)(18) of ERISA) under all Plans, determined in accordance with Title IV of ERISA, shall exceed the aggregate permitted amount specified in any event of default relating to ERISA or other similar laws or regulations concerning benefit plans contained in the Principal Credit Facility, (iv) the Company or any ERISA Affiliate shall have incurred or is reasonably expected to incur any liability pursuant to Title I or IV of ERISA or the penalty or excise tax provisions of the Code relating to employee benefit plans, or (v) the Company or any Subsidiary establishes or amends any employee welfare benefit plan that provides post-employment welfare benefits in a manner that would increase the liability of the Company or any Subsidiary thereunder; and any such event or events described in clauses (i) through (v) above, either individually or together with any other such event or events, could reasonably be expected to have a Material Adverse Effect; or

(k) (i) any default shall occur under any Note Document or any Note Document shall cease to be in full force and effect for any reason whatsoever (except as otherwise permitted hereunder and under such Subsidiary Guarantee), including, without limitation, a determination by any Governmental Authority that such Note Document is invalid, void or unenforceable or (ii) the Company or any Guarantor shall contest or deny in writing the validity or enforceability of any Guarantor’s obligations under its Subsidiary Guarantee.

SECTION 12. REMEDIES ON DEFAULT, ETC.

Section	12.1 Acceleration.

(a) If an Event of Default with respect to the Company described in Section 11(g) or (h) (other than an Event of Default described in clause (i) of Section 11(g) or described in clause (vi) of Section 11(g) by virtue of the fact that such clause encompasses clause (i) of Section 11(g)) has occurred, all the Notes then outstanding shall automatically become immediately due and payable.

(b) If any other Event of Default has occurred and is continuing, the Required Holders may at any time at their option, by notice or notices to the Company, declare all the Notes then outstanding to be immediately due and payable.

(c) If any Event of Default described in Section 11(a) or (b) has occurred and is continuing, any holder or holders of Notes at the time outstanding affected by such Event of Default may at any time, at its or their option, by notice or notices to the Company, declare all the Notes held by it or them to be immediately due and payable.

Upon any Notes becoming due and payable under this Section 12.1, whether automatically or by declaration, such Notes will forthwith mature and the entire unpaid principal amount of such Notes, plus (x) all accrued and unpaid interest thereon (including, but not limited to, interest accrued thereon at the default rate specified in the applicable Notes) and (y) the Make-Whole Amount and Swap Breakage Amount, if any, determined in respect of such principal amount (to the full extent permitted by applicable law), shall all be immediately due and payable, in each and every case without presentment, demand, protest or further notice, all of which are hereby waived. The Company acknowledges, and the parties hereto agree, that each holder of a Note has the right to maintain its investment in the Notes free from repayment by the Company (except as herein specifically provided for) and that the provision for payment of a Make-Whole Amount and Swap Breakage Amount by the Company in the event that the Notes are prepaid or are accelerated as a result of an Event of Default, is intended to provide compensation for the deprivation of such right under such circumstances.

Section 12.2 Other Remedies. If any Default or Event of Default has occurred and is continuing, and irrespective of whether any Notes have become or have been declared immediately due and payable under Section 12.1, the holder of any Note at the time outstanding may proceed to protect and enforce the rights of such holder by an action at law, suit in equity or other appropriate proceeding, whether for the specific performance of any agreement contained herein or in any Note, or for an injunction against a violation of any of the terms hereof or thereof, or in aid of the exercise of any power granted hereby or thereby or by law or otherwise.

Section 12.3 Rescission. At any time after any Notes have been declared due and payable pursuant to Section 12.1(b) or (c), the Required Holders, by written notice to the Company, may rescind and annul any such declaration and its consequences if (a) the Company has paid all overdue interest on the Notes, all principal of, Make-Whole Amount and Swap Breakage Amount, if any, on any Notes that are due and payable and are unpaid other than by reason of such declaration, and all interest on such overdue principal, Make-Whole Amount and Swap Breakage Amount, if any, and (to the extent permitted by applicable law) any overdue interest in respect of the Notes, at the default rate specified in the applicable Notes, (b) neither the Company nor any other Person shall have paid any amounts that have become due solely by reason of such declaration, (c) all Events of Default and Defaults, other than non-payment of amounts that have become due solely by reason of such declaration, have been cured or have been waived pursuant to Section 17, and (d) no judgment or decree has been entered for the payment of any monies due pursuant hereto or to the Notes. No rescission and annulment under this Section 12.3 will extend to or affect any subsequent Event of Default or Default or impair any right consequent thereon.

Section 12.4 No Waivers or Election of Remedies, Expenses, Etc. No course of dealing and no delay on the part of any holder of any Note in exercising any right, power or remedy shall operate as a waiver thereof or otherwise prejudice such holder’s rights, powers or remedies. No right, power or remedy conferred by this Agreement or by any Note upon any holder thereof shall be exclusive of any other right, power or remedy referred to herein or therein or now or hereafter available at law, in equity, by statute or otherwise. Without limiting the obligations of the Company under Section 15, the Company will pay to the holder of each Note on demand such further amount as shall be sufficient to cover all costs and expenses of such holder incurred in any enforcement or collection under this Section 12, including, without limitation, reasonable attorneys’ fees, expenses and disbursements.

SECTION	13. REGISTRATION; EXCHANGE; SUBSTITUTION OF NOTES.

Section 13.1 Registration of Notes. The Company shall keep at its principal executive office a register for the registration and registration of transfers of Notes. The name and address of each holder of one or more Notes, each transfer thereof and the name and address of each transferee of one or more Notes shall be registered in such register. If any holder of one or more Notes is a nominee, then (a) the name and address of the beneficial owner of such Note or Notes shall also be registered in such register as an owner and holder thereof and (b) at any such beneficial owner’s option, either such beneficial owner or its nominee may execute any amendment, waiver or consent pursuant to this Agreement. Prior to due presentment for registration of transfer, the Person in whose name any Note shall be registered shall be deemed and treated as the owner and holder thereof for all purposes hereof, and the Company shall not be affected by any notice or knowledge to the contrary. The Company shall give to any holder of a Note that is an Institutional Investor promptly upon request therefor, a complete and correct copy of the names and addresses of all registered holders of Notes.

Section 13.2 Transfer and Exchange of Notes. Upon surrender of any Note to the Company at the address and to the attention of the designated officer (all as specified in Section 18(iii)), for registration of transfer or exchange (and in the case of a surrender for registration of transfer accompanied by a written instrument of transfer duly executed by the registered holder of such Note or such holder’s attorney duly authorized in writing and accompanied by the relevant name, address and other details for notices of each transferee of such Note or part thereof), within ten Business Days thereafter, the Company shall execute and deliver, at the Company’s expense (except as provided below), one or more new Notes (as requested by the holder thereof) in exchange therefor, of the same Series and in an aggregate principal amount equal to the unpaid principal amount of the surrendered Note. Each such new Note shall be payable to such Person as such holder may request and shall be substantially in the form of (a) Exhibit 1.3(a), in the case of a Series B Note, (b) Exhibit 1.3(b), in the case of a Series D Note, (c) Exhibit 1.3(c), in the case of a Series E Note, (d) Exhibit 1.3(d), in the case of a Series F Note, (e) Exhibit 1.3(e) in the case of a Series G Note, or (e) Exhibit 1.4, in the case of a Shelf Note. Each such new Note shall be dated and bear interest from the date to which interest shall have been paid on the surrendered Note or dated the date of the surrendered Note if no interest shall have been paid thereon. The Company may require payment of a sum sufficient to cover any stamp tax or governmental charge imposed in respect of any such transfer of Notes. Notes shall not be transferred in denominations of less than $100,000, in the case of Notes denominated in Dollars, €100,000, in the case of Notes denominated in Euros, £100,000, in the case of Notes denominated in British Pounds, or A$100,000, in the case of Notes denominated in Australian Dollars; provided that if necessary to enable the registration of transfer by a holder of its entire holding of Notes, one Note may be in a denomination of less than $100,000, €100,000, £100,000 or A$100,000, respectively. Any transferee, by its acceptance of a Note registered in its name (or the name of its nominee), shall be deemed to have made the representation set forth in Section 6.2.

Section 13.3 Replacement of Notes. Upon receipt by the Company at the address and to the attention of the designated officer (all as specified in Section 18(iii)) of evidence reasonably satisfactory to it of the ownership of and the loss, theft, destruction or mutilation of any Note (which evidence shall be, in the case of an Institutional Investor, notice from such Institutional Investor of such ownership and such loss, theft, destruction or mutilation), and

(a) in the case of loss, theft or destruction, of indemnity reasonably satisfactory to it (provided that if the holder of such Note is, or is a nominee for, an original Purchaser or another holder of a Note with a minimum net worth of at least $100,000,000 or a Qualified Institutional Buyer, such Person’s own unsecured agreement of indemnity shall be deemed to be satisfactory), or

(b) in the case of mutilation, upon surrender and cancellation thereof,

within ten Business Days thereafter, the Company at its own expense shall execute and deliver, in lieu thereof, a new Note of the same Series as such lost, stolen, destroyed or mutilated Note, dated and bearing interest from the date to which interest shall have been paid on such lost, stolen, destroyed or mutilated Note or dated the date of such lost, stolen, destroyed or mutilated Note if no interest shall have been paid thereon.

SECTION	14. PAYMENTS ON NOTES.

Section 14.1 Place of Payment. Subject to Section 14.2, payments of principal, Make-Whole Amount, if any, Swap Breakage Amount, if any, and interest becoming due and payable on the Notes shall be made in New York, New York at the principal office of JPMorgan Chase Bank, N.A. in such jurisdiction. The Company may at any time, by notice to each holder of a Note, change the place of payment of the Notes so long as such place of payment shall be either the principal office of the Company in such jurisdiction or the principal office of a bank or trust company in such jurisdiction.

Section 14.2 Home Office Payment. So long as any Purchaser or its nominee shall be the holder of any Note, and notwithstanding anything contained in Section 14.1 or in such Note to the contrary, the Company will pay all sums becoming due on such Note for principal, Make-Whole Amount, if any, Swap Breakage Amount, if any, and interest by the method and at the address specified for such purpose below such Purchaser’s name in Schedule A (in the case of Series B Notes, Series D Notes, Series E Notes, Series F Notes or Series G Notes) or as specified in such Purchaser’s Confirmation of Acceptance (in the case of a Shelf Note), or by such other method or at such other address as such Purchaser shall have from time to time specified to the Company in writing for such purpose, without the presentation or surrender of such Note or the making of any notation thereon, except that upon written request of the Company made concurrently with or reasonably promptly after payment or prepayment in full of any Note, such Purchaser shall surrender such Note for cancellation, reasonably promptly after any such request, to the Company at its principal executive office or at the place of payment most recently designated by the Company pursuant to Section 14.1. Prior to any sale or other disposition of any Note held by a Purchaser or its nominee, such Purchaser will, at its election, either endorse thereon the amount of principal paid thereon and the last date to which interest has been paid thereon or surrender such Note to the Company in exchange for a new Note or Notes pursuant to Section 13.2. The Company will afford the benefits of this Section 14.2 to any Institutional Investor that is the direct or indirect transferee of any Note purchased by a Purchaser under this Agreement and that has made the same agreement relating to such Note as the Purchasers have made in this Section 14.2.

SECTION	15. EXPENSES, ETC.

Section 15.1 Transaction Expenses. Whether or not the transactions contemplated hereby are consummated or any Notes are issued hereunder, the Company will pay all reasonable, documented and invoiced costs and expenses (including reasonable attorneys’ fees of a special counsel and, if reasonably required by the Required Holders, local or other counsel) incurred by New York Life, the Purchasers and each other holder of a Note in connection with such transactions and in connection with any amendments, waivers or consents under or in respect of this Agreement or the Notes (whether or not such amendment, waiver or consent becomes effective), including, without limitation: (a) the costs and expenses incurred in enforcing or defending (or determining whether or how to enforce or defend) any rights under this Agreement or the Notes or in responding to any subpoena or other legal process or informal investigative demand issued in connection with this Agreement or the Notes, or by reason of being a holder of any Note, (b) the costs and expenses, including financial advisors’ fees, incurred in connection with the insolvency or bankruptcy of the Company or any Subsidiary or in connection with any work-out or restructuring of the transactions contemplated hereby and by the Notes and (c) the reasonable, documented and invoiced costs and expenses incurred in connection with the initial filing of this Agreement and all related documents and financial information with the SVO provided, that such costs and expenses under this clause (c) shall not exceed $3,500. The Company will pay, and will save New York Life, each Purchaser and each other holder of a Note harmless from, all claims in respect of any reasonable, documented and invoiced fees, costs or expenses, if any, of brokers and finders (other than those, if any, retained by a Purchaser or other holder in connection with its purchase of the Notes).

The Company shall indemnify each holder of the Notes and each of its Related Parties (each such Person being called an “Indemnitee”) against, and hold each Indemnitee harmless from, any and all losses, claims, damages, penalties, liabilities and related expenses, including the fees, charges and disbursements of any counsel for any Indemnitee, incurred by or asserted against any Indemnitee arising out of, in connection with, or as a result of (i) the execution or delivery of this Agreement, the Notes, the other Note Documents, or any agreement or instrument contemplated hereby or thereby, the performance by the parties hereto of their respective obligations hereunder or under the Notes, the other Note Documents, or the consummation of the transactions contemplated hereby or thereby, (ii) any Notes or the use of the proceeds thereof, (iii) any actual or alleged presence or release of Hazardous Materials on or from any property owned or operated by the Company or any of its Subsidiaries, or any Environmental Liability related in any way to the Company or any of its Subsidiaries, or (iv) any actual or prospective claim, litigation, investigation or proceeding relating to any of the foregoing, whether based on contract, tort or any other theory, whether brought by a third party or by the Company or any of the Company’s directors, shareholders or creditors, and regardless of whether any Indemnitee is a party thereto; provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, penalties, liabilities or related expenses are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from the gross negligence or willful misconduct of such Indemnitee. The obligations of the Company under this Section 15.1 shall survive the transfer of any Note or portion thereof or interest therein by any Purchaser or Transferee and the payment of any Note.

Section 15.2 Survival. The obligations of the Company under this Section 15 will survive the payment or transfer of any Note, the enforcement, amendment or waiver of any provision of this Agreement or the Notes, and the termination of this Agreement.

SECTION	16. SURVIVAL OF REPRESENTATIONS AND WARRANTIES; ENTIRE AGREEMENT.

All representations and warranties contained herein, whether made on or prior to the Restatement Date, shall survive the execution and delivery of this Agreement and the Notes, the purchase or transfer by any Purchaser of any Note or portion thereof or interest therein and the payment of any Note, and may be relied upon by any subsequent holder of a Note, regardless of any investigation made at any time by or on behalf of such Purchaser or any other holder of a Note. All statements contained in any certificate or other instrument delivered by or on behalf of the Company pursuant to this Agreement shall be deemed representations and warranties of the Company under this Agreement. Subject to the preceding sentence, this Agreement and the Notes embody the entire agreement and understanding between each Purchaser and the Company and supersede all prior agreements and understandings relating to the subject matter hereof.

SECTION	17. AMENDMENT AND WAIVER.

Section 17.1 Requirements. This Agreement and the Notes may be amended, and the observance of any term hereof or of the Notes may be waived (either retroactively or prospectively), with (and only with) the written consent of the Company and the Required Holders, except that (a) no amendment or waiver of any of the provisions of Section 1, 2, 3, 4, 5, 6 or 21 hereof, or any defined term (as it is used therein), will be effective as to any Purchaser unless consented to by such Purchaser in writing, and (b) no such amendment or waiver may, without the written consent of the holder of each Note at the time outstanding affected thereby, (i) subject to the provisions of Section 12 relating to acceleration or rescission, change the amount or time of any prepayment or payment of principal of, or reduce the rate or change the time of payment or method of computation of interest, the Make-Whole Amount or the Swap Breakage Amount on the Notes, (ii) change the percentage of the principal amount of the Notes the holders of which are required to consent to any such amendment or waiver, or (iii) amend any of Sections 8, 11(a), 11(b), 12, 17 or 20.

Section	17.2 SOLICITATION OF HOLDERS OF NOTES.

(a) Solicitation. The Company will provide each holder of the Notes (irrespective of the amount of Notes then owned by it) with sufficient information, sufficiently far in advance of the date a decision is required, to enable such holder to make an informed and considered decision with respect to any proposed amendment, waiver or consent in respect of any of the provisions hereof or of the Notes. The Company will deliver executed or true and correct copies of each amendment, waiver or consent effected pursuant to the provisions of this Section 17 to each holder of outstanding Notes promptly following the date on which it is executed and delivered by, or receives the consent or approval of, the requisite holders of Notes.

(b) Payment. The Company will not directly or indirectly pay or cause to be paid any remuneration, whether by way of supplemental or additional interest, fee or otherwise, or grant any security or provide other credit support, to any holder of Notes as consideration for or as an inducement to the entering into by any holder of Notes of any waiver or amendment of any of the terms and provisions hereof unless such remuneration is concurrently paid, or security is concurrently granted or other credit support concurrently provided, on the same terms, ratably to each holder of Notes then outstanding even if such holder did not consent to such waiver or amendment.

(c) Consent in Contemplation of Transfer. Any consent given pursuant to this Section 17 or any Subsidiary Guarantee by a holder of a Note that has transferred or has agreed to transfer its Note to (i) the Company, (ii) any Subsidiary or any other Affiliate or (iii) any other Person in connection with, or in anticipation of, such other Person acquiring, making a tender offer for or merging with the Company and/or any of its Affiliates, in each case in connection with such consent, shall be void and of no force or effect except solely as to such holder, and any amendments effected or waivers granted or to be effected or granted that would not have been or would not be so effected or granted but for such consent (and the consents of all other holders of Notes that were acquired under the same or similar conditions) shall be void and of no force or effect except solely as to such holder.

Section 17.3 Binding Effect, Etc. Any amendment or waiver consented to as provided in this Section 17 applies equally to all holders of Notes and is binding upon them and upon each future holder of any Note and upon the Company without regard to whether such Note has been marked to indicate such amendment or waiver. No such amendment or waiver will extend to or affect any obligation, covenant, agreement, Default or Event of Default not expressly amended or waived or impair any right consequent thereon. No course of dealing between the Company and the holder of any Note nor any delay in exercising any rights hereunder or under any Note shall operate as a waiver of any rights of any holder of such Note.

Section 17.4 Notes Held by Company, Etc. Solely for the purpose of determining whether the holders of the requisite percentage of the aggregate principal amount of Notes then outstanding approved or consented to any amendment, waiver or consent to be given under this Agreement or the Notes, or have directed the taking of any action provided herein or in the Notes to be taken upon the direction of the holders of a specified percentage of the aggregate principal amount of Notes then outstanding, Notes directly or indirectly owned by the Company or any of its Affiliates shall be deemed not to be outstanding.

SECTION	18. NOTICES.

All notices and communications provided for hereunder shall be in writing and sent (a) by fax or e-mail if the sender on the same day sends a confirming copy of such notice by a recognized overnight delivery service (charges prepaid), (b) by registered or certified mail with return receipt requested (postage prepaid), or (c) by a recognized overnight delivery service (with charges prepaid). Any such notice must be sent:

(i) if to any Purchaser or its nominee, to such Purchaser or nominee at the address specified for such communications in Schedule A (in the case of the Series B Notes, the Series D Notes, the Series E Notes, the Series F Notes or the Series G Notes) or as specified by such Purchaser in its Confirmation of Acceptance (in the case of Shelf Notes), or at such other address as such Purchaser or nominee shall have specified to the Company in writing;

(ii) if to any other holder of any Note, to such holder at such address as such other holder shall have specified to the Company in writing;

(iii) if to the Company, to the Company at 135 Duryea Road, Melville, New York 11747, Attention: Treasurer, E-mail: michael.amodio@henryschein.com, Phone No: (631) 843-5000, Fax No: (631) 843-9314; with a copy to 135 Duryea Road – Mail Stop E-365, Melville, New York 11747, Attention: General Counsel, E-mail: michael.ettinger@henryschein.com, Phone No: (631) 843-5989, Fax No: (631) 843-5660 or at such other address as the Company shall have specified to the holder of each Note in writing; or

(iv) if to New York Life, to New York Life at the address listed on Schedule A hereto.

Notices under this Section 18 will be deemed given only when actually received.

SECTION	19. REPRODUCTION OF DOCUMENTS.

This Agreement and all documents relating thereto, including, without limitation, (a) consents, waivers and modifications that may hereafter be executed, (b) documents received by any Purchaser at any Closing (except the Notes themselves), and (c) financial statements, certificates and other information previously or hereafter furnished to any Purchaser, may be reproduced by such Purchaser by any photographic, photostatic, electronic, digital, or other similar process and such Purchaser may destroy any original document so reproduced. The Company agrees and stipulates that, to the extent permitted by applicable law, any such reproduction shall be admissible in evidence as the original itself in any judicial or administrative proceeding (whether or not the original is in existence and whether or not such reproduction was made by such Purchaser in the regular course of business) and any enlargement, facsimile or further reproduction of such reproduction shall likewise be admissible in evidence. This Section 19 shall not prohibit the Company or any other holder of Notes from contesting any such reproduction to the same extent that it could contest the original, or from introducing evidence to demonstrate the inaccuracy of any such reproduction.

SECTION	20. CONFIDENTIAL INFORMATION.

For the purposes of this Section 20, “Confidential Information” means information delivered to any Purchaser by or on behalf of the Company or any Subsidiary in connection with the transactions contemplated by or otherwise pursuant to this Agreement (or any related document, certificate or agreement) that is proprietary or confidential in nature and that was clearly marked or labeled or otherwise adequately identified when received by such Purchaser as being confidential information of the Company or such Subsidiary, provided that such term does not include information that (a) was publicly known or otherwise known to such Purchaser prior to the time of such disclosure, (b) subsequently becomes publicly known through no act or omission by such Purchaser or any person acting on such Purchaser’s behalf, (c) otherwise becomes known to such Purchaser other than through disclosure by the Company or any Subsidiary or (d) constitutes financial statements delivered to such Purchaser under Section 7.1 that are otherwise publicly available. Each Purchaser will maintain the confidentiality of such Confidential Information in accordance with procedures adopted by such Purchaser in good faith to protect confidential information of third parties delivered to such Purchaser, provided that such Purchaser may deliver or disclose Confidential Information to (i) its directors, trustees, officers, employees, agents, attorneys and affiliates (to the extent such disclosure reasonably relates to the administration of the investment represented by its Notes), (ii) its financial advisors and other professional advisors who agree to hold confidential the Confidential Information substantially in accordance with the terms of this Section 20, (iii) any other holder of any Note, (iv) any Institutional Investor to which it sells or offers to sell such Note or any part thereof or any participation therein (if such Person has agreed in writing prior to its receipt of such Confidential Information to be bound by the provisions of this Section 20), (v) any Person from which it offers to purchase any security of the Company (if such Person has agreed in writing prior to its receipt of such Confidential Information to be bound by the provisions of this Section 20), (vi) any federal or state regulatory authority having jurisdiction over such Purchaser, (vii) the NAIC or the SVO or, in each case, any similar organization, or any nationally recognized rating agency that requires access to information about such Purchaser’s investment portfolio, or (viii) any other Person to which such delivery or disclosure may be necessary or appropriate (w) to effect compliance with any law, rule, regulation or order applicable to such Purchaser, (x) in response to any subpoena or other legal process, (y) in connection with any litigation to which such Purchaser is a party or (z) if an Event of Default has occurred and is continuing, to the extent such Purchaser may reasonably determine such delivery and disclosure to be necessary or appropriate in the enforcement or for the protection of the rights and remedies under such Purchaser’s Notes and this Agreement. Each holder of a Note, by its acceptance of a Note, will be deemed to have agreed to be bound by and to be entitled to the benefits of this Section 20 as though it were a party to this Agreement. On reasonable request by the Company in connection with the delivery to any holder of a Note of information required to be delivered to such holder under this Agreement or requested by such holder (other than a holder that is a party to this Agreement or its nominee), such holder will enter into an agreement with the Company embodying the provisions of this Section 20.

SECTION	21. SUBSTITUTION OF PURCHASER.

Each Purchaser shall have the right to substitute any one of its Affiliates as the purchaser of the Notes that it has agreed to purchase hereunder or under any Confirmation of Acceptance, by written notice to the Company, which notice shall be signed by both such Purchaser and such Affiliate, shall contain such Affiliate’s agreement to be bound by this Agreement and shall contain a confirmation by such Affiliate of the accuracy with respect to it of the representations set forth in Section 6. Upon receipt of such notice, any reference to such Purchaser in this Agreement (other than in this Section 21), shall be deemed to refer to such Affiliate in lieu of such original Purchaser. In the event that such Affiliate is so substituted as a Purchaser hereunder and such Affiliate thereafter transfers to such original Purchaser all of the Notes then held by such Affiliate, upon receipt by the Company of notice of such transfer, any reference to such Affiliate as a “Purchaser” in this Agreement (other than in this Section 21), shall no longer be deemed to refer to such Affiliate, but shall refer to such original Purchaser, and such original Purchaser shall again have all the rights of an original holder of the Notes under this Agreement.

SECTION	22. MISCELLANEOUS.

Section 22.1 Successors and Assigns. All covenants and other agreements contained in this Agreement by or on behalf of any of the parties hereto bind and inure to the benefit of their respective successors and assigns (including, without limitation, any subsequent holder of a Note) whether so expressed or not.

Section 22.2 Payments Due on Non-Business Days. Anything in this Agreement or the Notes to the contrary notwithstanding (but without limiting the requirement in Section 8.4 that the notice of any optional prepayment specify a Business Day as the date fixed for such prepayment), any payment of principal of or Make-Whole Amount, Swap Breakage Amount or interest on any Note that is due on a date other than a Business Day shall be made on the next succeeding Business Day without including the additional days elapsed in the computation of the interest payable on such next succeeding Business Day; provided that if the maturity date of any Note is a date other than a Business Day, the payment otherwise due on such maturity date shall be made on the next succeeding Business Day and shall include the additional days elapsed in the computation of interest payable on such next succeeding Business Day.

Section 22.3 Accounting Terms. All accounting terms used herein which are not expressly defined in this Agreement have the meanings respectively given to them in accordance with GAAP. Except as otherwise specifically provided herein, (i) all computations made pursuant to this Agreement shall be made in accordance with GAAP, and (ii) all financial statements shall be prepared in accordance with GAAP. Notwithstanding anything to the contrary herein, for purposes of determining compliance with the covenants in this Agreement, any election by the Company or any Subsidiary to measure any portion of a non-derivative financial liability at fair value (as permitted by IAS 39 or any similar accounting standard), other than to reflect any hedging of such non-derivative financial liability (including both interest rate and foreign currency hedges), shall be disregarded and such determination shall be made as if such election had not been made.

Section 22.4 Severability. Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall (to the full extent permitted by law) not invalidate or render unenforceable such provision in any other jurisdiction.

Section 22.5 Construction, Etc. Each covenant contained herein shall be construed (absent express provision to the contrary) as being independent of each other covenant contained herein, so that compliance with any one covenant shall not (absent such an express contrary provision) be deemed to excuse compliance with any other covenant. Where any provision herein refers to action to be taken by any Person, or which such Person is prohibited from taking, such provision shall be applicable whether such action is taken directly or indirectly by such Person.

For the avoidance of doubt, all Schedules and Exhibits attached to this Agreement shall be deemed to be a part hereof.

Section 22.6 Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be an original but all of which together shall constitute one instrument. Each counterpart may consist of a number of copies hereof, each signed by less than all, but together signed by all, of the parties hereto. Delivery of an electronic signature to, or a signed copy of, this Agreement by facsimile, email or other electronic transmission shall be fully binding on the parties to the same extent as the delivery of signed originals and shall be admissible into evidence for all purposes.

Section 22.7 Governing Law. This Agreement shall be construed and enforced in accordance with, and the rights of the parties shall be governed by, the law of the State of New York excluding choice-of-law principles of the law of such State that would permit the application of the laws of a jurisdiction other than such State.

Section 22.8 Jurisdiction and Process; Waiver of Jury Trial.

(a) The Company irrevocably submits to the non-exclusive jurisdiction of any New York State or federal court sitting in the Borough of Manhattan, The City of New York, over any suit, action or proceeding arising out of or relating to this Agreement or the Notes. To the fullest extent permitted by applicable law, the Company irrevocably waives and agrees not to assert, by way of motion, as a defense or otherwise, any claim that it is not subject to the jurisdiction of any such court, any objection that it may now or hereafter have to the laying of the venue of any such suit, action or proceeding brought in any such court and any claim that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum.

(b) The Company consents to process being served by or on behalf of any holder of Notes in any suit, action or proceeding of the nature referred to in Section 22.8(a) by mailing a copy thereof by registered or certified mail (or any substantially similar form of mail), postage prepaid, return receipt requested, to it at its address specified in Section 18 or at such other address of which such holder shall then have been notified pursuant to such Section. The Company agrees that such service upon receipt (i) shall be deemed in every respect effective service of process upon it in any such suit, action or proceeding and (ii) shall, to the fullest extent permitted by applicable law, be taken and held to be valid personal service upon and personal delivery to it. Notices hereunder shall be conclusively presumed received as evidenced by a delivery receipt furnished by the United States Postal Service or any reputable commercial delivery service.

(c) Nothing in this Section 22.8 shall affect the right of any holder of a Note to serve process in any manner permitted by law, or limit any right that the holders of any of the Notes may have to bring proceedings against the Company in the courts of any appropriate jurisdiction or to enforce in any lawful manner a judgment obtained in one jurisdiction in any other jurisdiction.

(d) THE PARTIES HERETO HEREBY WAIVE TRIAL BY JURY IN ANY ACTION BROUGHT ON OR WITH RESPECT TO THIS AGREEMENT, THE NOTES OR ANY OTHER DOCUMENT EXECUTED IN CONNECTION HEREWITH OR THEREWITH.

Section 22.9	Obligation to Make Payment in the Applicable Currency.

Any payment on account of an amount that is payable hereunder or under the Notes in the Applicable Currency which is made to or for the account of any holder of Notes in any other currency, whether as a result of any judgment or order or the enforcement thereof or the realization of any security or the liquidation of the Company, shall constitute a discharge of the obligation of the Company under this Agreement or the Notes only to the extent of the amount of the Applicable Currency which such holder could purchase in the foreign exchange markets in London, England, with the amount of such other currency in accordance with normal banking procedures at the rate of exchange prevailing on the London Banking Day following receipt of the payment first referred to above. If the amount of the Applicable Currency that could be so purchased is less than the amount of the Applicable Currency originally due to such holder, the Company agrees to the fullest extent permitted by law, to indemnify and save harmless such holder from and against all loss or damage arising out of or as a result of such deficiency. This indemnity shall, to the fullest extent permitted by law, constitute an obligation separate and independent from the other obligations contained in this Agreement and the Notes, shall give rise to a separate and independent cause of action, shall apply irrespective of any indulgence granted by such holder from time to time and shall continue in full force and effect notwithstanding any judgment or order for a liquidated sum in respect of an amount due hereunder or under the Notes or under any judgment or order. As used herein the term “London Banking Day” shall mean any day other than Saturday or Sunday or a day on which commercial banks are required or authorized by law to be closed in London, England.

Section 22.10	Determinations Involving Different Currencies.

In the event of any determination of the requisite percentage or the principal amount of any Notes of more than one currency, all Notes which are issued in a currency other than Dollars shall, for purposes of determining any such percentage or requisite principal amount, be deemed to have been converted into Dollars at the time that such determination is made at the exchange rate published in the Financial Times one Business Day prior to the date of determination.

Section 22.11	Divisions.

For all purposes under the Note Documents, in connection with any division or plan of division under Delaware law (or any comparable event under a different jurisdiction’s laws): (a) if any asset, right, obligation or liability of any Person becomes the asset, right, obligation or liability of a different Person, then it shall be deemed to have been transferred from the original Person to the subsequent Person, and (b) if any new Person comes into existence, such new Person shall be deemed to have been organized and acquired on the first date of its existence by the holders of Equity Interests at such time.

Section 22.12	Effect of Restatement.

This Agreement shall, except as otherwise expressly set forth herein, supersede the Existing Master Note Facility from and after the Closing Date with respect to the transactions hereunder and with respect to the Existing Notes outstanding under the Existing Master Note Facility as of the Closing Date. The Company hereby confirms that (i) its obligations and liabilities under the Existing Master Note Facility, as modified by this Agreement, and the other Note Documents to which it is a party remain in full force and effect on a continuous basis after giving effect to this Agreement and nothing in this Agreement shall be deemed to be a novation of any of the obligations under the Existing Master Note Facility, (ii) notwithstanding the effectiveness of the terms of this Agreement, the other Note Documents are, and shall continue to be, in full force and effect and are ratified and confirmed in all respects and (iii) from and after the Closing Date, each reference to this “Agreement”, the “Master Note Facility” or other reference originally applicable to the Existing Master Note Facility contained in any Note Document shall be a reference to this Agreement, as amended, restated, supplemented or otherwise modified from time to time. Notwithstanding any provision of this Agreement or any other Note Document or instrument executed in connection herewith, the execution and delivery of this Agreement and the incurrence of obligations hereunder shall be in substitution for, but not in payment of, the obligations owed by the Company under the Existing Master Note Facility.

* * * * *

If you are in agreement with the foregoing, please sign the form of agreement on a counterpart of this Agreement and return it to the Company, whereupon this Agreement shall become a binding agreement between you and the Company.

Very truly yours,

HENRY SCHEIN, INC.

By:	/s/ Michael Amodio

Name:	Michael Amodio
Title:	Vice President and Treasurer

This Agreement is hereby accepted and agreed to as of the date thereof.

NYL INVESTORS LLC (as successor in interest to New York Life Investment Management LLC)

By	/s/ Christopher H. Carey

Name:	Christopher H. Carey
Title:	Managing Director

NEW YORK LIFE INSURANCE COMPANY

By	/s/ Christopher H. Carey

Name:	Christopher H. Carey
Title:	Vice President

NEW YORK LIFE INSURANCE AND ANNUITY CORPORATION

By:	NYL Investors LLC, its Investment Manager

By:	/s/ Christopher H. Carey

Name:	Christopher H. Carey
Title:	Managing Director

NEW YORK LIFE INSURANCE AND ANNUITY CORPORATION INSTITUTIONALLY OWNED LIFE INSURANCE SEPARATE ACCOUNT (BOLI 3)

By:	NYL Investors LLC, its Investment Manager

By:	/s/ Christopher H. Carey

Name:	Christopher H. Carey
Title:	Managing Director

NEW YORK LIFE INSURANCE AND ANNUITY CORPORATION INSTITUTIONALLY OWNED LIFE INSURANCE SEPARATE ACCOUNT (BOLI 3-2)

By:	NYL Investors LLC, its Investment Manager

By:	/s/ Christopher H. Carey

Name:	Christopher H. Carey
Title:	Managing Director

NEW YORK LIFE INSURANCE AND ANNUITY CORPORATION INSTITUTIONALLY OWNED LIFE INSURANCE SEPARATE ACCOUNT (BOLI 30C)

By:	NYL Investors LLC, its Investment Manager

By:	/s/ Christopher H. Carey

Name:	Christopher H. Carey
Title:	Managing Director

NEW YORK LIFE INSURANCE AND ANNUITY CORPORATION INSTITUTIONALLY OWNED LIFE INSURANCE SEPARATE ACCOUNT (BOLI 30D)

By:	NYL Investors LLC, its Investment Manager

By:	/s/ Christopher H. Carey

Name:	Christopher H. Carey
Title:	Managing Director

NEW YORK LIFE INSURANCE AND ANNUITY CORPORATION INSTITUTIONALLY OWNED LIFE INSURANCE SEPARATE ACCOUNT (BOLI 30E)

By:	NYL Investors LLC, its Investment Manager

By:	/s/ Christopher H. Carey

Name:	Christopher H. Carey
Title:	Managing Director

THE BANK OF NEW YORK MELLON, A BANKING CORPORATION ORGANIZED UNDER THE LAWS OF NEW YORK, NOT IN ITS INDIVIDUAL CAPACITY BUT SOLELY AS TRUSTEE UNDER THAT CERTAIN TRUST AGREEMENT DATED AS OF JULY 1ST, 2015 BETWEEN NEW YORK LIFE INSURANCE COMPANY, AS GRANTOR, JOHN HANCOCK LIFE INSURANCE COMPANY (U.S.A.), AS BENEFICIARY, JOHN HANCOCK LIFE INSURANCE COMPANY OF NEW YORK, AS BENEFICIARY, AND THE BANK OF NEW YORK MELLON, AS TRUSTEE

By:	New York Life Insurance Company, its attorney-in-fact

By:	/s/ Christopher H. Carey

Name:	Christopher H. Carey
Title:	Vice President

COMPSOURCE MUTUAL INSURANCE COMPANY

By:	NYL Investors LLC, its Investment Manager

By:	/s/ Christopher H. Carey

Name:	Christopher H. Carey
Title:	Managing Director

LIFE INSURANCE COMPANY OF NORTH AMERICA

By:	NYL Investors LLC, its Investment Manager

By:	/s/ Christopher H. Carey

Name:	Christopher H. Carey
Title:	Managing Director

NEW YORK LIFE GROUP INSURANCE COMPANY OF NY

By:	NYL Investors LLC, its Investment Manager

By:	/s/ Christopher H. Carey

Name:	Christopher H. Carey
Title:	Managing Director

THE BANK OF NEW YORK MELLON, NOT IN ITS INDIVIDUAL CAPACITY BUT SOLELY AS TRUSTEE UNDER THAT CERTAIN TRUST AGREEMENT DATED AS OF DECEMBER 30, 2020 BY AND AMONG LIFE INSURANCE COMPANY OF NORTH AMERICA, AS GRANTOR, CONNECTICUT GENERAL LIFE INSURANCE COMPANY, AS BENEFICIARY, AND THE BANK OF NEW YORK MELLON, AS TRUSTEE

By:	NYL Investors LLC, its Investment Manager

By:	/s/ Christopher H. Carey

Name:	Christopher H. Carey
Title:	Managing Director

SCHEDULE B

DEFINED TERMS

Part	1.1. Defined Terms.

As used herein, the following terms have the respective meanings set forth below or set forth in the Section hereof following such term:

“Acceptance” is defined in Section 2.6.

“Acceptance Day” is defined in Section 2.6.

“Acceptance Window” is defined in Section 2.6.

“Accepted Note” is defined in Section 2.6.

“Acquisition Spike” is defined in Section 10.9.

“Additional Subsidiary Guarantor” means, at any time, each Subsidiary of the Company which is (a) a guarantor of the obligations of the Company or any Subsidiary under a Principal Credit Facility or (b) a borrower or other obligor under a Principal Credit Facility.

“Affiliate” means as to any Person, any other Person (other than a Subsidiary) which, directly or indirectly, is in control of, is controlled by, or is under common control with, such Person. For purposes of this definition, “control” of a Person means the power, directly or indirectly, either to (a) vote 25% or more of the securities having ordinary voting power for the election of directors of (or persons performing similar functions for) such Person or (b) direct or cause the direction of the management and policies of such Person, whether by contract or otherwise. Unless the context otherwise clearly requires, any reference to an “Affiliate” is a reference to an Affiliate of the Company.

“Agreement” means this Third Amended and Restated Master Note Facility, as amended, supplemented or otherwise modified from time to time.

“AIG Shelf Agreement” means that certain Multicurrency Private Shelf Agreement, dated October 20, 2021, by and among the Company, AIG Asset Management (U.S.), LLC and the purchasers from time to time party thereto, as amended, restated, supplemented or otherwise modified from time to time.

“Anti-Corruption Laws” means any law or regulation in a U.S. or any non-U.S. jurisdiction regarding bribery or any other corrupt activity, including the U.S. Foreign Corrupt Practices Act and the U.K. Bribery Act 2010.

“Anti-Money Laundering Laws” means any law or regulation in a U.S. or any non-U.S. jurisdiction regarding money laundering, drug trafficking, terrorist-related activities or other money laundering predicate crimes, including the Currency and Foreign Transactions Reporting Act of 1970 (otherwise known as the Bank Secrecy Act) and the USA Patriot Act.

Schedule B-1

“Applicable Currency” means (a) with respect to any Notes denominated in Dollars, Dollars, (b) with respect to any Notes denominated in Euros, Euros, (c) with respect to any Notes denominated in British Pounds, British Pounds, and (d) with respect to any Notes denominated in Australian Dollars, Australian Dollars.

“Australian Dollars” or “A$” means the lawful currency of Australia.

“Available Currencies” means Dollars, Euros, British Pounds and Australian Dollars.

“Available Facility Amount” means, at any point in time, (a) the aggregate principal amount of Notes stated in Section 1.4, minus (b) the aggregate principal amount of Notes purchased and sold pursuant to this Agreement prior to that time, minus (c) the aggregate principal amount of Accepted Notes that have not been purchased and sold hereunder prior to that time and for which the closing has not been cancelled, plus (d) the aggregate principal amount of Notes purchased, sold, and repaid or prepaid pursuant to this Agreement prior to that time. For purposes of the preceding sentence, all aggregate principal amounts of Notes and Accepted Notes shall be calculated in Dollars; with respect to any Notes denominated or Accepted Notes to be denominated in any Available Currency other than Dollars, the Dollar Equivalent of such Notes or Accepted Notes shall be used for such calculation.

“Blocked Person” means (a) a Person whose name appears on the list of Specially Designated Nationals and Blocked Persons published by OFAC, (b) a Person, entity, organization, country or regime that is blocked or a target of sanctions that have been imposed under U.S. Economic Sanctions Laws or (c) a Person owned or controlled by, or acting on behalf of, directly or indirectly, any Person, entity, organization, country or regime described in clause (a) or (b).

“British Pound” and “£” means the lawful currency of Great Britain.

“Business Day” means (a) other than as provided in clauses (b) and (c) below, any day other than a Saturday, a Sunday or a day on which commercial banks in New York City are authorized or required to be closed or (with respect to Euros) a day which is not a TARGET Settlement Day, (b) for purposes of Section 2.4 only, any day which is both a New York Business Day and a day on which New York Life is open for business and (c) for purposes of Section 8.8, (i) if with respect to Notes denominated in Dollars, a New York Business Day, (ii) if with respect to Notes denominated in British Pounds, any day which is both a New York Business Day and a day on which commercial banks are not required or authorized to be closed in London, England, (iii) if with respect to Notes denominated in Euros, any day which is both a New York Business Day and a day on which the Trans-European Automated Real-time Gross Settlement Express Transfer payment system (or any successor thereto) is open for the settlement of payments in Euros (a “TARGET Settlement Day”), and (iv) if with respect to Notes denominated in Australian Dollars, any day which is both a New York Business Day and a day on which commercial banks in are not required or authorized to be closed in Sydney, Australia.

“Capital Lease” means, at any time, a lease with respect to which the lessee is required concurrently to recognize the acquisition of an asset and the incurrence of a liability in accordance with GAAP (without giving effect to the changes in the treatment of leases under GAAP arising on or after January 1, 2019).

“Change in Control” means (a) any Person or “group” (within the meaning of Section 13(d) or 14(d) of the Exchange Act) (i) shall have acquired beneficial interest of 50% or more of any outstanding class of equity interests having ordinary voting power in the election of the directors of the Company (other than the aggregate beneficial ownership of the Persons who are officers or directors of the Company on the Restatement Date) or (ii) shall obtain the power (whether or not exercised) to elect a majority of the Company’s directors or (b) the board of directors of the Company shall not consist of a majority of Continuing Directors.

“Closing” is defined in Section 3.1.

“Closing Date” means (a) the Restatement Date and (b) with respect to any Accepted Note, the Business Day specified for the closing of the purchase and sale of the Accepted Note in the Request for Purchase of the Accepted Note, provided that if the Company and the Purchaser which is obligated to purchase the Accepted Note agree on an earlier Business Day for the closing, the “Closing Date” for the Accepted Note is the earlier Business Day.

“Code” means the Internal Revenue Code of 1986, as amended from time to time, and the rules and regulations promulgated thereunder from time to time.

“Company” is defined in the first paragraph of this Agreement.

“Company Notice” is defined in Section 8.6(a).

“Confidential Information” is defined in Section 20.

“Confirmation of Acceptance” is defined in Section 2.6.

“Consolidated EBITDA” means, for any period, Consolidated Operating Income plus, without duplication, (a) Consolidated Interest Income, (b) depreciation, (c) amortization, (d) all non-cash charges, (e) to the extent deducted in computing Consolidated Operating Income, stock-based compensation of the Company and its Subsidiaries, (f) all non-recurring, unusual or extraordinary charges, costs and expenses, and (g) restructuring, consolidation, transaction, integration or other similar charges and expenses; provided that the aggregate amount under this clause (g) for any applicable period shall not exceed 10% of Consolidated EBITDA for such period, in each case, determined on a consolidated basis in accordance with GAAP and as calculated consistent with the manner disclosed by the Company in its Annual Report on Form 10-K for the fiscal year ended December 31, 2020.

“Consolidated Gross Profit” means for any period, net sales less cost of sales of the Company and its Subsidiaries for such period, determined on a consolidated basis in accordance with GAAP and as calculated consistent with the manner disclosed by the Company in its Annual Report on Form 10-K for the fiscal year ended December 31, 2020.

“Consolidated Interest Income” means for any period, the interest income of the Company and its Subsidiaries for such period, determined on a consolidated basis in accordance with GAAP and as calculated consistent with the manner disclosed by the Company in its Annual Report on Form 10-K for the fiscal year ended December 31, 2020.

“Consolidated Leverage Ratio” means at any date of determination, the ratio of (a) Consolidated Total Debt on such date to (b) Consolidated EBITDA for the period of the four fiscal quarters of the Company ending on (or most recently ended prior to) such date.

“Consolidated Operating Expenses” means for any period, total expenses related to salaries, employee benefits and general and administrative expenses of the Company and its Subsidiaries determined on a consolidated basis in accordance with GAAP and as calculated consistent with the manner disclosed by the Company in its Annual Report on Form 10-K for the fiscal year ended December 31, 2020.

“Consolidated Operating Income” means for any period, Consolidated Gross Profit less Consolidated Operating Expenses of the Company and its Subsidiaries determined on a consolidated basis in accordance with GAAP and as calculated consistent with the manner disclosed by the Company in its Annual Report on Form 10-K for the fiscal year ended December 31, 2020.

“Consolidated Total Assets” means at any date of determination, the net book value of all assets of the Company and its Subsidiaries determined on a consolidated basis in accordance with GAAP and as calculated consistent with the manner disclosed by the Company in its Annual Report on Form 10-K for the fiscal year ended December 31, 2020.

“Consolidated Total Debt” means at any date of determination, without duplication the aggregate amount of all Indebtedness of the Company and its Subsidiaries determined on a consolidated basis in accordance with GAAP and as calculated consistent with the manner disclosed by the Company in its Annual Report on Form 10-K for the fiscal year ended December 31, 2020. For the avoidance of doubt, any Guarantee Obligation of the Company in respect of Indebtedness permitted pursuant to Section 10.6(b)(viii) shall not be included in Consolidated Total Debt.

“Continuing Directors” means as to the Company, the directors of the Company on the Restatement Date and each other director of the Company whose nomination for election to the Board of Directors of Company is recommended by a majority of the then Continuing Directors.

“Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise; and the terms “Controlled” and “Controlling” shall have meanings correlative to the foregoing.

“Covenant Reset Date” is defined in Section 10.9.

“Credit Agreement” means the $1,000,000,000 Credit Agreement, dated as of August 20, 2021, among the Company, as borrower, JPMorgan Chase Bank, N.A., as administrative agent, joint lead arranger and joint bookrunner, U.S. Bank National Association, as the syndication agent, joint lead arranger and joint bookrunner and the lenders party thereto, as the same may be amended, supplemented, restated or otherwise modified from time to time.

“Default” means any event or circumstance that, with the giving of any notice, the passage of time, or both, would be an Event of Default.

“Disclosure Documents” is defined in Section 5.3.

“Disposition” or “Dispose” means the sale, transfer, license or other disposition (including any sale and leaseback transaction) of any property by any Person, including any sale, assignment, transfer or other disposal, with or without recourse, of any notes or accounts receivable or any rights and claims associated therewith.

“Disposition Prepayment Notice” is defined in Section 8.7(a).

“Disposition Value” means (a) in the case of property that does not constitute Subsidiary Stock, the book value thereof, valued at the time of such Disposition in good faith by the Company, and (b) in the case of property that constitutes Subsidiary Stock, an amount equal to that percentage of book value of the assets of the Subsidiary that issued such stock as is equal to the percentage that the book value of such Subsidiary Stock represents of the book value of all of the outstanding Equity Interests of such Subsidiary (assuming, in making such calculations, that all securities convertible into such Equity Interests are so converted and giving full effect to all transactions that would occur or be required in connection with such conversion) determined at the time of the Disposition thereof, in good faith by the Company.

“Dollar Equivalent” means, with respect to any Notes or Accepted Notes denominated or to be denominated in any Available Currency other than Dollars (“Non-Dollar Notes”), the Dollar equivalent of the principal amount of such Non-Dollar Notes, in each case as set forth in the records of New York Life.

“Dollars” and “$” means lawful currency of the United States of America.

“Domestic Subsidiary” means any Subsidiary other than a Foreign Subsidiary.

“EDGAR” is defined in Section 5.3.

“Environmental Laws” means all laws, rules, regulations, codes, ordinances, orders, decrees, judgments, injunctions, written notices or written and binding agreements issued, promulgated or entered into by any Governmental Authority, relating to the pollution or the protection of the environment, preservation or reclamation of natural resources, the management, release or threatened release of any Hazardous Material or imposing workers health and safety requirements.

“Environmental Liability” means any liability, contingent or otherwise (including any liability for damages, costs of environmental remediation, fines, penalties or indemnities), of the Company or any Subsidiary directly or indirectly resulting from or based upon (a) violation of any Environmental Law, (b) the generation, use, handling, transportation, storage, treatment or disposal of any Hazardous Materials, (c) exposure to any Hazardous Materials, (d) the release or threatened release of any Hazardous Materials into the environment or (e) a claim made pursuant to any written contract, agreement or other written and binding consensual arrangement pursuant to which liability is assumed or imposed by or on Company or any of its Subsidiaries with respect to any of the foregoing.

“EONIA” means (i) the applicable overnight rate calculated by the Banking Federation of the European Union for the relevant Business Day, displayed on the EONIA Screen of Reuters, or such other display as may replace page 247 on the EONIA Screen of Reuters, displaying the appropriate rate or (ii) if no such rate is displayed on such EONIA Screen or other display, the arithmetic mean of the rates (rounded upwards to four decimal places) as quoted by Citibank N.A. to leading banks in the European interbank market, at or about 7.00 p.m. Central European time on such day for the offering of deposits in euro for the period from one Business Day to the immediately following Business Day and, in relation to a day that is not a Business Day, EONIA for the immediately preceding Business Day.

“Equity Interests” means any and all shares of capital stock, partnership interests, membership interests in a limited liability company, beneficial interests in a trust or other equity ownership interests in a Person, and any warrants, options or other rights entitling the holder thereof to purchase or acquire any such equity interests.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended from time to time, and the rules and regulations promulgated thereunder from time to time in effect.

“ERISA Affiliate” means any trade or business (whether or not incorporated) that, together with the Company, is treated as a single employer under Section 414(b) or (c) of the Code or, solely for purposes of Section 302 of ERISA and Section 412 of the Code, is treated as a single employer under Section 414(b), (c), (m) or (o) of the Code.

“Euro” or “€” means the unit of single currency of the Participating Member States.

“Event of Default” means any of the events specified in Section 11.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder from time to time in effect.

“Existing Master Note Facility” is defined in Section 1.1.

“Existing Notes” is defined in Section 1.1.

“Existing Purchasers” is defined in Section 1.1.

“Existing Series B Notes” is defined in Section 1.1.

“Existing Series D Notes” is defined in Section 1.1.

“Existing Series E Notes” is defined in Section 1.1.

“Existing Series F Notes” is defined in Section 1.1.

“Existing Series G Notes” is defined in Section 1.1.

“Facility” is defined in Section 2.1.

“Facility Fee” is defined in Section 3.2.

“Fair Market Value” means at any time and with respect to any property, the sale value of such property that would be realized in an arm’s-length sale at such time between an informed and willing buyer and an informed and willing seller (neither being under a compulsion to buy or sell).

“First Amended and Restated Master Note Facility” means that certain Amended and Restated Master Note Facility, dated September 15, 2017, among the Company, New York Life and the purchasers party thereto, as amended prior to June 29, 2018.

“Foreign Subsidiary” means any Subsidiary incorporated or otherwise organized in any jurisdiction outside the United States of America, its territories and possessions.

“Four Quarter Period” is defined in Section 10.9.

“GAAP” means generally accepted accounting principles as in effect from time to time in the United States of America.

“Governmental Authority” means

(a) the government of

(i) the United States of America or any State or other political subdivision of either thereof, or

(ii) any other jurisdiction in which the Company or any Subsidiary conducts all or a substantial part of its business, or which asserts jurisdiction over any properties of the Company or any Subsidiary, or

(b) any entity exercising executive, legislative, judicial, regulatory or administrative functions of, or pertaining to, any such government.

“Governmental Official” means any governmental official or employee, employee of any government-owned or government-controlled entity, political party, any official of a political party, candidate for political office, official of any public international organization or anyone else acting in an official capacity.

“Group” means the Company and its Subsidiaries from time to time and “member of the Group” means any one of them.

“Guarantee Obligation” means as to any Person (the “guaranteeing person”), any obligation of (a) the guaranteeing person or (b) another Person (including, without limitation, any bank under any letter of credit) to induce the creation of which the guaranteeing person has issued a reimbursement, counterindemnity or similar obligation, in either case guaranteeing or in effect guaranteeing any Indebtedness, leases, dividends or other obligations (the “primary obligations”)

of any other unrelated third Person (the “primary obligor”) in any manner, whether directly or indirectly, including, without limitation, any obligation of the guaranteeing person, whether or not contingent, (i) to purchase any such primary obligation or any property constituting direct or indirect security therefor, (ii) to advance or supply funds (1) for the purchase or payment of any such primary obligation or (2) to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency of the primary obligor, (iii) to purchase property, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation or (iv) otherwise to assure or hold harmless the owner of any such primary obligation against loss in respect thereof; provided, however, that the term Guarantee Obligation shall not include endorsements of instruments for deposit or collection in the ordinary course of business. The amount of any Guarantee Obligation shall be deemed to be an amount equal to the stated or determinable amount of the related primary obligation, or portion thereof, in respect of which such Guarantee Obligation is made or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof as determined by the guaranteeing Person in good faith.

“Guaranty” means, with respect to any Person, any obligation (except the endorsement in the ordinary course of business of negotiable instruments for deposit or collection) of such Person guaranteeing or in effect guaranteeing any indebtedness, dividend or other obligation of any other Person in any manner, whether directly or indirectly, including (without limitation) obligations incurred through an agreement, contingent or otherwise, by such Person:

(a) to purchase such indebtedness or obligation or any property constituting security therefor;

(b) to advance or supply funds (i) for the purchase or payment of such indebtedness or obligation, or (ii) to maintain any working capital or other balance sheet condition or any income statement condition of any other Person or otherwise to advance or make available funds for the purchase or payment of such indebtedness or obligation;

(c) to lease properties or to purchase properties or services primarily for the purpose of assuring the owner of such indebtedness or obligation of the ability of any other Person to make payment of the indebtedness or obligation; or

(d) otherwise to assure the owner of such indebtedness or obligation against loss in respect thereof.

In any computation of the indebtedness or other liabilities of the obligor under any Guaranty, the indebtedness or other obligations that are the subject of such Guaranty shall be assumed to be direct obligations of such obligor.

“Hazardous Material” means all explosive or radioactive substances or wastes and all hazardous or toxic substances, wastes or other pollutants, including petroleum or petroleum distillates, asbestos or asbestos containing materials, polychlorinated biphenyls, radon gas, infectious or medical wastes and all other substances or wastes of any nature, to the extent regulated pursuant to any Environmental Law.

“holder” means, with respect to any Note the Person in whose name such Note is registered in the register maintained by the Company pursuant to Section 13.1, provided, however, that if such Person is a nominee, then for the purposes of Sections 7, 12, 17.2 and 18 and any related definitions in this Schedule B, “holder” shall mean the beneficial owner of such Note whose name and address appears in such register.

“Indebtedness” with respect to any Person means, at any time, without duplication,

(a) its liabilities for borrowed money (including obligations evidenced by notes, bonds, debentures or other similar instruments) and its redemption obligations in respect of mandatorily redeemable Preferred Stock;

(b) its liabilities for the deferred purchase price of property or services acquired by such Person (excluding accounts payable arising in the ordinary course of business but including all liabilities created or arising under any conditional sale or other title retention agreement with respect to any such property);

(c) (i) all liabilities appearing on its balance sheet in accordance with GAAP in respect of Capital Leases and (ii) all liabilities which would appear on its balance sheet in accordance with GAAP in respect of Synthetic Leases assuming such Synthetic Leases were accounted for as Capital Leases;

(d) all liabilities for borrowed money secured by any Lien with respect to any property owned by such Person (whether or not it has assumed or otherwise become liable for such liabilities);

(e) all its liabilities in respect of letters of credit or instruments serving a similar function issued or accepted for its account by banks and other financial institutions (whether or not representing obligations for borrowed money);

(f) all indebtedness of such Person, determined in accordance with GAAP, arising out of a Receivables Transaction;

(g) any Guarantee Obligations of such Person;

(h) all obligations of such Person secured by (or for which the holder of such obligation has an existing right, contingent or otherwise, to be secured by) any Lien on property (including accounts and contract rights) owned by such Person, whether or not such Person has assumed or become liable for the payment of such obligation; provided, however, that in the event that liability of such Person is non-recourse to such Person and is recourse only to specified property owned by such Person, the amount of Indebtedness attributed thereto shall not exceed the greater of the Fair Market Value of such property or the net book value of such property; and

(i) for the purposes of determining the outstanding principal amount of Indebtedness for the purposes of Section 11(f) only (except to the extent otherwise included above), all obligations of such Person in respect of Swap Contracts; provided that the “principal amount” of the obligations of such Person in respect of any Swap Contract at any time shall be the maximum aggregate amount (giving effect to any netting agreements) that such Person would be required to pay if such Swap Contract were terminated at such time.

The Indebtedness of any Person shall (A) include the Indebtedness of any other entity (including any partnership in which such Person is a general partner) to the extent such Person is actually liable therefor as a result of such Person’s ownership interest in or other relationship with such entity, except to the extent the terms of such Indebtedness expressly provide that such Person is not actually liable therefore, and (B) include all obligations of such Person of the character described in clauses (a) through (i) to the extent such Person remains legally liable in respect thereof notwithstanding that any such obligation is deemed to be extinguished under GAAP.

“INHAM Exemption” is defined in Section 6.2(e).

“Initial Master Note Facility” means that certain Master Note Facility, dated August 9, 2010, among the Company, New York Life and purchasers party thereto, as amended prior to September 15, 2017.

“Institutional Investor” means (a) any Purchaser of a Note, (b) any holder of a Note holding (together with one or more of its affiliates) more than 5.0% of the aggregate principal amount of the Notes then outstanding, (c) any bank, trust company, savings and loan association or other financial institution, any pension plan, any investment company, any insurance company, any broker or dealer, or any other similar financial institution or entity, regardless of legal form, and (d) any Related Fund of any holder of any Note.

“Issuance Period” is defined in Section 2.2.

“Lien” means, with respect to any Person, any mortgage, lien, pledge, hypothecation, assignment, deposit arrangement, charge, security interest or other encumbrance, or any interest or title of any vendor, lessor, lender or other secured party to or of such Person under any conditional sale or other title retention agreement or Capital Lease, upon or with respect to any property or asset of such Person (including in the case of stock, stockholder agreements, voting trust agreements and all similar arrangements) or any preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever.

“Make-Whole Amount” is defined in Section 8.8.

“Market Disruption” is defined in Section 2.7.

“Material” means material in relation to the business, operations, affairs, financial condition, assets or properties, of the Company and its Subsidiaries taken as a whole.

“Material Acquisition” is defined in Section 10.9.

“Material Adverse Effect” means a material adverse effect on (a) the business, operations, affairs, financial condition, assets or properties of the Company and its Subsidiaries taken as a whole, or (b) the ability of the Company to perform its obligations under this Agreement and the Notes, or the ability of the Subsidiary Guarantors to perform their obligations under the Guaranties or (c) the validity or enforceability of this Agreement, the Notes or Guaranties or the material rights and remedies of the holders of the Notes thereunder.

“MetLife Note Agreement” means that certain Third Amended and Restated Multicurrency Master Note Purchase Agreement, dated October 20, 2021, by and among the Company, MetLife Investment Management Limited, MetLife Investment Management, LLC (f/k/a MetLife Investment Advisors Company, LLC) and the purchasers party thereto, as amended, restated, supplemented or otherwise modified from time to time.

“Multiemployer Plan” means any Plan that is a “multiemployer plan” (as such term is defined in section 4001(a)(3) of ERISA).

“NAIC” means the National Association of Insurance Commissioners or any successor thereto.

“NAIC Annual Statement” is defined in Section 6.2(a).

“New York Business Day” means any day other than a Saturday, a Sunday or a day on which commercial banks in New York are required or authorized to be closed.

“New York Life” is defined in the first paragraph of this Agreement.

“New York Life Affiliate” means (a) any corporation or other entity controlling, controlled by, or under common control with, New York Life or (b) any managed account or investment fund which is managed by New York Life or a New York Life Affiliate described in clause (a) of this definition. For purposes of this definition, the terms “control,” “controlling” and “controlled” shall mean the ownership, directly or through subsidiaries, of a majority of a corporation’s or other entity’s voting stock or equivalent voting securities or interests.

“Non-Swapped Note” means any Note of any Series other than a Swapped Note.

“Note Documents” means this Agreement, any Notes and any Subsidiary Guarantee executed and delivered pursuant to the terms of this Agreement, and any collateral documents executed or delivered to or in favor of any holders of the Notes or their agent or representative in accordance with the terms of this Agreement.

“Notes” is defined in Section 1.4.

“OFAC” means the Office of Foreign Assets Control of the United States Department of the Treasury.

“OFAC Sanctions Program” means any economic or trade sanction that OFAC is responsible for administering and enforcing. A list of OFAC Sanctions Programs may be found at http://www.treasury.gov/resource-center/sanctions/Programs/Pages/Programs.aspx.

“Officer’s Certificate” means a certificate of a Senior Financial Officer or of any other officer of the Company whose responsibilities extend to the subject matter of such certificate.

“Optional Subsidiary Guarantee” is defined in Section 9.8(b).

“Optional Subsidiary Guarantor” is defined in Section 9.8(b).

“Overnight Interest Rate” means with respect to an Accepted Note denominated in a currency other than Dollars, the actual rate of interest, if any, received by the Purchaser which intends to purchase such Accepted Note on the overnight deposit of the funds intended to be used for the purchase of such Accepted Note, it being understood that reasonable efforts will be made by or on behalf of the Purchaser to make any such deposit in an interest bearing account.

“Participating Member State” means any member state of the European Community that adopts or has adopted the Euro as its lawful currency in accordance with legislation of the European Community relating to Economic Monetary Union.

“PBGC” means the Pension Benefit Guaranty Corporation referred to and defined in ERISA and any successor entity performing similar functions.

“Person” means an individual, partnership, corporation, business trust, limited liability company, joint stock company, trust, unincorporated association, joint venture, Governmental Authority or other entity of whatever nature.

“Plan” means an “employee benefit plan” (as defined in section 3(3) of ERISA) subject to Title I of ERISA that is or, within the preceding five years, has been established or maintained, or to which contributions are or, within the preceding five years, have been made or required to be made, by the Company or any ERISA Affiliate or with respect to which the Company or any ERISA Affiliate may have any liability.

“Preferred Stock” means any class of capital stock of a Person that is preferred over any other class of capital stock (or similar equity interests) of such Person as to the payment of dividends or the payment of any amount upon liquidation or dissolution of such Person.

“Principal Credit Facility” means any agreement, instrument or facility, and any renewal, refinancing, refunding or replacement thereof, or any two or more of any of the foregoing forming part of a common interrelated financing or other transaction in respect of which the Company or any Subsidiary is a borrower, guarantor or other obligor, providing for the incurrence of Indebtedness by the Company or any Subsidiary in an aggregate principal amount equal to or in excess of $200,000,000 (or the equivalent thereof in any other currency), regardless of the principal amount outstanding thereunder from time to time. For the avoidance of doubt, each of the Credit Agreement, the Prudential Shelf Agreement, the MetLife Note Agreement and the AIG Shelf Agreement is a Principal Credit Facility.

“Pro Rata Portion” means, with respect to a Note and the prepayment of Indebtedness in respect of Section 10.7, the portion of such Note equal to (a) the aggregate amount of the proceeds to be used in the prepayment or repayment of all Indebtedness pursuant to Section 10.7(g) (including the Notes) multiplied by (b) a fraction, the numerator of which is the aggregate principal amount of such Note and the denominator of which is the aggregate principal amount of all such Indebtedness to be prepaid or repaid in accordance with Section 10.7(g).

“property” or “properties” means, unless otherwise specifically limited, real or personal property of any kind, tangible or intangible, choate or inchoate.

“Prudential Shelf Agreement” means that certain Third Amended and Restated Multicurrency Private Shelf Agreement, dated as of October 20, 2021, by and between the Company, PGIM, Inc. and each PGIM, Inc. affiliate which becomes party thereto, as amended, restated, supplemented or otherwise modified from time to time.

“PTE” is defined in Section 6.2(a).

“Purchaser” is defined in the first paragraph of this Agreement.

“QPAM Exemption” is defined in Section 6.2(d).

“Qualified Institutional Buyer” means any Person who is a “qualified institutional buyer” within the meaning of such term as set forth in Rule 144A(a)(1) under the Securities Act.

“Receivables” means any accounts receivable of any Person, including, without limitation, any thereof constituting or evidenced by chattel paper, instruments or general intangibles, and all proceeds thereof and rights (contractual and other) and collateral related thereto.

“Receivables Subsidiary” means any special purpose, bankruptcy-remote Subsidiary that purchases Receivables generated by the Company or any of its Subsidiaries.

“Receivables Transaction” means any transaction or series of transactions providing for the financing of Receivables of the Company or any of its Subsidiaries, involving one or more sales, contributions or other conveyances by the Company or any of its Subsidiaries of its/their Receivables to Receivables Subsidiaries which finance the purchase thereof by means of the incurrence of Indebtedness or otherwise. Notwithstanding anything contained in the foregoing to the contrary: (a) no portion of the Indebtedness (contingent or otherwise) with respect to any Receivables Transactions shall (i) be guaranteed by the Company or any of its Subsidiaries, (ii) involve recourse to the Company or any of its Subsidiaries (other than the relevant Receivables Subsidiary), or (iii) require or involve any credit support or credit enhancement from the Company or any of its Subsidiaries (other than the relevant Receivables Subsidiary), provided that the Company and its Subsidiaries will be permitted to agree to representations, warranties, covenants and indemnities that are reasonably customary in accounts receivable securitization transactions of the type contemplated (none of which representations, warranties, covenants or indemnities will result in recourse to the Company or any of its Subsidiaries (other than the relevant Receivables Subsidiary) beyond the limited recourse that is reasonably customary in accounts receivable securitization transactions of the type contemplated); and (b) the securitization facility and structure relating to such Receivables Transactions shall be on market terms and conditions customary for Receivables transactions of the type contemplated.

“Related Fund” means, with respect to any holder of any Note, any fund or entity that (i) invests in Securities or bank loans, and (ii) is advised or managed by such holder, the same investment advisor as such holder or by an affiliate of such holder or such investment advisor.

“Related Parties” means with respect to any specified Person, such Person’s Affiliates and the respective directors, officers, employees, and agents of such Person or such Person’s Affiliates.

“Request for Purchase” is defined in Section 2.4.

“Required Holders” means, at any time, the holders of more than 50% in principal amount of the Notes at the time outstanding (exclusive of Notes then owned by the Company or any of its Affiliates).

“Responsible Officer” means with respect to any Person, the chief executive officer and the president of such Person as well as, in the case of the Company, the Vice President, the Senior Vice President and General Counsel, the Chief Financial Officer and the Treasurer, and in the case of any Subsidiary Guarantor (if any), a duly elected Vice President of such Subsidiary Guarantor (if any), or, with respect to financial matters, the chief financial officer and the treasurer of such Person, provided, however, that, solely for purposes of Section 2, “Responsible Officer” shall mean any Senior Financial Officer and any other officer of the Company with responsibility for the administration of the relevant portion of this Agreement.

“Restatement Closing” means the closing of the amendment and restatement of the Existing Master Note Facility and the Existing Notes.

“Restatement Date” means October 20, 2021.

“Securities” or “Security” shall have the meaning specified in Section 2(1) of the Securities Act.

“Securities Act” means the Securities Act of 1933, as amended from time to time, and the rules and regulations promulgated thereunder from time to time in effect.

“Senior Financial Officer” means the chief financial officer, principal accounting officer, treasurer or comptroller of the Company.

“Series” is defined in Section 1.4.

“Series B Notes” is defined in Section 1.3(a).

“Series D Notes” is defined in Section 1.3(b).

“Series E Notes” is defined in Section 1.3(c).

“Series F Notes” is defined in Section 1.3(d).

“Series G Notes” is defined in Section 1.3(e).

“Series B Purchaser” means each of the Persons whose names appear on Schedule A attached hereto as a holder of Series B Notes.

“Series D Purchaser” means each of the Persons whose names appear on Schedule A attached hereto as a holder of Series D Notes.

“Series E Purchaser” means each of the Persons whose names appear on Schedule A attached hereto as a holder of Series E Notes.

“Series F Purchaser” means each of the Persons whose names appear on Schedule A attached hereto as a holder of Series F Notes.

“Series G Purchaser” means each of the Persons whose names appear on Schedule A attached hereto as a holder of Series G Notes.

“Shelf Closing” means, with respect to any Series of Shelf Notes, the closing of the sale and purchase of such Series of Shelf Notes.

“Shelf Notes” is defined in Section 1.4.

“Significant Subsidiary” means

(a) each domestic (i.e., incorporated or organized in the United States or any state or territory thereof; hereinafter, “domestic”) Wholly-Owned Subsidiary or other entity formed or acquired by the Company or any direct or indirect Subsidiary (whether existing at the date hereof, or formed or acquired after the date hereof), if such Subsidiary or entity, after giving effect to the formation/acquisition of the same, has total assets that exceed five percent of the domestic “Consolidated Total Assets,” valued as of the occurrence/closing of such formation/acquisition or as of the last day of any fiscal year thereafter;

(b) each domestic Subsidiary or entity (whether existing at the date hereof, or formed or acquired after the date hereof) in which the Company or any Guarantor (if any) has, directly or indirectly, a 66.67% or greater but less than 100% ownership interest which becomes or is a Subsidiary if such Subsidiary or entity, after giving effect to the formation/acquisition of the same, has total assets that exceed five percent of the domestic “Consolidated Total Assets,” valued as of the occurrence/closing of such formation/acquisition or as of the last day of any fiscal year thereafter; and

(c) each Subsidiary that is a borrower under the Credit Agreement.

“Source” is defined in Section 6.2.

“State Sanctions List” means a list that is adopted by any state Governmental Authority within the United States of America pertaining to Persons that engage in investment or other commercial activities in Iran or any other country that is a target of economic sanctions imposed under U.S. Economic Sanctions Laws.

“Subsidiary” means, as to any Person, any other Person in which such first Person or one or more of its Subsidiaries or such first Person and one or more of its Subsidiaries owns sufficient equity or voting interests to enable it or them (as a group) ordinarily, in the absence of contingencies, to elect a majority of the directors (or Persons performing similar functions) of such second Person, and any partnership or joint venture if more than a 50% interest in the profits or capital thereof is owned by such first Person or one or more of its Subsidiaries or such first Person and one or more of its Subsidiaries (unless such partnership or joint venture can and does ordinarily take major business actions without the prior approval of such Person or one or more of its Subsidiaries). Unless the context otherwise clearly requires, any reference to a “Subsidiary” is a reference to a Subsidiary of the Company.

“Subsidiary Guarantee” means an agreement substantially in the form of the subsidiary guarantee attached hereto as Exhibit 9.8.

“Subsidiary Guarantor” means any Additional Subsidiary Guarantor and any Optional Subsidiary Guarantor, in each case which executes and delivers a Subsidiary Guarantee pursuant to the terms hereof.

“Subsidiary Stock” means with respect to any Person, the Equity Interests of any Subsidiary of such Person.

“SVO” means the Securities Valuation Office of the NAIC or any successor to such Office.

“Swap Contract” means (a) any and all interest rate swap transactions, basis swap transactions, basis swaps, credit derivative transactions, forward rate transactions, commodity swaps, commodity options, forward commodity contracts, equity or equity index swaps or options, bond or bond price or bond index swaps or options or forward foreign exchange transactions, cap transactions, floor transactions, currency options, spot contracts or any other similar transactions or any of the foregoing (including, without limitation, any options to enter into any of the foregoing), and (b) any and all transactions of any kind, and the related confirmations, which are subject to the terms and conditions of, or governed by, any form of master agreement published by the International Swaps and Derivatives Association, Inc., or any International Foreign Exchange Master Agreement.

“Swapped Note” is defined in Section 8.8(b).

“Synthetic Lease” means, at any time, any lease (including leases that may be terminated by the lessee at any time) of any property (a) that is accounted for as an operating lease under GAAP and (b) in respect of which the lessee retains or obtains ownership of the property so leased for income tax purposes, other than any such lease under which such Person is the lessor.

“Transferee” means any direct or indirect transferee of all or any part of any Note purchased by any Purchaser under this Agreement.

“USA Patriot Act” means United States Public Law 107-56, Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism (USA PATRIOT ACT) Act of 2001, as amended from time to time, and the rules and regulations promulgated thereunder from time to time in effect.

“U.S. Economic Sanctions Laws” means those laws, executive orders, enabling legislation or regulations administered and enforced by the United States pursuant to which economic sanctions have been imposed on any Person, entity, organization, country or regime, including the Trading with the Enemy Act, the International Emergency Economic Powers Act, the Iran Sanctions Act, the Sudan Accountability and Divestment Act and any other OFAC Sanctions Program.

“Wholly-Owned Subsidiary” means, at any time, any Subsidiary all of the equity interests (except directors’ qualifying shares) and voting interests of which are owned by any one or more of the Company and the Company’s other Wholly-Owned Subsidiaries at such time.

Part	1.2. Other Definitional Provisions.

(a) Unless otherwise specified therein, all terms defined in this Agreement shall have the defined meanings when used in any Notes or any other Note Documents delivered pursuant hereto.

(b) As used herein or in any of the other Note Documents, accounting terms relating to the Company and its Subsidiaries not defined in Part 1.1 of this Schedule B, and accounting terms partly defined in Schedule B, but only to the extent not so defined, shall have the respective meanings given to them under GAAP. If at any time any change in GAAP or in the manner in which the Company shall be required or permitted to disclose its financial results in its filings with the Securities and Exchange Commission (i.e., a change which is inconsistent with the manner disclosed by the Company in its Annual Report on Form 10-K for the fiscal year ended December 31, 2016) would affect the computation of any financial ratio or requirement set forth in any Note Document, and either the Company or the Required Holders shall so request, the holders of the Notes and the Company shall negotiate in good faith to amend such ratio or requirement to preserve the original intent thereof in light of such change (subject to the approval of the Required Holders); provided that, until so amended, (i) such ratio or requirement shall continue to be computed in accordance with GAAP and as calculated consistent with the manner disclosed by the Company in its Annual Report on Form 10-K for the fiscal year ended December 31, 2016 prior to such change therein and (ii) the Company shall provide to each holder of the Notes financial statements and other documents required under this Agreement or as reasonably requested hereunder setting forth a reconciliation between calculations of such ratio or requirement made before and after giving effect to such change. Notwithstanding the foregoing, for purposes of determining compliance with the financial covenants contained in this Agreement, including without limitation subsection 10.1, any election by the Company to measure an item of Indebtedness using fair value (as permitted by Accounting Standards Codification 825-10 or any similar accounting standard) shall be disregarded and such determination shall be made as if such election had not been made.

(c) The words “hereof”, “herein” and “hereunder” and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement, and Section, subsection, Schedule and Exhibit references are to this Agreement unless otherwise specified. In the computation of periods of time from a specified date to a later specified date, the word “from” means “from and including;” the words “to” and “until” each mean “to but excluding;” and the word “through” means “to and including.”

(d) The meanings given to terms defined herein shall be equally applicable to both the singular and plural forms of such terms.

Part 1.3. Rounding. Any financial ratios required to be maintained by the Company pursuant to this Agreement shall be calculated by dividing the appropriate component by the other component, carrying the result to one place more than the number of places by which such ratio is expressed herein and rounding the result up or down to the nearest number (with a rounding-up if there is no nearest number).

Part 1.4. References to Agreements and Laws. Unless otherwise expressly provided herein, (a) references to agreements (including the Note Documents) and other contractual instruments shall be deemed to include all subsequent amendments, restatements, extensions, supplements and other modifications thereto, but only to the extent that such amendments, restatements, extensions, supplements and other modifications are not prohibited by any Note Document; and (b) references to any Law shall include all statutory and regulatory provisions consolidating, amending, replacing, supplementing or interpreting such Law.

EXHIBIT 1.3(a)

FORM OF SERIES B NOTE

THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE AND MAY NOT BE SOLD OR OTHERWISE DISPOSED OF EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER SUCH ACT AND APPLICABLE STATE SECURITIES LAWS OR PURSUANT TO AN APPLICABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF SUCH ACT AND SUCH LAWS.

HENRY SCHEIN, INC.

FORM OF

3.09 % SENIOR NOTE, SERIES B, DUE JANUARY 20, 2022

No. RB-[__]	PPN: 806407 B#8

ORIGINAL PRINCIPAL AMOUNT: $[____________]

ORIGINAL ISSUE DATE: January, 20, 2012

INTEREST RATE: 3.09%

INTEREST PAYMENT DATES: January 20 and July 20, of each year, commencing July 20, 2012

FINAL MATURITY DATE: January 20, 2022

PRINCIPAL PREPAYMENT DATES AND AMOUNTS:	January 20, 2016: $2,357,142.85
January 20, 2017: $2,357,142.86
January 20, 2018: $2,357,142.86
January 20, 2019: $2,357,142.86
January 20, 2020: $2,357,142.86
January 20, 2021: $2,357,142.86
January 20, 2022: $2,357,142.85

FOR VALUE RECEIVED, the undersigned, HENRY SCHEIN, INC. (herein called the “Company”), a corporation organized and existing under the laws of the State of Delaware, hereby promises to pay to [                                                                             ], or registered assigns, the principal sum of [                                                                         ] AND [        ]/100 DOLLARS ($[                    ]), payable on the Principal Prepayment Dates and in the amounts specified above, and on the Final Maturity Date specified above in an amount equal to the unpaid balance of the principal hereof, with interest (computed on the basis of a 360-day year-30-day month) (a) on the unpaid balance thereof at the Interest Rate per annum specified above, plus any Acquisition Spike in effect at any time, payable on each Interest Payment Date specified above and on the Final Maturity Date specified above, commencing with the Interest Payment Date next succeeding the date hereof, until the principal hereof shall have become due and payable, and (b) to the extent

Exhibit 1.3(a)-1

permitted by law, on any overdue payment of interest and, during the continuance of an Event of Default, on such unpaid balance and on any overdue payment of any Make Whole Amount, at a rate per annum (the “Default Rate”) from time to time equal to the greater of (i) 2% over the Interest Rate specified above or (ii) 2% over the rate of interest publicly announced by JPMorgan Chase Bank, N.A. from time to time in New York, New York as its “base” or “prime rate”, payable on the Interest Payment Dates set forth above (or, at the option of the registered holder hereof, on demand).

Payments of principal, Make-Whole Amount, if any, and interest are to be made at the main office of JPMorgan Chase Bank in New York City or at such other place as the holder hereof shall designate to the Company in writing, in lawful money of the United States of America.

This Note evidences the same indebtedness of the Company previously evidenced by the “Series B Notes” issued under the Second Amended and Restated Master Note Facility, dated as of June 29, 2018, and is issued as an amendment and restatement of such Series B Note as one of a series of Senior Notes (herein called the “Notes”) issued pursuant to a Third Amended and Restated Master Note Facility, dated as of October 20, 2021 (as it may be amended, modified or supplemented, the “Agreement”), among the Company, on the one hand, and NYL Investors LLC (as successor in interest to New York Life Investment Management LLC), the Purchasers and each New York Life Affiliate which becomes party thereto, on the other hand, and is entitled to the benefits thereof.

This Note is a registered Note and, as provided in the Agreement, upon surrender of this Note for registration of transfer, duly endorsed, or accompanied by a written instrument of transfer duly executed, by the registered holder hereof or such holder’s attorney duly authorized in writing, a new Note for the then outstanding principal amount will be issued to, and registered in the name of, the transferee. Prior to due presentment for registration of transfer, the Company may treat the person in whose name this Note is registered as the owner hereof for the purpose of receiving payment and for all other purposes, and the Company shall not be affected by any notice to the contrary.

This Note is subject to optional prepayment on the terms specified in the Agreement.

This Note is subject to mandatory prepayment on the Principal Prepayment Dates specified above at par and without payment of Make-Whole Amount or any premium.

In case an Event of Default shall occur and be continuing, the principal of this Note may be declared or otherwise become due and payable in the manner and with the effect provided in the Agreement.

Capitalized terms used and not otherwise defined herein shall have the meanings (if any) provided in the Agreement.

This Note is intended to be performed in the State of New York and shall be construed and enforced in accordance with the internal law of such State.

Henry Schein, Inc.

Exhibit 1.3(a)-2

By

Name
Title:

Exhibit 1.3(a)-3

EXHIBIT 1.3(b)

FORM OF SERIES D NOTE

THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE AND MAY NOT BE SOLD OR OTHERWISE DISPOSED OF EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER SUCH ACT AND APPLICABLE STATE SECURITIES LAWS OR PURSUANT TO AN APPLICABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF SUCH ACT AND SUCH LAWS.

HENRY SCHEIN, INC.

3.52% SENIOR NOTE, SERIES D, DUE SEPTEMBER 15, 2029

No. RD-[__]	PPN: 806407 D#6

ORIGINAL PRINCIPAL AMOUNT: $[            ]

ORIGINAL ISSUE DATE: September 15, 2017

INTEREST RATE: 3.52%

INTEREST PAYMENT DATES: March 15 and September 15 of each year, commencing March 15, 2018

FINAL MATURITY DATE: September 15, 2029

PRINCIPAL PREPAYMENT DATES AND AMOUNTS: Entire principal amount payable at final maturity

FOR VALUE RECEIVED, the undersigned, HENRY SCHEIN, INC. (herein called the “Company”), a corporation organized and existing under the laws of the State of Delaware, hereby promises to pay to [                                                                                 ], or registered assigns, the principal sum of [                                                                                              ] AND [        ]/100 ($[                ]) DOLLARS on the Final Maturity Date specified above, with interest (computed on the basis of a 360-day year-30-day month) (a) on the unpaid balance thereof at the Interest Rate per annum specified above, plus any Acquisition Spike in effect at any time, payable on each Interest Payment Date specified above and on the Final Maturity Date specified above, commencing with the Interest Payment Date next succeeding the date hereof, until the principal hereof shall have become due and payable, and (b) to the extent permitted by law, on any overdue payment of interest and, during the continuance of an Event of Default, on such unpaid balance and on any overdue payment of any Make Whole Amount, at a rate per annum (the “Default Rate”) from time to time equal to the greater of (i) 2% over the Interest Rate specified above or (ii) 2% over the rate of interest publicly announced by JPMorgan Chase Bank, N.A. from time to time in New York, New York as its “base” or “prime rate”, payable on the Interest Payment Dates set forth above (or, at the option of the registered holder hereof, on demand).

Exhibit 1.3(b)-1

Payments of principal, Make-Whole Amount, if any, and interest are to be made at the main office of JPMorgan Chase Bank in New York City or at such other place as the holder hereof shall designate to the Company in writing, in lawful money of the United States of America.

This Note evidences the same indebtedness of the Company previously evidenced by the “Series D Notes” issued under the Second Amended and Restated Master Note Facility, dated as of June 29, 2018, and is issued as an amendment and restatement of such Series D Note as one of a series of Senior Notes (herein called the “Notes”) issued pursuant to a Third Amended and Restated Master Note Facility, dated as of October 20, 2021 (as it may be amended, modified or supplemented, the “Agreement”), among the Company, on the one hand, and NYL Investors LLC (as successor in interest to New York Life Investment Management LLC), the Purchasers and each New York Life Affiliate which becomes party thereto, on the other hand, and is entitled to the benefits thereof.

This Note is a registered Note and, as provided in the Agreement, upon surrender of this Note for registration of transfer, duly endorsed, or accompanied by a written instrument of transfer duly executed, by the registered holder hereof or such holder’s attorney duly authorized in writing, a new Note for the then outstanding principal amount will be issued to, and registered in the name of, the transferee. Prior to due presentment for registration of transfer, the Company may treat the person in whose name this Note is registered as the owner hereof for the purpose of receiving payment and for all other purposes, and the Company shall not be affected by any notice to the contrary.

This Note is subject to optional prepayment on the terms specified in the Agreement.

In case an Event of Default shall occur and be continuing, the principal of this Note may be declared or otherwise become due and payable in the manner and with the effect provided in the Agreement.

Capitalized terms used and not otherwise defined herein shall have the meanings (if any) provided in the Agreement.

This Note is intended to be performed in the State of New York and shall be construed and enforced in accordance with the internal law of such State.

Henry Schein, Inc.

By

Name
Title:

Exhibit 1.3(b)-2

EXHIBIT 1.3(c)

FORM OF SERIES E NOTE

THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE AND MAY NOT BE SOLD OR OTHERWISE DISPOSED OF EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER SUCH ACT AND APPLICABLE STATE SECURITIES LAWS OR PURSUANT TO AN APPLICABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF SUCH ACT AND SUCH LAWS.

HENRY SCHEIN, INC.

2.35% SENIOR NOTE, SERIES E, DUE SEPTEMBER 2, 2030

No. RE-[__]	PPN: 806407 F*8

ORIGINAL PRINCIPAL AMOUNT:

ORIGINAL ISSUE DATE: September 2, 2020

INTEREST RATE: 2.35%

INTEREST PAYMENT DATES: March 2 and September 2 of each year, commencing March 2, 2021

FINAL MATURITY DATE: September 2, 2030

PRINCIPAL PREPAYMENT DATES AND AMOUNTS: Entire principal amount payable at final maturity

FOR VALUE RECEIVED, the undersigned, HENRY SCHEIN, INC. (herein called the “Company”), a corporation organized and existing under the laws of the State of Delaware, hereby promises to pay to [                                                                             ], or registered assigns, the principal sum of [                                                                                 ] AND [        ]/100 ($[            ]) DOLLARS on the Final Maturity Date specified above, with interest (computed on the basis of a 360-day year of twelve 30-day months) (a) on the unpaid balance thereof at the Interest Rate per annum specified above, plus any Additional Interest in effect at any time, payable on each Interest Payment Date specified above and on the Final Maturity Date specified above, commencing with the Interest Payment Date next succeeding the date hereof, until the principal hereof shall have become due and payable, and (b) to the extent permitted by law, on any overdue payment of interest and, during the continuance of an Event of Default, on such unpaid balance and on any overdue payment of any Make Whole Amount and Swap Breakage Amount, at a rate per annum (the “Default Rate”) from time to time equal to the greater of (i) 2% over the rate of interest publicly announced by JPMorgan Chase Bank, N.A. from time to time in New York, New York as its “base” or “prime rate”, payable on the Interest Payment Dates set forth above (or, at the option of the registered holder hereof, on demand).

Payments of principal, Make-Whole Amount, if any, Swap Breakage Amount, if any, and interest are to be made at the main office of JPMorgan Chase Bank in New York City or at such other place as the holder hereof shall designate to the Company in writing, in lawful money of the United States of America.

Exhibit 1.3(c)-1

This Note evidences the same indebtedness of the Company previously evidenced by the “Series E Notes” issued under the Second Amended and Restated Master Note Facility, dated as of June 29, 2018, and is issued as an amendment and restatement of such Series E Note as one of a series of Senior Notes (herein called the “Notes”) issued pursuant to a Third Amended and Restated Master Note Facility, dated as of October 20, 2021 (as it may be amended, restated, modified or supplemented, the “Agreement”), among the Company, on the one hand, and NYL Investors LLC (as successor in interest to New York Life Investment Management LLC), the Purchasers and each New York Life Affiliate which becomes party thereto, on the other hand, and is entitled to the benefits thereof.

This Note is a registered Note and, as provided in the Agreement, upon surrender of this Note for registration of transfer, duly endorsed, or accompanied by a written instrument of transfer duly executed, by the registered holder hereof or such holder’s attorney duly authorized in writing, a new Note for the then outstanding principal amount will be issued to, and registered in the name of, the transferee. Prior to due presentment for registration of transfer, the Company may treat the person in whose name this Note is registered as the owner hereof for the purpose of receiving payment and for all other purposes, and the Company shall not be affected by any notice to the contrary.

This Note is subject to optional prepayment on the terms specified in the Agreement.

In case an Event of Default shall occur and be continuing, the principal of this Note may be declared or otherwise become due and payable in the manner and with the effect provided in the Agreement.

Capitalized terms used and not otherwise defined herein shall have the meanings (if any) provided in the Agreement.

This Note is intended to be performed in the State of New York and shall be construed and enforced in accordance with the internal law of such State.

HENRY SCHEIN, INC.

By:

Name:	Michael Amodio
Title:	Vice President and Treasurer

Exhibit 1.3(c)-2

EXHIBIT 1.3(d)

FORM OF SERIES F NOTE

THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE AND MAY NOT BE SOLD OR OTHERWISE DISPOSED OF EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER SUCH ACT AND APPLICABLE STATE SECURITIES LAWS OR PURSUANT TO AN APPLICABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF SUCH ACT AND SUCH LAWS.

HENRY SCHEIN, INC.

2.48% SENIOR NOTE, SERIES F, DUE JUNE 2, 2031

No. RF-[__]	PPN: 806407 F#4

ORIGINAL PRINCIPAL AMOUNT:

ORIGINAL ISSUE DATE: June 2, 2021

INTEREST RATE: 2.48%

INTEREST PAYMENT DATES: June 2 and December 2 of each year, commencing December 2, 2021

FINAL MATURITY DATE: June 2, 2031

PRINCIPAL PREPAYMENT DATES AND AMOUNTS: Entire principal amount payable at final maturity

FOR VALUE RECEIVED, the undersigned, HENRY SCHEIN, INC (herein called the “Company”), a corporation organized and existing under the laws of the State of Delaware, hereby promises to pay to [                                                         ] or registered assigns, the principal sum of [                                                                                              ] AND [        ]/100 ($[                ]) DOLLARS on the Final Maturity Date specified above, with interest (computed on the basis of a 360-day year of twelve 30-day months) (a) on the unpaid balance thereof at the Interest Rate per annum specified above, plus any Acquisition Spike in effect at any time, payable on each Interest Payment Date specified above and on the Final Maturity Date specified above, commencing with the Interest Payment Date next succeeding the date hereof, until the principal hereof shall have become due and payable, and (b) to the extent permitted by law, on any overdue payment of interest and, during the continuance of an Event of Default, on such unpaid balance and on any overdue payment of any Make Whole Amount and Swap Breakage Amount, at a rate per annum (the “Default Rate”) from time to time equal to the greater of (i) 2% over the Interest Rate specified above or (ii) 2% over the rate of interest publicly announced by JPMorgan Chase Bank, N.A. from time to time in New York, New York as its “base” or “prime rate”, payable on the Interest Payment Dates set forth above (or, at the option of the registered holder hereof, on demand).

Exhibit 1.3(d)-1

Payments of principal, Make-Whole Amount, if any, Swap Breakage Amount, if any, and interest are to be made at the main office of JPMorgan Chase Bank in New York City or at such other place as the holder hereof shall designate to the Company in writing, in lawful money of the United States of America.

This Note evidences the same indebtedness of the Company previously evidenced by the “Series F Notes” issued under the Second Amended and Restated Master Note Facility, dated as of June 29, 2018, and is issued as an amendment and restatement of such Series F Note as one of a series of Senior Notes (herein called the “Notes”) issued pursuant to a Third Amended and Restated Master Note Facility, dated as of October 20, 2021 (as it may be amended, restated, modified or supplemented, the “Agreement”), among the Company, on the one hand, and NYL Investors LLC (as successor in interest to New York Life Investment Management LLC), the Purchasers and each New York Life Affiliate which becomes party thereto, on the other hand, and is entitled to the benefits thereof.

This Note is a registered Note and, as provided in the Agreement, upon surrender of this Note for registration of transfer, duly endorsed, or accompanied by a written instrument of transfer duly executed, by the registered holder hereof or such holder’s attorney duly authorized in writing, a new Note for the then outstanding principal amount will be issued to, and registered in the name of, the transferee. Prior to due presentment for registration of transfer, the Company may treat the person in whose name this Note is registered as the owner hereof for the purpose of receiving payment and for all other purposes, and the Company shall not be affected by any notice to the contrary.

This Note is subject to optional prepayment on the terms specified in the Agreement.

In case an Event of Default shall occur and be continuing, the principal of this Note may be declared or otherwise become due and payable in the manner and with the effect provided in the Agreement.

Capitalized terms used and not otherwise defined herein shall have the meanings (if any) provided in the Agreement.

This Note is intended to be performed in the State of New York and shall be construed and enforced in accordance with the internal law of such State.

HENRY SCHEIN, INC.

By

Name:	Michael Amodio
Title:	Vice President and Treasurer

Exhibit 1.3(d)-2

EXHIBIT 1.3(e)

FORM OF SERIES G NOTE

THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE AND MAY NOT BE SOLD OR OTHERWISE DISPOSED OF EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER SUCH ACT AND APPLICABLE STATE SECURITIES LAWS OR PURSUANT TO AN APPLICABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF SUCH ACT AND SUCH LAWS.

HENRY SCHEIN, INC.

2.58% SENIOR NOTE, SERIES G, DUE JUNE 2, 2033

No. RG-[__]	PPN: 806407 G*7

ORIGINAL PRINCIPAL AMOUNT:

ORIGINAL ISSUE DATE: June 2, 2021

INTEREST RATE: 2.58%

INTEREST PAYMENT DATES: June 2 and December 2 of each year, commencing December 2, 2021

FINAL MATURITY DATE: June 2, 2033

PRINCIPAL PREPAYMENT DATES AND AMOUNTS: Entire principal amount payable at final maturity

FOR VALUE RECEIVED, the undersigned, HENRY SCHEIN, INC (herein called the “Company”), a corporation organized and existing under the laws of the State of Delaware, hereby promises to pay to [                                                                                      ], or registered assigns, the principal sum of [                                                                                 ] AND [        ]/100 ($[                ]) DOLLARS on the Final Maturity Date specified above, with interest (computed on the basis of a 360-day year of twelve 30-day months) (a) on the unpaid balance thereof at the Interest Rate per annum specified above, plus any Acquisition Spike in effect at any time, payable on each Interest Payment Date specified above and on the Final Maturity Date specified above, commencing with the Interest Payment Date next succeeding the date hereof, until the principal hereof shall have become due and payable, and (b) to the extent permitted by law, on any overdue payment of interest and, during the continuance of an Event of Default, on such unpaid balance and on any overdue payment of any Make Whole Amount and Swap Breakage Amount, at a rate per annum (the “Default Rate”) from time to time equal to the greater of (i) 2% over the Interest Rate specified above or (ii) 2% over the rate of interest publicly announced by JPMorgan Chase Bank, N.A. from time to time in New York, New York as its “base” or “prime rate”, payable on the Interest Payment Dates set forth above (or, at the option of the registered holder hereof, on demand).

Exhibit 1.3(e)-1

Payments of principal, Make-Whole Amount, if any, Swap Breakage Amount, if any, and interest are to be made at the main office of JPMorgan Chase Bank in New York City or at such other place as the holder hereof shall designate to the Company in writing, in lawful money of the United States of America.

This Note evidences the same indebtedness of the Company previously evidenced by the “Series G Notes” issued under the Second Amended and Restated Master Note Facility, dated as of June 29, 2018, and is issued as an amendment and restatement of such Series G Note as one of a series of Senior Notes (herein called the “Notes”) issued pursuant to a Third Amended and Restated Master Note Facility, dated as of October 20, 2021 (as it may be amended, restated, modified or supplemented, the “Agreement”), among the Company, on the one hand, and NYL Investors LLC (as successor in interest to New York Life Investment Management LLC), the Purchasers and each New York Life Affiliate which becomes party thereto, on the other hand, and is entitled to the benefits thereof.

This Note is a registered Note and, as provided in the Agreement, upon surrender of this Note for registration of transfer, duly endorsed, or accompanied by a written instrument of transfer duly executed, by the registered holder hereof or such holder’s attorney duly authorized in writing, a new Note for the then outstanding principal amount will be issued to, and registered in the name of, the transferee. Prior to due presentment for registration of transfer, the Company may treat the person in whose name this Note is registered as the owner hereof for the purpose of receiving payment and for all other purposes, and the Company shall not be affected by any notice to the contrary.

This Note is subject to optional prepayment on the terms specified in the Agreement.

In case an Event of Default shall occur and be continuing, the principal of this Note may be declared or otherwise become due and payable in the manner and with the effect provided in the Agreement.

Capitalized terms used and not otherwise defined herein shall have the meanings (if any) provided in the Agreement.

This Note is intended to be performed in the State of New York and shall be construed and enforced in accordance with the internal law of such State.

HENRY SCHEIN, INC.

By:

Name:	Michael Amodio
Title:	Vice President and Treasurer

Exhibit 1.3(e)-2

EXHIBIT 1.4

FORM OF SHELF NOTE

THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE AND MAY NOT BE SOLD OR OTHERWISE DISPOSED OF EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER SUCH ACT AND APPLICABLE STATE SECURITIES LAWS OR PURSUANT TO AN APPLICABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF SUCH ACT AND SUCH LAWS.

[NAME OF COMPANY]

                % SENIOR NOTE, SERIES                 , DUE

No. «No»	PPN: «No»

ORIGINAL PRINCIPAL AMOUNT: [$][€][£][A$]«                        »

ORIGINAL ISSUE DATE:

INTEREST RATE: (Rate)%

INTEREST PAYMENT DATES: [March 1, June 1, September 1 and December 1], of each year, commencing

FINAL MATURITY DATE:

PRINCIPAL PREPAYMENT DATES AND AMOUNTS: [Entire principal amount payable at final maturity]

FOR VALUE RECEIVED, the undersigned, HENRY SCHEIN, INC (herein called the “Company”), a corporation organized and existing under the laws of the State of Delaware, hereby promises to pay to «PURCHASER», or registered assigns, the principal sum of «WRITTEN_AMOUNT» ([$][€][£][A$]«                    »)[DOLLARS/EUROS/BRITISH POUNDS/AUSTRALIAN DOLLARS]on the Final Maturity Date specified above, with interest (computed on the basis of [a 360-day year of twelve 30-day months]1 [the actual number of days elapsed and a 365-day year]2 (a) on the unpaid balance thereof at the Interest Rate per annum specified above, plus any Acquisition Spike in effect at any time, payable on each Interest Payment Date specified above and on the Final Maturity Date specified above, commencing with the Interest Payment Date next succeeding the date hereof, until the principal hereof shall have become due and payable, and (b) to the extent permitted by law, on any overdue payment of interest and, during the continuance of an Event of Default, on such unpaid balance and on any overdue payment of any Make Whole Amount and Swap Breakage Amount, at a rate per annum (the “Default Rate”) from time to time equal to the greater of (i) 2% over [the rate of interest publicly announced by JPMorgan Chase Bank, N.A. from time to time in New York, New York as its “base” or “prime rate”]3 [EONIA]4, payable on the Interest Payment Dates set forth above (or, at the option of the registered holder hereof, on demand).

[1]	Use for Notes denominated in Dollars, Euros or Australian Dollars.
[2]	Use for Notes denominated in British Pounds.
[3]	Use for Notes denominated in Dollars, British Pounds or Australian Dollars.
[4]	Use for Notes denominated in Euros.

Exhibit 1.4-1

Payments of principal, Make-Whole Amount, if any, Swap Breakage Amount, if any, and interest are to be made at the main office of JPMorgan Chase Bank5 in New York City or at such other place as the holder hereof shall designate to the Company in writing, in in [lawful money of the United States of America] [the single currency of the European Union] [lawful money of the United Kingdom] [lawful money of Australia].

This Note evidences the same indebtedness of the Company previously evidenced by the “Shelf Notes” issued under the Second Amended and Restated Master Note Facility, dated as of June 29, 2018, and is issued as an amendment and restatement of such Shelf Note as one of a series of Senior Notes (herein called the “Notes”) issued pursuant to a Third Amended and Restated Master Note Facility, dated as of October 20, 2021 (as it may be amended, restated, modified or supplemented, the “Agreement”), among the Company, on the one hand, and NYL Investors LLC (as successor in interest to New York Life Investment Management LLC), the Purchasers and each New York Life Affiliate which becomes party thereto, on the other hand, and is entitled to the benefits thereof.

This Note is a registered Note and, as provided in the Agreement, upon surrender of this Note for registration of transfer, duly endorsed, or accompanied by a written instrument of transfer duly executed, by the registered holder hereof or such holder’s attorney duly authorized in writing, a new Note for the then outstanding principal amount will be issued to, and registered in the name of, the transferee. Prior to due presentment for registration of transfer, the Company may treat the person in whose name this Note is registered as the owner hereof for the purpose of receiving payment and for all other purposes, and the Company shall not be affected by any notice to the contrary.

This Note is subject to optional prepayment on the terms specified in the Agreement.

[On                 , 2[        ] and on each                  thereafter, to and including                 , the Company will prepay $[                    ] in principal amount (or such lesser principal amount as shall then be outstanding) of the Notes at par and without payment of Make Whole Amount, Swap Breakage Amount or any premium.]

In case an Event of Default shall occur and be continuing, the principal of this Note may be declared or otherwise become due and payable in the manner and with the effect provided in the Agreement.

Capitalized terms used and not otherwise defined herein shall have the meanings (if any) provided in the Agreement.

[5]	TBD with respect to other jurisdictions

Exhibit 1.4-2

This Note is intended to be performed in the State of New York and shall be construed and enforced in accordance with the internal law of such State.

Henry Schein, Inc.

By

[Title]

Exhibit 1.4-3